EXHIBIT (c)(ii)

AUDITED CONSOLIDATED FINANCIAL REPORT
OF THE NSW TOTAL STATE SECTOR

(TOTAL STATE SECTOR ACCOUNTS)
2007 — 2008

THIS PAGE LEFT BLANK INTENTIONALLY.

STATEMENT OF COMPLIANCE

In our opinion the Total State Sector Accounts:

(a) give a true and fair view of the operating result, changes in equity and cash flows of the NSW Total State Sector for the year ended 30 June 2008 and of the financial position of the NSW Total State Sector at that date;

(b) have been prepared on the basis of the financial reporting requirements as prescribed in the Public Finance and Audit Act 1983; and

(c) are in accordance with all applicable Australian Accounting Standards.

The Hon.Eric Roozendaal MLC Treasurer	Mark Ronsisvalle Deputy Secretary NSW Treasury	Mark Pellowe Senior Director NSW Treasury

22 October 2008

THE NSW TOTAL STATE SECTOR ACCOUNTS OPERATING STATEMENT

FOR THE YEAR ENDED 30 JUNE 2008

	Note	2007-08	2006-07
		$m	$m

REVENUES
State Revenues
Taxation	2	17,792	17,269
Commonwealth Grants	2	19,529	17,752
Fines, Regulatory Fees and Other	2	1,365	1,196

Total State Revenues		38,686	36,217

Operating Revenues
Sale of Goods and Services	2	16,393	14,913
Investments	2,5	620	1,738
Grants and Contributions		1,418	1,313
Other		829	827

Total Operating Revenues		19,260	18,791

Total Revenues		57,946	55,008

EXPENSES EXCLUDING LOSSES
Employee Benefits
— Superannuation	3	2,587	2,728
— Other	3	23,888	22,044
Other Operating	3	16,015	14,757
Depreciation and Amortisation	3	4,718	4,464
Grants and Subsidies	3	6,555	5,707
Finance Costs	3	2,525	2,374

Total Expenses Excluding Losses		56,288	52,074

SURPLUS BEFORE OTHER NET INCOME		1,658	2,934

OTHER NET INCOME
Net Gain/(Loss) from Disposals	4	111	—
Other Net Gains/(Losses)	4	(3,667)	3,100
Share of Earnings from Equity Investments		49	42

Total Other Net Income		(3,507)	3,142

SURPLUS/(DEFICIT) FOR THE YEAR		(1,849)	6,076

The Operating Statement should be read in conjunction with the accompanying notes.

THE NSW TOTAL STATE SECTOR ACCOUNTS

STATEMENT OF RECOGNISED INCOME AND EXPENSE
FOR THE YEAR ENDED 30 JUNE 2008

	Note	2007-08	2006-07
		$m	$m

Income and Expenses Recognised Directly in Equity
Net Revaluation Increment in Property, Plant and Equipment Asset Revaluation Reserve	22	11,416	4,382
Net unrealised gain/(loss) in the Hedging Reserve	22	1,923	(1,972)
Fair Value Adjustments to the Available for Sale Reserve	22	(46)	45
Movements in NSW’s share of equity investments taken directly to equity	22	24	25

Total Income and Expenses Recognised Directly in Equity		13,317	2,480

Surplus/(Deficit) for the Year	22	(1,849)	6,076

Total Income, and Expenses for the Year (Recognised in the Operating Statement and in Equity)		11,468	8,556

Adjustments for Changes in Accounting Policy and Correction of Errors
Adjustments to Accumulated Funds	22	—	(20)
Adjustments to Reserves	22	—	(43)

Total Adjustments for Changes in Accounting Policy and Correction of Errors		—	(63)

The Statement of Recognised Income and Expense should be read in conjunction with the accompanying notes.

THE NSW TOTAL STATE SECTOR ACCOUNTS BALANCE SHEET
AS AT 30 JUNE 2008

	Note	2008	2007
		$m	$m

Current Assets
Cash and Cash Equivalent Assets	6	4,913	4,320
Receivables	7	5,064	5,478
Financial Assets at Fair Value	8	5,600	4,534
Investments Accounted for Using the Equity Method	9	—	—
Inventories	10	742	678
Other	16	224	288
Non-current Assets Classified as Held for Sale	11	193	395

Total Current Assets		16,736	15,693

Non-Current Assets
Receivables	7	1,651	1,527
Financial Assets at Fair Value	8	7,046	7,806
Investments Accounted for Using the Equity Method	9	1,622	1,519
Inventories	10	381	433
Property, Plant and Equipment
Land and Buildings	12	90,859	86,895
Plant and Equipment	12	10,926	10,530
Infrastructure Systems	12	94,790	82,289
Investment Properties	13	1,546	1,400
Forestry Stock and Other Biological Assets	14	1,519	1,409
Intangibles	15	1,770	1,571
Other	16	1,327	1,253

Total Non-Current Assets		213,437	196,632

TOTAL ASSETS		230,173	212,325

Current Liabilities
Payables	17	6,153	6,431
Borrowings at Amortised Cost	18	4,214	6,940
Derivatives at Fair Value	19	893	2,811
Provisions	20	10,468	9,908
Other	21	618	555
Liabilities Directly Associated with Assets Held for Sale	11	—	—

Total Current Liabilities		22,346	26,645

Non-Current Liabilities
Borrowings at Amortised Cost	18	33,600	25,893
Derivatives at Fair Value	19	431	1,128
Provisions	20	23,691	20,068
Other	21	2,957	2,911

Total Non-Current Liabilities		60,679	50,000

TOTAL LIABILITIES		83,025	76,645

NET ASSETS		147,148	135,680

Equity
Accumulated Funds	22	71,042	71,827
Reserves	22	76,082	63,823
Amounts Recognised Directly in Equity Relating to Assets Held for Sale	11,22	24	30

TOTAL EQUITY		147,148	135,680

The Balance Sheet should be read in conjunction with the accompanying notes.

THE NSW TOTAL STATE SECTOR ACCOUNTS CASH FLOW STATEMENT
FOR THE YEAR ENDED 30 JUNE 2008

	Note	2007-08	2006-07
		$m	$m

CASH FLOWS FROM OPERATING ACTIVITIES
Receipts
Taxation		17,669	16,710
Commonwealth Grants		19,529	17,661
Sale of Goods and Services		16,409	14,164
Interest		357	485
Fines, Fees, Grants and Other		7,248	6,575

Total Receipts		61,212	55,595

Payments
Employee Related		(26,047)	(23,510)
Special Superannuation Contribution	20	—	(7,175)
Grants and Subsidies		(6,277)	(5,544)
Finance Costs		(114)	(101)
Other		(20,738)	(18,620)

Total Payments		(53,176)	(54,950)

NET CASH FLOWS FROM OPERATING ACTIVITIES	23	8,036	645

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from Sale of Property, Plant and Equipment		1,076	979
Proceeds from Sale of Investments		979	8,518
Advance Repayments Received		35	47
Purchase of Property, Plant and Equipment		(10,228)	(9,117)
Purchase of Investments		(216)	(755)
Advances Made		(63)	(39)
Other		(368)	(229)

NET CASH FLOWS FROM INVESTING ACTIVITIES		(8,785)	(596)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Borrowings and Advances		27	26
Repayments of Borrowings and Advances		(128)	(298)

NET CASH FLOWS FROM FINANCING ACTIVITIES		(101)	(272)

NET CASH FLOW OF FINANCIAL INSTITUTIONS	23	1,295	186

NET INCREASE/(DECREASE) IN CASH HELD		445	(37)

Opening Cash and Cash Equivalents		4,197	4,180
Reclassification of Cash Equivalents		—	54

CLOSING CASH BALANCE	23	4,642	4,197

The Cash Flow Statement should be read in conjunction with the accompanying notes.

NOTES TO THE FINANCIAL STATEMENTS

1.  STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

This general purpose financial report covers the New South Wales Total State Sector (The Total State Sector Accounts).

The Total State Sector comprises the General Government Sector, the Public Trading Enterprise Sector and the Public Financial Enterprise Sector.

The NSW General Government Sector comprises Budget dependent agencies, the Consolidated Fund, the Crown Entity’s Non-Commercial Activities, and other General Government Non-Budget dependent agencies.

Budget dependent agencies are those that receive an appropriation in the annual Appropriation Act. The majority of these agencies rely predominantly on the State Budget for direct funding. With some exceptions, they are known as departments as defined by section 45A(1) of the Public Finance and Audit Act 1983 and are listed in Schedule 3 of that Act and in Appendix C of Budget Paper No. 2 of 2008-09.

The Crown Entity’s Non-Commercial Activities are part of the General Government Sector and relate to service-wide assets, liabilities, revenues and expenses of a non-commercial nature which are the responsibility of the Government as a whole.

General Government Non-Budget dependent agencies do not rely on the Consolidated Fund for ongoing financial support. These agencies usually have a regulatory function and the fees collected fund the ongoing operations of the agency.

Public Trading Enterprises (PTEs) are largely self-funded from user charges and have a commercial charter. However, they may receive funding from the State Budget for social programs (non-commercial activities). The PTE sector is also referred to by the Australian Bureau of Statistics as the Public Non-financial Corporation Sector. This sector also includes State Owned Corporations. Examples are the water authorities, the electricity distributors and port authorities.

Public Financial Enterprises (PFEs) are government controlled and perform central bank functions, or accept demand, time or savings deposits, or have the authority to incur liabilities and acquire financial assets in the market on their own account. This sector includes NSW Treasury Corporation. The PFE sector is also referred to by the Australian Bureau of Statistics as the Public Financial Corporation Sector.

A number of controlled entities prescribed for the purposes of the “particular audit” provisions of the Public Finance and Audit Act 1983 under section 44(1) have also been consolidated. This includes the Home Purchase Assistance Fund.

The New South Wales Total State Sector is a not-for-profit reporting entity for accounting purposes. It has a number of cash generating units, which are effectively represented by the for-profit entities, including the water, electricity and port authorities.

The financial report of the New South Wales State Sector (The Total State Sector Accounts) for the year ended 30 June 2008 was authorised for issue by the Treasurer on 22 October 2008. This report was issued from:

NSW Treasury
Level 27
Governor Macquarie Tower
1 Farrer Place,
Sydney NSW 2000
AUSTRALIA

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

BASIS OF PREPARATION

This financial report is a general purpose financial report prepared in accordance with:

•	applicable Australian Accounting Standards, and in particular Australian Accounting Standard AAS31 Financial Reporting by Governments, and

•	section 6 of the Public Finance and Audit Act 1983.

Property, plant and equipment, investment property, forestry stock, assets held for sale, derivatives, and financial assets at fair value through profit or loss and available for sale are measured at fair value. Other financial statement items are measured in accordance with the historical cost convention.

Judgements, key assumptions and estimations that management has made in the preparation of this financial report are disclosed in the relevant notes to the report.

All amounts are rounded to the nearest million dollars and are expressed in Australian dollars.

STATEMENT OF COMPLIANCE

The Total State Sector Accounts, including notes comply with Australian Accounting Standards (which include Australian Accounting Interpretations).

NEW ACCOUNTING STANDARDS ISSUED BUT NOT EFFECTIVE

The following accounting standards, amendments and Interpretations have been issued, but are not yet effective, and have not been adopted:

•	AASB 3 (March 2008), AASB 127 and AASB 2008-3 regarding business combinations;

•	AASB 8 and AASB 2007-3 regarding operating segments;

•	AASB 101 (Sept 2007) and AASB 2007-8 regarding presentation of financial statements;

•	AASB 123 (June 2007) and AASB 2007-6 regarding borrowing costs;

•	AASB 1004 (Dec 2007) regarding contributions;

•	AASB 1049 (Oct 2007) regarding the whole of government and general government sector financial reporting;

•	AASB 1050 (Dec 2007) regarding administered items;

•	AASB 1051 (Dec 2007) regarding land under roads;

•	AASB 1052 (Dec 2007) regarding disaggregated disclosures;

•	AASB 2007-9 regarding amendments arising from the review of AASs 27, 29 and 31;

•	AASB 2008-1 regarding share based payments;

•	AASB 2008-2 regarding puttable financial instruments;

•	AASB 2008-5 regarding amendments to Australian accounting Standards arising from the Annual Improvements Project;

•	AASB 2008-6 regarding further amendments to Australian accounting Standards arising from the Annual Improvements Project;

•	AASB 2008-7 regarding costs of an investment in a subsidiary, jointly controlled entity, or an associate;

•	Interpretation 4 (Feb 2007) regarding determining whether an arrangement contains a lease;

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

•	Interpretation 12 and AASB 2007-2 regarding service concession arrangements;

•	Interpretation 13 on customer loyalty programmes;

•	Interpretation 14 regarding the limit on a defined benefit asset;

•	Interpretation 129 (Feb 2007) regarding service concession disclosures;

•	Interpretation 1038 (Dec 2007) regarding contributions by owners.

AASB 1049 Whole of Government and General Government Sector Financial Reporting will significantly affect the presentation of the 2008-09 Total State Sector Accounts. In addition to presenting a consolidated total state sector report, it also requires the presentation of a general government sector report including detailed notes. These two reports adopt a harmonised government finance statistics (GFS)-GAAP reporting basis, which encompasses a comprehensive result, that separate ‘transactions’ from ‘other economic flows’. It requires the publishing of reconciliations (ie convergence differences) between key fiscal aggregates prepared under GAAP and those prepared under GFS. A summary of the main convergence differences for New South Wales is published in the 2008-09 Budget Paper No. 2 on pages 10-6 through to 10-9.

AASB 1049 requires that where Australian Accounting Standards allow for optional treatments, only those treatments aligned with the ABS GFS Manual be applied. Marketable borrowings stated at amortised cost will be restated to fair value consistent with GFS. This will result in a $909 million reduction in the carrying amount of June 2008 total state sector borrowings.

AASB 1049 requires that the general government sector record an equity investment in the public trading and financial enterprise sectors. This would result in an increase in the net assets of the general government sector by approximately $75 billion for 30 June 2008 compared to that presented in note 31 ‘Disaggregated Financial Statements’ of this report. However, the equity investment is already recognised in the GFS based Outcomes Report.

In 2008-09, AASB 1051 Land under Roads requires that the Total State Sector consider electing either to recognise (subject to satisfaction of the asset recognition criteria), or not to recognise the value of land under roads acquired before 30 June 2008. To the extent that land under roads is to be recognised (decision yet to be made), it may result in a material increase to the state’s June 2009 land and buildings assets.

It is considered impracticable to presently determine the impact of adopting the above listed accounting standards issued, but not effective.

PRINCIPLES OF CONSOLIDATION

This financial report has been consolidated in accordance with Australian Accounting Standard AASB 127 Consolidated and Separate Financial Statements and includes the assets, liabilities, equities, revenues and expenses of the New South Wales Government including those of entities controlled by the Government.

Entities are considered to be controlled when the Government has the capacity to dominate their financial and operating policies in pursuing the Government’s objectives. Entities are not consolidated where the nature of the “control” exercised is of a regulatory or trust nature, as such control falls outside the concept of “control” as embodied in AAS 31.

Excluded entities include local government bodies, universities, certain reserve trusts created under the Crown Lands Act 1989, hospitals listed under Schedule 3 of the Public Hospitals Act, the State’s Superannuation Funds, the trust funds of the Protective Commissioner, the Public Trustee and Rental Bond Board, the Workers Compensation Insurance Fund, the NSW Aboriginal Land Council and most professional registration and marketing authorities.

The NSW government holds a 58 per cent financial interest in Snowy Hydro Ltd. However as the NSW government’s voting power is restricted to one-third of the total shareholders, Snowy Hydro Ltd is not considered to be “controlled”. The government therefore recognises its share in Snowy Hydro Ltd as an equity investment in an associate.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

The NSW government holds a 52.5 per cent financial interest in Law Courts Ltd. However as the NSW government’s voting power is restricted to equal joint control, Law Courts Ltd is not considered to be “controlled”. The government therefore recognises its share in Law Courts Ltd as an equity investment in an associate.

There are approximately 33,000 Crown reserves in New South Wales. The NSW Government manages some of these reserves and local governments and trusts manage others. A project is in progress to identify and value Crown reserves that are ‘controlled’ by the NSW Government, and therefore should be recognised as assets of the NSW Government in the Total State Sector Accounts.

To determine which entity controls the Crown reserves requires an evaluation of complex requirements under the Crown Lands Act 1989 and the Local Government Act 1993 and the interaction of these legislative requirements with the concept of control under accounting standards, including AASB127 Consolidated and Separate Financial Statements, AAS31 Financial Reporting by Governments and AAS27 Financial Reporting by Local Governments and AASB117 Leases.

It has been estimated that the project will require the formal identification of more than 90,000 parcels of land. Since the last reporting date, over 27,000 parcels have been formally identified and converted to the State’s Integrated Titling System. It is expected that the identification and conversion work should be completed late in the 2009 calendar year. Work has also commenced on classification of these parcels into categories to facilitate future valuations, which should be completed by June 2010.

Evaluation to date has not been conclusive and further investigation is necessary to determine the extent to which Crown reserves should be recognised in the Total State Sector Accounts.

Based on the preliminary assessment, it is currently estimated that the total value of reserves controlled by the NSW Government, but not currently recognised in the Total State Sector Accounts, is between $1 billion and $7 billion. However, the total value may even be outside of this range, depending on the current valuation of the controlled assets.

The NSW Government will recognise the value of Crown reserves it controls in future Total State Sector Accounts once this project is complete and the value can be reliably estimated.

All transactions and balances between NSW government agencies have been eliminated. Dissimilar accounting policies adopted by agencies have been amended to ensure consistent policies are adopted in these consolidated financial statements, unless dissimilar treatments are required by specific accounting standards for individual entities or classes of entities within the Total State Sector Accounts.

Asset revaluation increments and decrements have been offset on a class basis.

INCOME RECOGNITION

Income is measured at the fair value of the consideration or contribution received or receivable. Additional comments regarding the accounting policies for the recognition of income are discussed below.

State Taxation

State taxation is recognised as follows:

•	Government-assessed revenues (mainly land tax) are recognised at the time the assessments are issued.

•	Taxpayer-assessed revenues including payroll tax and stamp duty, are recognised when the funds are received by the tax collecting agency. Additional revenues are recognised for assessments following review of returns lodged by taxpayers.

Commonwealth Grants

These are recognised when the State gains control over the grants. Control is normally obtained when the cash is received.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

A grant of $960 million was received from the Commonwealth government in late June 2006 dedicated for works to be carried out over several future years. The revenue was recognised in the Total State Sector Accounts in the 2005-06 financial year, when the cash was received.

However, the Australian Bureau of Statistics has determined, for the purposes of Government Finance Statistics (GFS) reporting only, that the specific grant revenue be accrued and deferred to match the timing of the related expenditure by NSW. This accrual treatment is only adopted for the separately published Outcomes Report and the Statement of the Budget Result, which are prepared in accordance with GFS principles.

Fines, Regulatory Fees and Other State Revenue

These other state revenues are recognised as follows:

•	Fines issued by the Courts are recognised when the fine is issued. When fines become overdue, additional revenue is recognised. Traffic infringement fines, such as those administered by the Infringement Processing Bureau are recognised when the cash is received. If they become overdue, responsibility for collection is transferred to the State Debt Recovery Office, and additional revenue is accrued.

•	Regulatory fees, such as those collected by the Roads and Traffic Authority, are recognised when the cash is received.

•	Royalty revenue is recognised in accordance with AASB 118 Revenue on an accrual basis.

Sale of Goods and Services

Revenue from the sale of goods is recognised when the State transfers to the buyer the significant risks and rewards of ownership of the assets.

Revenue is recognised from the rendering of services when the service is provided or by reference to the stage of completion.

Rent from the provision of public housing is included in revenue from the rendering of services (and not within investment revenue) as public housing is treated as a government service and not as a commercial investment. Public housing rent is charged at current market rates, subject to individual limitations. Tenants are only required to pay an amount equivalent to a predetermined per cent of household income.

Investment Revenue

Interest revenue is recognised as it accrues using the effective interest method in accordance with AASB 139 Financial Instruments: Recognition and Measurement. Investment revenue includes all earnings (net of losses) in NSW Treasury Corporation Hourglass managed funds, including distributions received.

Rental revenue (including those from investment properties) is recognised in accordance with AASB 117 Leases on a straight-line basis over the lease term.

Grants and Contributions

Grants and contributions comprise both cash and property assets including assets provided by developers for infrastructure. They are recognised when the State gains control over the assets.

Gains and Losses (in the Operating Statement)

Gains and losses generally arise from adjustments to the measurement of assets and liabilities.

They include gains and losses on asset disposals, actuarially assessed gains and losses to defined benefits superannuation liabilities, and fair value adjustments to physical assets and certain financial instruments such as derivatives.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

EXPENSES

Expenses are recognised when incurred and are reported in the financial year to which they relate.

Employee Benefit Expenses

These expenses include all costs related to employment such as salaries and wages, superannuation, leave entitlements, fringe benefits tax, workers’ compensation, redundancies and other on-costs associated with leave entitlements.

Superannuation expenses include the current year service cost and interest on obligations, offset by long-term expected earnings on fund assets. They exclude actuarial assessed gains and losses, which are disclosed separately under “other gains and losses”.

Payroll tax (a State tax) paid by New South Wales government agencies is eliminated on consolidation. Some employee related expenses are capitalised as part of the construction costs of certain non-current physical assets.

The recognition and measurement policy for employee benefits expenses is detailed below in the associated liability policy note.

Other Operating Expenses

These expenses generally represent the day-to-day running costs incurred in the normal operation of agencies, and include asset maintenance costs paid to external parties. They exclude payments such as grants and subsidies to community groups, which are shown separately. The recognition and measurement policy for other provision expenses is detailed below in the associated liability policy note.

Depreciation of Property, Plant and Equipment

Each depreciable property, plant and equipment asset (except certain heritage assets with extremely long useful lives) is depreciated to allocate the cost or revalued amount (net of its residual value) over its useful life. Depreciation is generally allocated on a straight-line basis.

However certain heritage assets with extremely long useful lives, or lives that are indeterminate or indefinite, are not depreciated, because the amount of depreciation is either immaterial or cannot be reliably determined.

Useful lives for assets are as follows:

Buildings
Public housing	10-50 years
Schools and colleges	65-80 years
Hospitals	40 years
Other	various
Plant and Equipment
Rail rolling stock (leased and non leased)	20-35 years
Other	various
Infrastructure
Power stations	50 years
Electricity system assets	4-70 years
Water system assets	10-150 years
Roads (pavements)	15-50 years
Roads (earthworks)	100 years
Other	various

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Grants and Subsidies

They generally comprise cash contributions to local government authorities and non-government organisations. They are expensed when the State transfers control of the assets.

Finance Costs

Finance costs comprise interest on borrowings and the unwinding of discounts on non-employee provisions. Finance costs are recognised as expenses in the period in which they are incurred.

Accounting for the Goods and Services Tax (GST)

Revenues, expenses and assets are recognised net of the amount of GST, except:

•	where the amount of GST incurred as a purchaser is not recoverable from the Australian Taxation Office, it is recognised as part of the cost of acquisition of a an asset or as part of an item of expense; and

•	receivables and payables are stated with the amount of GST included.

Cash flows are included in the cash flow statement on a gross basis and the GST component of cash flows arising from investing and financing activities which is recoverable from, or payable to, the Australian Taxation Office are classified as operating cash flows.

ASSETS

Cash and Cash Equivalents

Cash and cash equivalent assets in the balance sheet comprise cash at bank and in hand, short term deposits with an original maturity of three months or less, and deposits in Treasury Corporation’s HourGlass Managed Fund Cash Facility.

For the purposes of the Cash Flow Statement, cash and cash equivalents consist of cash and cash equivalents as defined above, net of outstanding bank overdrafts.

Receivables

Receivables are recognised initially at fair value, usually based on the transaction cost or face value. Subsequent measurement is at amortised cost using the effective interest method, less an allowance for any impairment of receivables.

Short-term receivables with no stated interest rate are measured at the original invoice amount where the effect of discounting is immaterial. Changes are accounted for in the operating statement when impaired, derecognised or through the amortisation process. Receivables include fines owing to the State Debt Recovery Office and restitution orders made by the Victims Compensation Tribunal. These amounts are recognised only when they comply with the asset recognition criteria of Australian Accounting Standard AAS 29 Financial Reporting by Government Departments.

Levies receivable under the Workers Compensation (Dust Diseases) Act, 1942 reflect the full funding of total claim liabilities as estimated by actuaries at balance date. This recognises the legislative power given to the State, to impose levies to meet the cost of claim obligations under this Act.

Financial Assets at Fair Value

Financial assets are initially measured at fair value plus, in the case of financial assets not at fair value through profit or loss, transaction costs. Financial Assets subsequently measured at fair value mainly comprise investments other than cash and receivables. These financial assets are either classified as “held for trading”, “available for sale” (the residual category) or are designated at “fair value through profit and loss”. Changes in fair value for assets classified or

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

designated at fair value through profit and loss are recognised through the operating statement. In contrast, changes in fair value for available for sale assets are recognised directly in equity, until impaired or disposed of.

Purchases and sales of financial assets under contracts that require delivery of the asset within the timeframe established by convention or regulation are recognised on the trade date i.e. the date that government was committed to purchase or sell the asset.

Derivatives are held for trading financial instruments, except for designated and effective hedging instruments, which are subject to hedge accounting. The accounting policies in relation to derivatives are discussed further under liabilities.

Other Financial Assets

Other financial assets are initially measured at fair value plus transaction costs. Other financial assets consist of non-derivative financial assets with fixed or determinable payments and fixed maturity, which are not subsequently valued at fair value either because they are intended to be held to maturity. These financial assets are measured at amortised cost using the effective interest method. Changes are accounted for in the operating statement when impaired, derecognised or through an amortisation process.

Investments Accounted for Using the Equity Method

Equity investments in joint venture entities and associates, such as Snowy Hydro Limited, are measured based on the State’s share of the value of their net assets, in the absence of any available market price. Movements in the State’s share of profits are recognised in the operating result, and movements in the State’s share of revaluations to a reserve are recognised directly in equity.

Impairment of Financial Assets

All financial assets except for those measured at fair value through profit or loss are subject to annual review for impairment.

An allowance for impairment of receivables is established when there is objective evidence that the State will not be able to collect amounts due. The amount of the allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the effective interest rate. Bad debts are written off as incurred.

Inventories

Inventories held for distribution are stated at cost, adjusted when applicable for any loss of service potential. A loss of service potential is identified and measured based on the existence of a current replacement cost that is lower than the carrying amount. Inventories (other than those held for distribution) are valued at the lower of cost or net realisable value. Cost is calculated using the weighted average cost or the “first in first out” method.

The cost of inventories acquired at no cost or for nominal consideration is the current replacement cost as at the date of acquisition. The current replacement cost is the cost the State would incur to acquire the asset on the reporting date. Net realisable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

Property, Plant and Equipment

Property, plant and equipment comprise three asset classes:

•	Land and buildings

•	Plant and equipment

•	Infrastructure systems.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Land and buildings include Crown land, public housing, schools, TAFE colleges and hospitals.

Plant and equipment include computer hardware, rail rolling stock, public buses and ferries, and museum and library collections.

Infrastructure systems comprise the government’s power stations, dams, electricity and water system assets, ports, major roads and railway lines.

Property, plant and equipment excludes inventories, investment properties, non-current assets held for sale, intangibles and the emerging interest in private sector financed infrastructure, which are reported separately.

Capitalisation and Initial Recognition

Property, Plant and Equipment is initially recognised at acquisition cost. Cost is the amount of cash or cash equivalents paid or the fair value of the other consideration given to acquire the asset at the time of its acquisition or construction or, where applicable, the amount attributed to that asset when initially recognised in accordance with the specific requirements of Australian Accounting Standards.

Assets acquired at no cost or for nominal consideration are initially recognised at their fair value at the date of acquisition. Fair value is the amount for which an asset could be exchanged between knowledgeable, willing parties in an arm’s length transaction.

The cost of assets constructed for own use includes the cost of materials, direct labour, attributable interest, other financing costs and foreign exchange gains and losses arising during construction as well as an appropriate proportion of variable and fixed overhead costs that can be reliably attributed to the assets.

In general, property, plant and equipment with a value greater than $5,000 is capitalised except for computer equipment which is normally capitalised irrespective of the $5,000 threshold where it is considered to be part of a network of assets.

Valuation of Property, Plant and Equipment

Property, plant and equipment, is valued at fair value in accordance with Australian Accounting Standard AASB 116 Property, Plant and Equipment and NSW Treasury Policy Paper 07-1 Accounting Policy: Valuation of Physical Non-Current Assets at Fair Value.

Property, plant and equipment is measured on an existing use basis, where there are no feasible alternative uses in the existing natural, legal, financial and socio-political environment.

However, in the limited circumstances where there are feasible alternative uses, assets are valued at their highest and best use.

Fair value of property, plant and equipment is determined based on the best available market evidence, including current market selling prices for the same or similar assets. Where there is no available market evidence, the asset’s fair value is measured at its market buying price, the best indicator of which is depreciated replacement cost.

Assets belonging to a cash-generating unit are written down where the recoverable amount of the unit is lower than its carrying amount. Refer to ‘Impairment’ section below.

Non-specialised assets with short useful lives are measured at depreciated historical cost, as a surrogate for fair value.

Valuation of Land

Land is valued at fair value based on market evidence having regard to its highest and best use. However, where there are natural, legal, financial and socio-political restrictions on the use of land such that there is no feasible

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

alternative use in the near future, such land is valued at market value for its existing use, because that is its highest and best use.

Crown land under tenure includes perpetual leases, term leases, permissive occupancy and enclosure permits. Crown leasehold land is valued at fair value, measured at the net present value of the income stream. Vacant Crown land (ie untenured land) is all Crown Entity land not included in the leasehold estate, including New South Wales land on the continental shelf within the three nautical mile zone. Vacant Crown land is valued at fair value having regard to its highest and best use.

Land under roads and within road reserves is not recognised in this financial report, as the Total State Sector is utilising the transitional provisions available in AASB 1045 Land under Roads. However, this land has been recognised in the financial report of the Roads and Traffic Authority at $37,964 million (2007 $35,192 million).

Valuation of Specialised Plant and Infrastructure

Specialised plant and infrastructure is measured based on existing use at market buying price, the best indicator of which is the replacement cost of the asset’s remaining future economic benefits. Infrastructure includes assets such as roads, bridges, water supply and reservoir systems, sewerage systems, power generation plants and transmission lines.

Replacement cost is measured at ‘incremental optimised replacement cost’. Optimised replacement cost is the minimum cost, in the normal course of business, to replace the existing asset with a technologically modern equivalent asset with the same economic benefits, adjusting for any overdesign, overcapacity and redundant components. Incremental optimisation means that optimisation is limited to the extent that optimisation can occur in the normal course of business, using commercially available technology.

Valuation of Buildings

Non-specialised buildings, which include commercial and general purpose buildings for which there is a secondary market, are valued at fair value based on current market prices.

Specialised buildings are designed for a specific, limited purpose, and include hospitals, schools, court houses, emergency services buildings and buildings to house specialised plant and infrastructure and some heritage properties. Where there are no feasible alternative uses for such buildings, they are valued at market buying price, the best indicator of which is replacement cost of the remaining economic benefits.

Heritage and Collection Assets

Heritage and cultural assets, including library and museum collections and works of art, are assets held because of their unique cultural, historical, geographical, scientific and/or environmental attributes. Heritage and cultural assets are valued at fair value based on existing use. Specifically, artworks, book collections, philately and coin collections are generally valued at market value. However, many heritage assets, including library and museum collections, are of a specialised nature, therefore valued at market buying price.

Further, heritage and cultural assets are not recognised where they cannot be reliably measured.

Revaluation of Property, Plant & Equipment

Revaluations are made with sufficient regularity to ensure that the carrying amount of property, plant and equipment does not materially differ from fair value at the reporting date. Subject to the above, assets are revalued at least every five years.

Where the State revalues non-current assets by reference to current prices for assets newer than those being revalued (adjusted to reflect the present condition of the assets), the gross amount and accumulated depreciation are separately restated.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Otherwise, for non-specialised assets where market based evidence is available, any accumulated depreciation is generally offset against the gross carrying amount of the assets to which they relate, and the net asset carrying amount is increased or decreased by the revaluation increment or decrement.

Revaluation increments are credited directly to the asset revaluation reserve, except that, to the extent that an increment reverses a revaluation decrement for that class of asset previously recognised as a loss in the operating statement, the increment is recognised as a gain.

Revaluation decrements are recognised immediately as losses, except that they are debited directly to the asset revaluation reserve to the extent that a credit exists in the asset revaluation reserve in respect of the same class of asset.

Where an asset that has previously been revalued is disposed of, any balance remaining in the asset revaluation reserve in respect of that asset is transferred to accumulated funds.

Assets acquired or constructed since the last revaluation are valued at cost.

Impairment

The State assesses at each reporting date whether there is any indication that a cash generating unit or an asset within, may be impaired. If such an indication exists, the State estimates the recoverable amount. An impairment loss is recognised where the carrying amount of the asset or cash-generating unit exceeds the recoverable amount.

The recoverable amount of specialised assets that form part of a cash generating unit, in the absence of a market selling price, is the value in use, based on the expected future cash flows.

Where an asset does not belong to or constitute a cash generating unit, it cannot be impaired under AASB 136 Impairment of Assets unless selling costs are material. This is because for not-for-profit entities, AASB 136 modifies the recoverable amount in such circumstances to be the higher of fair value less costs to sell and depreciated replacement cost.

Non-current Assets (or Disposal Groups) Held for Sale

Certain non-current assets (or disposal groups) are classified as held for sale, where their carrying amount will be recovered principally through a sale transaction, not through continuing use.

Non-current assets (or disposal groups) held for sale are recognised at the lower of carrying amount and fair value less costs to sell. These assets are not depreciated while they are classified as held for sale.

Investment Properties

The State owns properties held to earn rentals and/or for capital appreciation. These investment properties are stated at fair value supported by market evidence at the reporting date. Gains or losses arising from changes in fair value are included in the operating statement for the period in which they arise. No depreciation is charged on investment properties.

Management has determined that the following be treated as property, plant and equipment instead of investment properties in interpreting AASB 140 Investment Properties.

•	public housing is treated as property, plant and equipment and not as investment property because the properties are held to provide a social service rather than for investment purposes; and

•	properties sub leased within the NSW public sector by the State Property Authority are treated as property, plant and equipment because the properties are held to provide a service rather than for investment purposes.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Forestry Stock (Biological Assets)

Forests NSW revalues the softwood plantations growing stock annually at fair value, using a standing volume net market valuation model for commercial plantations which calculates the net change resulting from price and volume movements. The valuation of growing stock is derived by estimating the volume of merchantable timber and applying current prices less direct costs of disposing the timber.

Volume increments are determined both by periodic re-measurement of samples and by modelling growth from the date of most recent measurement to the valuation date.

The net change in market value is recognised in the operating statement as a gain/loss, and as an adjustment to forestry stock assets in the balance sheet. Non-commercial plantations, generally less than fifteen years of age, are valued at the historical cost incurred in their establishment, as market prices cannot readily be determined for these plantations.

The value of forestry land, roads and bridges is reported as part of property, plant and equipment assets.

The hardwood plantations estate has been valued on the basis of historical cost of establishment due to their age causing them to be non-commercial (less than fifteen years of age), whereas native forest timber has been valued using an updated net market value model. The valuation is based on standing volumes adjusted to reflect harvestable volume under current licence conditions and applying current prices less direct costs of disposing of the timber. The net change in fair value is recognised in the operating statement as a gain/loss and as an adjustment to forestry stock assets in the balance sheet.

The value of the native forest timber resource, currently available for harvesting, has been assessed utilising an updated net market value model for the 2007-08 financial year. This approach has been recommended, in the short term, by an independent review by Pöyry Forest Industry Limited of Forest NSW’s native forest valuation methodology. The approach is based upon standing volumes and current prices less direct costs of disposing of the timber. Forests NSW manages the available native forest resource on a sustained yield basis. Sustained yield means the volume harvested will approximate, over time, annual forest growth of the harvestable native forest areas. As a result, costs incurred in managing, maintaining and developing the resource are expensed as incurred.

Intangible Assets

The State recognises intangible assets only if it is probable that future economic benefits will flow to the State and the cost of the asset can be measured reliably. Examples of intangibles include computer software and easements to access privately owned land.

Intangible assets are measured initially at cost. Where an asset is acquired at no or nominal cost, the cost is its fair value as at the date of acquisition.

All research costs are expensed. Development costs are only capitalised when certain criteria are met.

The useful lives of intangible assets are assessed to be either finite or indefinite. Intangible assets with finite lives are amortised under the straight line method and expensed in the operating statement for the period. Refer to Note 15 Intangibles for categories of the useful lives.

Intangible assets are subsequently measured at fair value only if there is an active market. If there is no active market, the assets are carried at cost less any accumulated amortisation.

Intangible assets are tested for impairment where an indicator of impairment exists and in the case of intangible assets with indefinite lives, annually, either individually or at the cash generating unit level.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Privately Financed Projects

A Privately Financed Project (PFP) or service concession arrangement is a contractual arrangement under which the Government grants a concession to the private sector to supply and operate economic or social infrastructure that would traditionally have been acquired and operated by the public sector.

In the absence of specific Australian accounting requirements, PFPs are accounted for in accordance with Treasury Policy & Guidelines Paper TPP 06-8 Accounting for Privately Financed Projects, which adopts the principles set out in Application Note F Private Finance Initiative and Similar Contracts in the United Kingdom Accounting Standards Board’s Financial Reporting Standard 5 Reporting the Substance of Transactions. Those principles guide the determination of whether the public sector concession provider or the private sector concession operator has an asset of the infrastructure that is the subject of the PFP.

Where the infrastructure payments under a PFP are clearly distinguishable, they are accounted for as a lease in accordance with Accounting Standard AASB 117 Leases. Where such payments are not clearly distinguishable, the infrastructure asset and the liability to pay for it are only recognised if further analysis of the PFP determines that the public sector concession provider has the majority of the risks and benefits in relation to the infrastructure.

An up-front contribution, that is in substance part of a PFP, made by one party to another, is recognised progressively over the period of the reduced payments (ie the concession period).

A right to receive infrastructure for a nominal sum (including zero) at the end of a concession period is recognised progressively during the concession period as revenue and an asset.

The value is allocated during the period as if it were the compound value of an annuity discounted at the NSW government bond rate applicable at the commencement of the period. Where, during the concession period, the fair value of the right to receive infrastructure increases or decreases, the movement is recognised as a revaluation in accordance with Accounting Standard AASB 116 Property, Plant and Equipment.

A land lease in connection with a PFP is treated as an operating lease.

The following PFPs are currently in operation:

Sydney Harbour Tunnel

The State’s interest in the Sydney Harbour Tunnel has been valued based on the Road and Traffic Authority’s (RTA) right to the time share of the ownership and total service potential as well as to the remaining useful life at the date of transfer to the Authority in the year 2022. At the date of transfer, it is expected that the value will equate to the then current written down replacement cost of the Tunnel.

The cost of constructing the Tunnel was $683 million. The RTA revalues the tunnel annually using the Road Cost Index. The current written down replacement cost of the Tunnel is $671 million (2007 $659 million). The construction of the Tunnel was financed by 30 year inflation linked bonds issued by the Sydney Harbour Tunnel Company to the private sector of $487 million, Sydney Harbour Tunnel Company shareholders’ loans (repaid in 1992) of $40 million, and an interest free, subordinated loan (the Net Bridge Revenue Loan) provided by the RTA of $223 million, based on the projected net toll revenue from the Sydney Harbour Bridge during the construction period.

Under the Ensured Revenue Stream Agreement (ERS), the Government has agreed to make ERS payments (net of tolls collected from the Tunnel) to enable the Sydney Harbour Tunnel Company to meet financial obligations arising from the operation and maintenance of the Tunnel and the repayment of principal and interest on funds borrowed by it for the design, construction and operation of the Tunnel.

The capital (principal repayment) portion of the obligation arising under the Ensured Revenue Stream Agreement is recognised as a liability. This is measured by reference to the principal outstanding on the bonds issued to private sector bondholders to finance the Harbour Tunnel of $313 million (2007 $330 million). In addition, a tax liability exists for $25 million (2007 $26 million) following negotiations between interested parties including

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

the Australian Taxation Office, for settlement between the RTA, the NSW Government, the Sydney Harbour Tunnel Company Limited and Tunnel Holdings Pty Ltd.

Other Privately Financed Projects

Other privately financed infrastructure projects include the transport, sporting, and medical infrastructure listed below.

The emerging right to receive the infrastructure is being recognised over the concession period (shown below) on a straight line basis:

•	M2 Motorway (45 years)

•	M4 Motorway (20 years)

•	M5 Motorway (c 31 years)

•	Westlink M7 Motorway (31 years)

•	Eastern Distributor (48 years)

•	Lane Cove Tunnel (c 33 years)

•	Sydney Cross City Tunnel (c 30 years)

•	Airport Line Railway Stations (30 years)

•	Sydney Olympic Stadium (c 31 years)

•	Sydney Superdome (c 32 years)

•	Light Rail System (c 32 years)

•	Opera House Car Park (50 years)

•	Various Hospital Car Parks (25 years)

•	Bowral Private Medical Imaging (15 years).

LIABILITIES

Payables

These amounts represent liabilities for goods and services provided to the State prior to the end of the financial year that are unpaid, and arise when the State becomes obliged to make future payments in respect of the purchases of these goods and services. Payables for goods and services include accrued interest, accrued salaries, wages and on-costs and amounts owing for construction or purchase of assets.

Payables are recognised initially at fair value, usually based on the transaction cost or face value. Subsequent measurement is at amortised cost using the effective interest method.

Short-term payables with no stated interest rate are measured at the original invoice amount where the effect of discounting is immaterial.

Borrowings

The State’s borrowing liabilities represent funds raised from the following sources:

•	loans raised by the Commonwealth on behalf of the State under the previous Financial Agreement;

•	advances by the Commonwealth for housing and other specific purposes;

•	domestic and overseas borrowings raised by the NSW Treasury Corporation; and

•	private and public domestic borrowings by public sector agencies (including finance leases).

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Borrowings are generally not held for trading. As such they are recognised at amortised cost using the effective interest method.

Amortised cost is the face value of the debt less unamortised discount or plus unamortised premiums. The discount or premiums are treated as finance charges and amortised over the term of the debt.

Overseas borrowings are translated at exchange rates prevailing at balance date.

Gains or losses arising from foreign exchange and debt restructuring transactions are included in the Operating Statement in the period in which they arise.

Leases

A distinction is made between finance leases that effectively transfer from the lessor to the lessee substantially all the risks and benefits incident to ownership of the leased assets and operating leases under which the lessor effectively retains substantially all such risks and benefits.

Finance leases are recognised as assets and liabilities at the fair value of the leased property, or if lower, at the present value of the minimum lease payments. The leased asset is amortised on a straight line basis over the term of the lease or, where it is likely that the entity will obtain ownership of the asset, the useful life of the asset to the entity. The finance lease liability is determined in accordance with AASB 17 Leases. Lease payments are allocated between the principal component of the lease liability and the interest expense.

Long term leases of land are classified as an operating lease, provided title does not pass to the lessee by the end of the lease term. The leased asset is recognised by the State, as lessor, as investment property at fair value. The fair value of land under a prepaid long term lease is generally negligible during the greater part of the lease term due to its encumbrance. The fair value will increase (re-emerge) towards the end of the lease term as the effect of the encumbrance diminishes.

Operating lease payments are charged to the Operating Statement systematically over the term of the lease.

The cost of leasehold improvements is capitalised as an asset and amortised over the remaining term of the lease or the estimated useful life of the improvements, whichever is the shorter.

The leasing arrangements of individual agencies comprise various terms and conditions prevalent in industry practice. These may include the basis on which contingent rental is determined, the terms of renewal or purchase options or escalation clauses or restrictions imposed concerning dividends, additional debt and/or further leasing. Such restrictions are generally enforceable only on the individual agencies concerned and are not normally significant for the Total State Sector Accounts.

Derivatives

The State has derivative assets and liabilities.

Derivatives are considered to be held for trading financial instruments except for designated and effective hedging instruments which are subject to hedge accounting. They are otherwise classified at “fair value through the profit & loss” and are valued on a fair value basis as at balance date, with resultant gains and losses from one valuation date to the next being recognised in the Operating Statement.

Where an active market exists, fair values are determined by reference to the specific market quoted prices/yields at year end. If no active market exists, judgement is used to select the valuation technique which best estimates fair value by discounting the expected future cash flows arising from the financial instruments to their present value using market yields and margins appropriate to the financial instruments. These margins take into account credit quality and liquidity of the financial instruments.

Funding swaps are valued off the appropriate swap curve.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

All derivatives are recognised on the balance sheet at trade date (the date the government becomes party to the contractual provisions of the financial instrument concerned).

Employee Benefits and Other Provisions

Wages and Salaries, Annual Leave and Sick Leave

Liabilities for salaries and wages (including non-monetary benefits), annual leave and paid sick leave that fall due wholly within 12 months of the reporting date are recognised and measured in respect of employees’ services up to the reporting date at undiscounted amounts based on the amounts expected to be paid when the liabilities are settled.

Long-term annual leave that is not expected to be taken within 12 months is measured at present value in accordance with AASB 119 Employee Benefits. Market yields on government bonds are used to discount long-term annual leave.

Unused non-vesting sick leave does not give rise to a liability as it is not considered probable that sick leave taken in the future will be greater than the benefits accrued in the future.

The outstanding amounts of workers’ compensation insurance premiums and fringe benefits tax, which are consequential to employment, are recognised as liabilities and expenses where the employee benefits to which they relate have been recognised.

Long Service Leave

A liability for long service leave is measured in accordance with AASB 119 Employee Benefits at the present value of future payments anticipated for the employee services that the government has taken on at the reporting date, using the projected unit credit method. An actuary calculates this using:

•	expected future wage and salary levels

•	experience of employee departures, and

•	periods of service.

Estimated future cash outflows are discounted using market yields at the reporting date that closely match the term of maturity of government bonds.

Long service liabilities for non-budget dependent agencies and Area Health Services were recognised using the short hand measurement techniques of AASB 119 Employee Benefits. It estimates the long service liability for all employees with five and more years service. It is not materially different from the estimated present value confirmed by an actuary.

Although 95 per cent of long service leave liability is classified as current due to its unconditional nature, most of the total entitlement is not expected to be paid in the next twelve months for budget and non-budget dependent agencies.

Superannuation

An unfunded superannuation liability is recognised in respect of the defined benefit schemes. It is measured as the difference between the estimated present value of members’ accrued benefits at balance date and the estimated net market value of the superannuation schemes’ assets at that date. The liability is assessed annually by actuaries based on data maintained by the Superannuation Administration Corporation on behalf of the SAS Trustee Corporation and Future Plus for the Energy Industry Superannuation Scheme. It is calculated based on the latest Triennial Review actuarial economic assumptions, except for the discount rate, which is based on the long term Commonwealth government bond rate which is adjusted annually, if appropriate, to recognise the extra long term

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

nature of superannuation liabilities at the reporting date. AASB 119 Employee Benefits requires the discount rate to be revised each year and tied to the actual long term Commonwealth government bond rate at 30 June.

The present value of accrued benefits is based on expected future payments that arise from membership of the fund to balance date in respect of the contributory service of current and past New South Wales state government employees.

The accrued benefits amount is calculated having regard to:

•	expected future wage and salary levels;

•	the growth rate in the Consumer Price Index; and

•	the experience of employee departures and their periods of service.

In measuring the net superannuation liability actuarial gains and losses are recognised in the operating statement immediately.

The pension accounting costs are accrued using the projected unit credit method. The cost of pensions is charged to operations to spread the cost over the service lives of current and past employees. Independent actuaries do a full valuation of the plans every three years. Actuarial gains and losses are immediately recognised in profit and loss in the year when they occur.

Self funded worker’s compensation

Some government agencies hold a group self-insurer’s licence with the WorkCover Authority for workers’ compensation. This self funded liability includes being actuarially calculated by McMahon Actuarial Services and Taylor Fry Pty Ltd on a discounted cash flows basis using a “central” estimate and assuming an interest rate of 6.3 per cent-7.1 per cent (2007: 6.3 per cent-6.8 per cent) per annum and a future wage inflation rate of 4.3 per cent-5.0 per cent (2007: 4.0 per cent-4.5 per cent) per annum.

Information on Treasury Managed Fund (TMF) self funded workers’ compensation assumptions is reported below within the heading ‘other provisions’, as the TMF includes both workers’compensation and other insurance obligations combined.

Other Provisions

Other provisions exist when:

•	the State has a present legal or constructive obligation as a result of a past event;

•	it is probable that an outflow of resources will be required to settle the obligation; and

•	a reliable estimate can be made of the amount of the obligation.

Other provisions are recorded at the estimates of obligation to pay. If the effect of the time value of money is material, provisions are discounted at a pre-tax rate that reflects the current market assessments of the time value of money and the risks specific to the liability.

These include for example, the Government’s obligations arising from several insurance schemes:

•	administered by the NSW Self Insurance Corporation (SICorp). These comprise liabilities for closed schemes, the previous workers’ compensation and third party insurance schemes, and for the Treasury Managed Fund, a self insurance scheme. The Treasury Managed Fund protects the insurable assets and exposures of all public sector agencies financially dependent on the Consolidated Fund, all public hospitals and various statutory authorities.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

The liability for outstanding claims is measured as the present value of the expected future payments and is determined by the Manager of SICorp in consultation with independent actuary, PricewaterhouseCoopers Actuarial Pty Ltd. The discount rate used is based on the forecast long term financial asset investment return.

The expected future payments are estimated on the basis of the ultimate cost of settling claims, which is affected by factors arising during the period to settlement such as normal inflation and “superimposed inflation”. Superimposed inflation refers to factors such as trends in court awards.

•	Workers Compensation (Dust Diseases) Board and WorkCover Authority outstanding claims. The WorkCover Authority liabilities includes claims assumed by the government from some failed insurance companies. The liabilities cover claims incurred but not yet paid, incurred but not yet reported and the anticipated fund management fees in respect of the management of those claims. These amounts are determined by independent actuarial consultants.

•	Provision for participants care and support services for severally injured persons from motor accidents under the Motor Accidents (Lifetime Care and Support) Act 2006. At 30 June 2008, liabilities were valued by the actuaries PricewaterhouseCoopers.

•	A provision for loss compensation associated with the former HIH Insurance Limited has been raised by the Government for building warranty insurance and for motor vehicle claims for which the Nominal Defendant is responsible under the Motor Accidents Compensation Act 1999. The liability is measured by the actuaries, Taylor Fry Pty Ltd as the present value of the expected future payments.

•	The Building and Construction Industry Long Service Payments Corporation liabilities have been assessed based upon a full actuarial investigation that was undertaken as at 30 June 2007 by Bendzulla Actuarial Pty Ltd. At 30 June 2008, Bendzulla undertook an actuarial update.

The amount and timing of the actual outflows in relation to the above provisions have a degree of uncertainty. Actual results may depend on a number of factors specific to the type of claim, for example, future economic and environmental conditions may be different to those assumed.

Key actuarial assumptions for the main schemes are:

•	For schemes administered by SICorp the following average inflation rates and discount rates were used in measuring the liability for outstanding claims for NSW Treasury Managed Fund (TMF), Transport Accident Compensation Fund (TAC) and Governmental Workers Compensation Account (GWC):

	TMF		GWC		TAC
	2008	2007	2008	2007	2008	2007
	%	%	%	%	%	%

Not Later than one year
Inflation Rate	2.8-4.5	2.8-4.5	4.5	4.5	4.5	4.5
Discount Rate	7.0	6.8	7.0	6.8	7.0	6.8
Superimposed Inflation*	0-10.0	0-10.0	0-3.0	0-3.0	0-2.5	0-2.5

Later than one year
Inflation Rate	2.5-4.0	2.5-4.0	4.5	4.5	4.5	4.5
Discount Rate	7.0	6.8	7.0	6.8	7.0	6.8
Superimposed Inflation*	0-10.0	0-10.0	0-3.0	0-3.0	0-2.5	0-2.5

*	Dependent on payment type

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

For other Schemes details are as follows:

	Discount Rate %		Inflation Rate %
Scheme	2008	2007	2008	2007

Claims expected to be paid not later than one year Workers Compensation (Dust Diseases) Board	6.0	6.25	4.25	4.25
WorkCover Authority	7.1	6.5	4.25	4.0
HIH Loss Compensation	6.3	6.3	5.0(4.0*)	4.5(4.0*)
Building and Construction Industry Long Service Payment Scheme	6.7	6.4	4.5	4.5
Lifetime Care and Support	6.7	6.3	4.5	4.0
Claims expected to be paid later than one year Workers Compensation (Dust Diseases) Board	6.0	6.25	4.25	4.25
WorkCover Authority	6.2-7.1	6.0-6.6	4.25	4.0
HIH Loss Compensation	6.4-7.1	5.9-6.3	5.0(4.0*)	4.5(4.0*)
Building and Construction Industry Long Service Payment Scheme	6.7	6.4	4.5	4.5
Lifetime Care and Support	6.2-6.4	6.0-6.4	4.5	4.0

*	Represents the superimposed inflation rate

Any changes to the liabilities from the unwinding of the discount due to the passage of time is recognised as a finance cost in the Operating Statement.

Other Liabilities

All other liabilities are recorded at the estimates of obligation to pay.

Up-front payments received in respect of privately financed projects, are deferred and amortised over the term of the arrangement.

Up-front rental payments received by the State, as lessor, in respect of long-term leases of land (over 50 years duration), are deferred and amortised on a systematic basis over the entire term of the lease.

The value of a liability for Aboriginal land claims granted has been recognised equivalent to the estimated value of the related assets.

CHANGE IN ACCOUNTING POLICIES, THE CORRECTION OF PRIOR PERIOD ERRORS, AND REVISIONS TO ESTIMATES

The 2006-07 financial statements have been revised to reflect corrections of prior period errors in accordance with AASB 108 Accounting Policies, Changes in Accounting Estimates and Errors.

AASB 108 requires the correction of prior period errors retrospectively, subject to certain limitations, to permit comparability with the current year. The retrospective adjustment occurs by restating the comparative amount in the prior period, or, if the event occurred before the earliest prior period presented, by restating the opening balances of assets, liabilities, and equity for the earliest prior period presented.

Note 22 to this report includes the 2006-07 financial statements with the line items affected by corrections of prior period errors, and an explanation of the material differences for the amounts reported in the audited 2006-07 Total State Sector Accounts.

There were no changes to accounting policies from the adoption of new accounting standards in 2007-08, that significantly affect the primary financial statements.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Changes in accounting estimates are recognised in the period when the estimate is revised. Such changes are not adjusted retrospectively to the financial report.

2.	REVENUES

	2007-08	2006-07
	$m	$m

STATE REVENUES
Taxation
Payroll Tax	5,976	5,449
Stamp Duties	5,532	5,946
Gambling and Betting	1,265	1,369
Land Tax	1,882	1,955
Other	3,137	2,550

	17,792	17,269

Commonwealth Grants
General Purpose — Recurrent	26	—
— GST Revenue	11,916	10,938
Specific Purpose — Recurrent	6,547	5,653
— Capital	1,040	1,161

	19,529	17,752

Fines, Regulatory Fees and Other State Revenues include:
Royalties from mining	574	489

	2007-08	2006-07
	$m	$m

OPERATING REVENUES
Sale of Goods and Services(a) comprise revenue from:
Sale of goods	9,343	8,473
Rentals from public housing and other non-investment properties(b)	975	925
Rendering of other services	6,075	5,515

	16,393	14,913

(a)	Revenue is reported on a gross basis. Cost of sales and lottery prizes are reported under the respective headings ‘inventories used up’ and ‘lottery prizes’ as part of ‘other operating expenses’.

(b)	Includes revenues from the provision of public housing:

Market rent and other tenant charges	1,391	1,329
Less: Rental subsidies to tenants	(726)	(686)

Rentals from Public Housing	665	643
Investment Revenue comprises:
Interest and managed fund earnings	480	1,492
Rentals from investment properties	117	116
Other	23	130

	620	1,738

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

3.	EXPENSES

	2007-08	2006-07
	$m	$m

Superannuation Expense comprises
Defined benefit plans, excluding actuarial gains/losses(a)	1,175	1,460
Defined contribution plans	1,412	1,268

	2,587	2,728

(a)	Refer Note 20 for a dissection of defined benefits superannuation expense by component.

Other Employee Benefits Expenses comprise:
Salaries and wages (including recreation leave)	21,693	20,330
Long service leave	774	667
Other	1,421	1,047

	23,888	22,044

Other Operating Expenses comprise:
Operating lease rentals — minimum lease payments	702	668
Consultancy fees	99	68
Inventories used up	1,424	1,359
Audit fees(b) — for audit	—	—
— for other services	—	—
Insurance claims	432	193
Lottery prizes and other statutory lottery payments	836	777
Supplies and other services	9,621	8,935
External maintenance (excluding employee costs associated with maintenance)	2,901	2,757

	16,015	14,757

(b)	Fees of $24 million for audit, and $5 million for other services to the Audit Office of NSW (2006-07 $23 million for audit and $3 million for other services) have not been recognised as expenses because they have been eliminated in consolidation of the NSW Public Sector.

Depreciation and Amortisation expense comprise:
Depreciation on
— Buildings	1,140	1,080
— Plant and equipment	1,115	1,047
— Infrastructure systems	2,171	2,065
Amortisation	292	272

	4,718	4,464

Grants and Subsidies include contributions by the State for:
Education and training	1,012	957
Ageing, disability and home care services	976	905
Health	888	743
Public transport	665	603
Community services	569	526
First Home Owners Scheme	326	324
Finance Costs include:
Charges relating to finance leases	58	55
Unwinding of the discount on provision liabilities	405	416

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

4.	GAINS/(LOSSES)

	2007-08	2006-07
	$m	$m

Net Gain/(Loss) from Disposal of:
Property, plant and equipment	67	12
Financial instruments	45	(9)
Intangible assets	(1)	(3)

	111	—

Other Net Gains/(Losses) — from Fair Value Adjustments through the Operating Statement
Defined benefits superannuation — actuarial gains and losses(a)	(3,646)	3,502
Consolidation adjustment to RTA land under the roads(b)	(71)	(101)
Investment property	88	68
Non-current assets classified as held for sale	—	(11)
Forestry stock write offs and market value adjustments (biological assets)	76	(185)
Intangible assets	(65)	2
Financial instruments	141	(41)
Impairment of receivables	(100)	(125)
Other	(90)	(9)

	(3,667)	3,100

(a)	Refer Note 20 for a dissection of the defined benefit superannuation gains and losses by component.

(b)	No valuation has been included in the Total State Sector Accounts for land under roads and within road reserves. During 2007-08 the Roads and Traffic Authority identified land under roads of $71 million (2007 $101 million) which was reported in previous years as part of Land and Buildings. As it is Treasury’s policy to apply the transitional provisions in AASB 1045, and to report land under roads in the Total State Sector Accounts at nil value, an adjustment of $71 million has been made to derecognise the value of these assets which has been included in the accounts of the Roads and Traffic Authority. The $71 million cost value of these assets has been recorded as a valuation loss.

5.	SIGNIFICANT ITEMS

	2007-08	2006-07
	$m	$m

The Operating Surplus includes the following Significant Revenue/(Expense) Items:
Purchaser stamp duty and interest from a one-off assessment relating to a single
large transaction	—	424
Self funded worker’s compensation claims expense was negative in 2006-07 due to an improved claims experience, and an increase in the liability discount rate	(268)	36
Interest and managed fund earnings fell significantly in 2007-08 reflecting lower financial market returns	480	1,492
Capital grant contribution by the Queensland Government for the Tugun Bypass Tunnel(a)	144	190

	356	2,142

(a)	Refer to Note 1 ‘Change in accounting policies, the correction of errors, and revisions to estimates’, for further details.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

6.	CASH AND CASH EQUIVALENT ASSETS

	2008	2007
	$m	$m

Cash administered by NSW Treasury Corporation
Hour Glass Cash Facility (managed fund)	2,469	2,275
Special Client Mandate (Short term deposits facility)	160	403
Cash and deposits held at other financial institutions	2,284	1,642

	4,913	4,320

The State’s interest in Hour Glass Cash facilities are brought to account as cash because they enable deposits and withdrawals to be made on a daily basis and are not subject to significant risk of a change in value.

7.	RECEIVABLES

	2008	2007
	$m	$m

Current Receivables
Debtors and accruals from
— Sale of goods and services(a)	2,197	2,346
— Taxation(b)	878	971
— Settlements receivable on new borrowings and other financial instruments	419	403
— Prepayments(c)	190	357
— Asset sales	33	36
— Interest	14	5
Advances receivable	18	9
Other(c)	1,485	1,523

	5,234	5,650
Less Allowance for Impairment(d)	(170)	(172)

Total Current Receivables	5,064	5,478

Non-Current Receivables
Dust Diseases’ insurance levies accrued(e)	1,015	844
Advances receivable	236	214
Prepayments	163	167
Other	254	327

	1,668	1,552
Less allowance for impairment(d)	(17)	(25)

Total Non-Current Receivables	1,651	1,527

(a)	Generally trade receivables from sale of goods and services are non-interest bearing with varying terms based on prevalent industry practice.

(b)	Taxation receivables in 2008 includes a $461 million (2007 $424 million) one-off stamp duty assessment, including interest, which is subject to appeal in the Supreme Court. The matter is currently in the legal discovery phase. The Chief Commissioner of State Revenue does not believe that there are grounds for impairing the receivable at this time.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

(c)	The 2007 prepayments balance included extra contributions to satisfy prudential requirements associated with higher electricity spot prices. The other receivables balance in 2007 included accruals that were also associated with the electricity spot prices. These prices were due to very cold weather patterns in June 2007 increasing the demand, and future expected demand, for electricity.

(d)	Allowance for impairment mainly comprises allowance for doubtful debts related to sales of goods and services.

(e)	Refer Accounting Policy Note 1 “Receivables” for further details.

8.	FINANCIAL ASSETS AT FAIR VALUE

	2008	2007
	$m	$m

Current	5,600	4,534
Non-current	7,046	7,806

	12,646	12,340

Financial assets at fair value comprise:

Financial assets held for trading
Derivative Assets(a)
Electricity contracts	556	864
Swaps	15	29
Futures	5	5
Other	31	11

Held for trading	607	909

Designated and effective hedging instruments
Derivative Assets(a)
Swaps	86	25
Other	20	3

Hedging instruments	106	28

Financial assets designated at fair value through profit and loss
Fiduciary investments adminstered by NSW Treasury Corporation	5,155	6,187
Securities and placements held by NSW Treasury Corporation	5,724	3,943
Other	1,054	1,273

Designated at Fair Value through profit and loss	11,933	11,403

Total Financial Assets at Fair Value	12,646	12,340

(a)	Refer to Note 29 Financial Instruments for a description of the major types of derivatives.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

9.	INVESTMENTS ACCOUNTED FOR USING THE EQUITY METHOD

	2008	2007
	$m	$m

Current	—	—
Non-current	1,622	1,519

	1,622	1,519

Investments in Associates Accounted for Using the Equity Method comprise the State’s share in:
Snowy Hydro Ltd(a)	806	749
Murray Darling Basin Commission(b)	647	615
Law Courts Ltd(c)	133	119
Other entities	36	36

	1,622	1,519

(a)	Snowy Hydro Ltd

New South Wales has a 58 per cent share of Snowy Hydro Ltd, with the Commonwealth and Victorian governments retaining 13 per cent and 29 per cent respectively. It does not control the entity, with one of up to nine board directors. Thus, as New South Wales does not control the entity it has applied the equity method to account for its investment in Snowy Hydro Ltd.

Snowy Hydro Ltd is mainly involved in generating and marketing renewable electricity, as well as the storage and diversion of bulk water to the Murray and Murrumbidgee Rivers. There is no published quotation price for the fair value of this investment. New South Wales recognises its investment based upon 58 per cent of Snowy Hydro Ltd’s net assets reported in its financial report.

The reporting date of Snowy Hydro Ltd is the same as the Total State Sector Accounts.

There were no impairment losses relating to the investment in Snowy Hydro Ltd, however there were capital and other commitments as follows:

Amount of New South Wales’ share of Snowy Hydro Limited’s:
Capital expenditure commitments	15	29
Operating lease commitments	44	45

	59	74

The following table illustrates summarised information of New South Wales’ investment in Snowy Hydro Ltd:

	2008	2007
	$m	$m

Share of Snowy Hydro Ltd’s balance sheet:
Current assets	84	153
Non-current assets	1,270	1,264
Current liabilities	(156)	(231)
Non-current liabilities	(392)	(437)

Net Assets	806	749

Share of Snowy Hydro Ltd’s profit:
Revenue	373	348
Profit before income tax	76	38
Income tax expense	(20)	(14)

Profit after income tax	56	24

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

(b)	Murray-Darling Basin Commission

New South Wales has a 26.67 per cent share of the Murray-Darling Basin Commission along with the Victorian and South Australian governments each retaining 26.67 per cent and the Commonwealth retaining the remaining 20 per cent.

The Murray-Darling Basin Commission is the executive arm of the Murray-Darling Basin Ministerial Council and is responsible for managing the River Murray and the Menindee Lakes system of the lower Darling River, as well as advising the Ministerial Council on matters related to the use of the water, land and other environmental resources of the Murray-Darling Basin.

The Ministerial Council comprises the Ministers responsible for land, water and environmental resources within the Contracting Governments (i.e. the Commonwealth, NSW, Victoria, SA, ACT and Qld). Resolutions of the Council require a unanimous vote.

The Commission comprises an independent President, two Commissioners from each Contracting Government and a representative of the ACT Government. Thus as New South Wales does not control the entity it has applied the equity method to account for its investment in the Murray-Darling Basin Commission.

The Commission is an autonomous organisation equally responsible to the governments represented on the Ministerial Council. It is not a government department, nor a statutory body of any individual government. It is not listed on any public exchange. Therefore there is no published quotation price for the fair value of this investment. New South Wales recognises its investment based upon 26.67 per cent of the value of the Commission’s net assets reported in its financial report.

The reporting date of the Murray-Darling Basin Commission is the same as the Total State Sector Accounts.

The following table illustrates summarised information of New South Wales’ investment in the Murray-Darling Basin Commission:

	2008	2007
	$m	$m

Share of Murray-Darling Basin Commission’s balance sheet:
Financial assets	140	145
Non-financial assets	517	476
Other liabilities	(10)	(6)

Net Assets	647	615

Share of Murray-Darling Basin Commission’s profit and movement in reserves
Revenue	46	35
Profit before income tax	8	5
Income tax expense	—	—

Profit after income tax	8	5
Net credit to asset revaluation reserve	24	22

Total change in equity	32	27

There were no impairment losses relating to the investment in the Murray-Darling Basin Commission, however there were capital and other commitments as follows:

Amount of New South Wales’ share of Murray-Darling Basin Commission:
Capital expenditure commitments	22	—
Operating lease commitments	4	5
Other expenditure commitments	12	5

	38	10

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

(c)	Law Courts Ltd

New South Wales has a 52.5 per cent share of Law Courts Ltd along with the Commonwealth retaining the remaining 47.5 per cent. Each jurisdiction has appointed 3 directors in accordance with the company’s constitution. Thus as New South Wales does not control the entity it has applied the equity method to account for its investment in Law Courts Ltd.

Law Courts Ltd is an unlisted public company, limited by guarantee that was incorporated in Australia, to provide building management services for the Law Courts Building in Queen Square, Sydney. There is no published quotation price for the fair value of this investment. New South Wales recognises its investment based upon 52.5 per cent of Law Courts Ltd’s net assets reported in its financial report.

The reporting date of Law Courts Ltd is the same as the Total State Sector Accounts.

There were no impairment losses relating to the investment in the Law Courts Ltd and there were no material capital or other expenditure commitments.

The following table illustrates summarised information of New South Wales’ investment in Law Courts Ltd:

	2008	2007
	$m	$m

Share of Law Courts Ltd balance sheet:
Current assets	23	18
Non-current assets	113	101
Current liabilities	(3)	—
Non-current liabilities	—	—

Net Assets	133	119

Share of Law Courts Ltd profit and movement in reserves:
Revenue	25	11
Profit before income tax	11	9
Income tax expense	—	—

Profit after income tax	11	9

Net credit to asset revaluation reserve	3	—

Total change in equity	14	9

JOINTLY CONTROLLED ASSETS AND OPERATIONS

The State’s share of these joint controlled operations has been consolidated as follows:

		Output Interest
		2008	2007
		%	%

Name of Joint Venture	Principal Activity
Sunshine Electricity Joint Venture	Electricity Generation	50	50

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	2008	2007
	$m	$m

Share of Assets
The State’s interest in assets employed in the above jointly controlled assets joint venture is detailed below
Inventories	1	—
Receivables	1	—
Property, Plant and Equipment	105	85

Total Assets	107	85

Share of Capital Commitments	2	16

		Input Interest
		2008	2007
		%	%

Name of Joint Venture	Principal Activity
Joint Government Enterprise Limited — Water for Rivers	Funding of Water Saving Initiatives for Snowy and Murray River systems	40	40

	2008	2007
	$m	$m

Share of Assets
The State’s interest in assets employed in the above joint venture is detailed below
Cash	41	54

Total Assets	41	54

Share of Capital Commitments	41	54

10.	INVENTORIES

	2008	2007
	$m	$m

Current	742	678
Non-current	381	433

	1,123	1,111

Inventories comprise:
Held for Distribution:
— Consumable Stores
— At cost	7	8
— At current replacement cost	1	3
Raw Materials:
— At cost	204	162
Work in Progress:
— At cost	19	9
Finished Goods:
— At cost	17	16
— At net realisable value	1	1
Consumable Stores:
— At cost	375	367
— At net realisable value	13	12
Land Held for Resale(a)	486	533

	1,123	1,111

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

(a)	Land held for resale, for government authorities that trade in land, has been recorded at:

Acquisition Cost	301	309
Development Cost	145	188
Other Costs	40	36

	486	533

11.	NON CURRENT ASSETS (OR DISPOSAL GROUPS) HELD FOR SALE

	2008	2007
	$m	$m

Assets Held For Sale
Land and Buildings	190	316
Plant and Equipment	3	3
Infrastructure Systems	—	76

	193	395

The following Liabilities and Equity are associated with the above assets held for sale

Liabilities Directly Associated with Assets Held For Sale
Liabilities	—	—

	—	—

Amounts Recognised Directly in Equity Relating to Assets Held For Sale
Property, Plant and Equipment asset revaluation increments	24	30

	24	30

Land and Buildings held for sale include residential properties, under-utilised non-infrastructure land and properties that have been classified as surplus to the needs of the State. Residential properties relate to properties held under the Public Equity Partnership Scheme. Under this Scheme, properties are required to be sold when they meet pre-determined criteria. By the expiration of the Schemes in 2011 and 2013, all of the relevant properties will be sold. The Roads and Traffic Authority has an annual sales program for the sale of its surplus properties.

Assets held for sale are expected to be sold in the following financial year using a number of disposal options including auction, tender, direct negotiation and through appropriate property swaps.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

12.	PROPERTY, PLANT AND EQUIPMENT

	Land and	Plant and	Infrastructure
	Buildings	Equipment	Systems	Total
	$m	$m	$m	$m

At 1 July 2007
Gross Value	106,285	16,176	139,477	261,938
Accumulated amortisation and impairment	(19,390)	(5,646)	(57,188)	(82,224)

Net carrying amount	86,895	10,530	82,289	179,714

At 30 June 2008
Gross Value	112,912	17,166	162,921	292,999
Accumulated amortisation and impairment	(22,053)	(6,240)	(68,131)	(96,424)

Net carrying amount	90,859	10,926	94,790	196,575

Reconciliation:
Year ended 30 June 2008
Net carrying amount at start of year	86,895	10,530	82,289	179,714

Additions	2,193	1,406	7,097	10,696
Assets classified to held for sale	(134)	(1)	(2)	(137)
Disposals	(291)	(246)	(105)	(642)
Net revaluation increments recognised in reserves	3,416	264	10,307	13,987
Impairment losses:
recognised in equity	(21)	(2)	(2,548)	(2,571)
reversals in equity	—	—	—	—
recognised in the Operating Statement	(71)	—	—	(71)
reversals in the Operating Statement	—	—	—	—
Depreciation expense	(1,140)	(1,115)	(2,171)	(4,426)
Other movements (inc. amortisation of leased assets)	12	90	(77)	25

Net carrying amount at end of year	90,859	10,926	94,790	196,575

Revaluations are made with sufficient regularity to ensure that the carrying amount of property, plant and equipment does not materially differ from fair value at the reporting date. The State assesses at each reporting date whether there is any indication that an asset’s carrying amount differs materially from fair value. If any indication exists, the asset is revalued. Subject to the above, assets are revalued at least every five years.

During 2007-08, the revaluations included the following:

•	Road infrastructure and properties were revalued upwards by $4,703 million. The Roads and Traffic Authority includes the assets recorded initially at cost, and the annual percentage increase in the Road Cost Index (RCI) is applied each year until the following unit replacement review is undertaken. Subsequent to the review, infrastructure is valued using the unit replacement rates, adjusted by the RCI as applicable.

•	Railcorp revalued upwards its trackwork and other infrastructure by $2,088 million and its land and buildings by $1,245 million. Railcorp trackwork and infrastructure was valued as at June 2008 at depreciated replacement cost ie the current replacement cost of each asset less accumulated depreciation (where depreciation is calculated by reference to the remaining life of each asset as determined by Railcorp engineers). Replacement cost is measured by reference to the lowest cost of replacing the economic benefits with a technologically modern equivalent optimised asset, having regard to the differences in the quality and quantity of outputs and operating costs, and adjusting for over design, overcapacity and redundant components.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

•	Macquarie Generation’s power station infrastructure was revalued upwards by $1,076 million as at June 2008 using the discounted cashflow, or value in use method by Australian Property Monitors on behalf of Colliers International Consultancy and Valuation Pty Ltd. Management has determined that the depreciated replacement costs as determined by the independent valuers equates to fair value.

	Land and	Plant and	Infrastructure
	Buildings	Equipment	Systems	Total
	$m	$m	$m	$m

At 1 July 2006
Gross Value	102,566	15,251	128,480	246,297
Accumulated amortisation and impairment	(18,078)	(5,055)	(52,428)	(75,561)

Net carrying amount	84,488	10,196	76,052	170,736

At 30 June 2007
Gross Value	106,285	16,176	139,477	261,938
Accumulated amortisation and impairment	(19,390)	(5,646)	(57,188)	(82,224)

Net carrying amount	86,895	10,530	82,289	179,714

Reconciliation:
Year ended 30 June 2007
Net carrying amount at start of year	84,488	10,196	76,052	170,736

Additions	2,566	1,447	5,395	9,408
Assets classified to held for sale	(183)	—	(3)	(186)
Disposals	(336)	(271)	(117)	(724)
Net revaluation increments recognised in reserves	1,545	201	3,341	5,087
Impairment losses:
recognised in equity	—	(4)	(1,802)	(1,806)
reversals in equity	3	—	775	778
recognised in the Operating Statement	(6)	—	(3)	(9)
reversals in the Operating Statement	5	—	—	5
Depreciation expense	(1,080)	(1,047)	(2,065)	(4,192)
Other movements (inc. amortisation of leased assets)(a)	(107)	8	716	617

Net carrying amount at end of year	86,895	10,530	82,289	179,714

(a)	Other movements includes amount reclassified at 1 July 2005 in relation to the correction of errors and changes in accounting policies.

During 2006-07, the revaluation movements included the following:

•	The Roads and Traffic Authority (RTA) revaluation of property, plant and equipment resulted in a net increment being brought to account. Land and buildings were devalued by $63 million and infrastructure systems were revalued up by $990 million during the year, as follows:

i) Roads $678 million (excluding land under the roads)

ii) Bridges $298 million

iii)	Traffic Signals Network $14 million. The valuation policies provide for roads, bridges and the traffic signals network, to be revalued periodically using the modern equivalent replacement cost method. The determination of unit replacement rates is carried out at least every five years by suitably qualified engineering contractors and employees of the RTA. Assets are recorded initially at construction cost and the annual percentage increase in the road cost index is applied each year until the following unit replacement review is undertaken.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

•	An independent review of the written down optimised replacement value of the Eraring power station and hydro and wind assets was conducted by Rodney Hyman Asset Services as at 30 June 2007. The revaluation resulted in an increase to infrastructure assets (the power station building and equipment) of $584 million, recognised above as $1,824 million net revaluation increment and $1,240 million impairment loss recognised in equity.

•	A revaluation of Delta Electricity power stations resulted in an increment of $275 million.

13.	INVESTMENT PROPERTIES

	2008	2007
	$m	$m

FAIR VALUE
Opening balance 1 July	1,400	1,513

Additions (from acquisitions or subsequent expenditure)	27	13
Disposals, and transfers of assets held for sale	(27)	—
Net gain/(loss) from fair value adjustment	88	68
Other changes	58	(194)

Closing Balance 30 June	1,546	1,400

The following amounts from Investment Properties activity have been recognised in the operating statement:

Rental income	117	116
Direct operating expenses;
— that generated rental income	21	24
— that did not generate rental income	—	—

Property interests held under operating leases, including 99 year leases (where payment has been received upfront), are classified and accounted for as investment property.

The fair value of investment properties comprises valuations carried out by independent, professionally qualified valuer’s with recent experience in the location and category of the investment property. These include:

BEM Property Consultants Pty Ltd
Jones Lang Lasalle
Landmark White
M J Davis Valuations Pty Ltd
Messrs Colliers International Consultancy and Valuation Pty Ltd
Preston Rowe Paterson NSW Pty Ltd.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

14.	FORESTRY STOCK AND OTHER BIOLOGICAL ASSETS

	Softwood	Hardwood
	Plantation	Plantation	Native Forest
	Timber	Timber	Timber	Total 2008
	$m	$m	$m	$m

Valuation
Net market value	986	—	353	1,339
Carrying amount	—	64	—	64

Total timber at beginning of reporting period	986	64	353	1,403

Capital expenditure — plantation establishment & development	19	4	—	23
Capitalisation of borrowing costs	10	—	—	10
Write-off of growing stock &/or establishment costs	(1)	—	—	(1)

Carrying amount as at year end (prior to adjusting for changes in net market value)	1,014	68	353	1,435

Net market value	1,111	—	333	1,444
Carrying amount	—	68	—	68

Total forestry stock at reporting period	1,111	68	333	1,512

Other biological assets (livestock and fodder)				7

Total forestry stock and other biological assets at reporting period				1,519

Net increment/(decrement) in the market value of timber(a)	97	—	(20)	77

	Hectares	Hectares	Hectares	Hectares

Forest Area
Total area	192,711	27,353	2,021,571	2,241,635

(a)	Refer Note 1 ‘Forestry Stock and Other Biological Assets’ for information on the valuation of hardwood plantations.

The Department of Environment and Conservation has forests, including those within national parks and wilderness areas, which do not form part of this note due to the restrictions on their use by virtue of the National Parks and Wildlife Act 1974.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	Softwood	Hardwood
	Plantation	Plantation	Native Forest
	Timber	Timber	Timber	Total 2007
	$m	$m	$m	$m

Valuation
Net market value	1,111	—	386	1,497
Carrying amount	—	62	—	62

Total timber at beginning of reporting period	1,111	62	386	1,559

Capital expenditure — plantation establishment & development	20	2	—	22
Capitalisation of borrowing costs	9	—	—	9
Write-off of growing stock &/or establishment costs	(13)	—	—	(13)

Carrying amount as at year end (prior to adjusting for changes in net market value)	1,127	64	386	1,577

Net market value	987	—	352	1,339
Carrying amount	—	64	—	64

Total forestry stock at reporting period	987	64	352	1,403

Other biological assets (livestock and fodder)				6

Total forestry stock and other biological assets at reporting period				1,409

Net increment/(decrement) in the market value of timber(a)	(140)	—	(34)	(174)

	Hectares	Hectares	Hectares	Hectares

Forest Area
Total area	196,821	26,815	1,997,376	2,221,012

(a)	Refer Note 1 ‘Forestry Stock and Other Biological Assets’ for information on the valuation of hardwood plantations.

The Department of Environment and Conservation has forests, including those within national parks and wilderness areas, which do not form part of this note due to the restrictions on their use by virtue of the National Parks and Wildlife Act 1974.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

15.	INTANGIBLES

	Computer
2007-08 Carrying Amounts	Software	Easements(a)	Other	Total
	$m	$m	$m	$m

At 1 July 2007
Cost (gross carrying amount)	2,170	646	39	2,855
Accumulated amortisation and impairment	(1,231)	(33)	(20)	(1,284)

Net carrying amount	939	613	19	1,571

At 30 June 2008
Cost (gross carrying amount)	2,393	760	42	3,195
Accumulated amortisation and impairment	(1,374)	(28)	(23)	(1,425)

Net carrying amount	1,019	732	19	1,770

Annual Movement for Year ended 30 June 2008
Net carrying amount at start of year	939	613	19	1,571

Additions	357	111	38	506
Disposal/Classified to assets held for sale	(1)	—	—	(1)
Impairment	(51)	(2)	(12)	(65)
Amortisation	(213)	—	(26)	(239)
Other — movements	(12)	10	—	(2)

Net carrying amount at end of year	1,019	732	19	1,770

(a)	Includes easements over land, and water rights.

Estimates

	Computer Software	Easements	Other

Useful lives	Finite	Indefinite	Finite
Amortisation method	4 years straight line	Not amortised	Various
Internally Generated/Acquired	Both	Acquired	Both
Impairment test/Recoverable amount testing	Where an indicator of impairment exists	Annually and where an indicator of impairment exists	Where an indicator of impairment exists

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	Computer
2006-07 Carrying Amounts	Software	Easements(a)	Other	Total
	$m	$m	$m	$m

At 1 July 2006
Cost (gross carrying amount)	1,909	607	53	2,569
Accumulated amortisation and impairment	(1,090)	(41)	(18)	(1,149)

Net carrying amount	819	566	35	1,420

At 30 June 2007
Cost (gross carrying amount)	2,170	646	39	2,855
Accumulated amortisation and impairment	(1,231)	(33)	(20)	(1,284)

Net carrying amount	939	613	19	1,571

Annual Movement for Year ended 30 June 2007
Net carrying amount at start of year	819	566	35	1,420

Additions	378	56	1	435
Disposal/Classified to assets held for sale	(1)	—	(1)	(2)
Impairment	2	—	—	2
Amortisation	(191)	(20)	(3)	(214)
Other — movements	(68)	11	(13)	(70)

Net carrying amount at end of year	939	613	19	1,571

(a)	Includes easements over land, and water rights.

16.	OTHER ASSETS

	2008	2007
	$m	$m

Current	224	288
Non current	1,327	1,253

	1,551	1,541

Other Assets comprise:
Emerging interest in the Sydney Harbour Tunnel	671	659
Right to receive privately financed transport and sporting infrastructure	665	553
Prepaid superannuation contributions(a)	7	115
Other	208	214

	1,551	1,541

(a)	Refer Provisions Note 20 for further information on the Energy Industries Superannuation Scheme (EISS). In June 2008, the asset balance only represents that component of the EISS that is overfunded. There is a further unfunded component reported in Note 20 as a provision liability.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

17.	PAYABLES

	2008	2007
	$m	$m

Payables include:
Accrued employee benefits(a)	545	475
Interest accrued on borrowings and advances	428	478
Settlement payable on borrowings and other financial instruments	305	531

(a)	Refer to Note 20 Provisions for information on other employee benefit liabilities

Other payables include trade creditors which are generally non-interest bearing with various terms based on prevalent industry practice.

18.	BORROWINGS AT AMORTISED COST

	2008	2007
	$m	$m

Current	4,214	6,940
Non current	33,600	25,893

	37,814	32,833

Borrowings at amortised cost comprise(a)
Liability to Commonwealth Government	855	882
Domestic and foreign borrowings	35,986	31,295
Bank overdraft	271	123
Finance leases(b)	702	533

	37,814	32,833

(a)	A schedule of maturity analysis (at face value) including future interest commitments is reported in Note 29 Financial Instruments.

(b)	Future minimum lease payments under finance leases are payable for each of the following periods:

Not later than one year	101	112
Between one and five years	400	350
Later than five years	913	808

Minimum lease payments	1,414	1,270
Less: Future finance charges	(712)	(737)

Present value of minimum lease payments	702	533

The State has signed an agreement for a Rail Rollingstock Public Private Partnership, which constitutes a finance lease. There is no finance lease liability as at 30 June 2008 as neither the rolling stock sets nor the maintenance facility have been completed and capitalised at this date. Delivery is scheduled to occur across the period from 2009 to 2013. The finance lease liability and aggregate minimum lease payments totalling $9,459 million (nominal dollars) or $3,650 million (in net present value as at 30 June 2006) have not been reported in the above note.

In 2006-07 a private sector company was engaged to finance, design, construct and maintain the Long Bay Forensic and Prison Hospitals under a project deed. The project is due for completion at the end of 2008 when control of the assets will pass to the State, and the future finance lease liability will be recognised over the period to July 2034. The estimated value of the liability is unable to be fully determined because of uncertain

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

future events and has not been reported above. Further, the State has entered into contracts for future finance leases, whose liabilities and commitments have yet to be recognised, as control of the assets will only occur in the future, upon project completion for the Bonnyriggg Public Housing Estate.

19.	DERIVATIVE LIABILITIES AT FAIR VALUE

	2008	2007
	$m	$m

Current	893	2,811
Non current	431	1,128

	1,324	3,939

Derivative liabilities at fair value comprise:
Derivatives held for trading
Swaps	552	710
Electricity contracts(a)	49	291
Futures	23	14
Other	52	36

Held for trading	676	1,051

Designated and effective hedging instruments
Swaps	294	229
Electricity contracts(a)	336	2,638
Other	18	21

Hedging instruments	648	2,888

Total Derivative Liabilities at Fair Value	1,324	3,939

(a)	Derivative Electricity Hedging Contracts

It is the policy of state-owned electricity generators to hedge their risk associated with fluctuations in the sale price of electricity into the national electricity market. This is by entering into derivative contracts with wholesale electricity market counterparties.

These derivatives are marked to market and their fair values are measured based on industry accepted valuation methodologies and a forward curve, in accordance with AASB 139 Financial Instruments: Recognition and Measurement.

The fair value of electricity derivative contracts as at 30 June 2007 reflected high market prices, in both the spot market and extremely volatile forward pricing of electricity. This was due to a combination of factors, including the prolonged effects of drought conditions, supply interruptions particularly in the last quarter of the financial year and increased demand, a result of very cold weather in June 2007.

These factors improved during July and August 2007, with a corresponding reduction in spot market prices and the electricity forward price curve falling significantly. As a consequence the fair value of electricity derivative liabilities decreased significantly in the 2007-08 reporting period.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

20.	PROVISIONS

	2008	2007
	$m	$m

Current	10,468	9,908
Non current	23,691	20,068

	34,159	29,976

These comprise:
Employee Benefits Provisions
Unfunded superannuation(a)	17,768	14,183
Long service leave and other leave entitlements	7,897	7,533
Self funded worker’s compensation	2,191	2,168
Other	463	463

Total Provision for Employee Benefits(b)	28,319	24,347
Other Provisions
Outstanding claims:
— Self Insurance Corporation (excluding self funded worker’s compensation)	2,308	2,507
— for dust diseases	1,648	1,516
— WorkCover Authority	102	173
— Lifetime Care and Support Scheme	284	38
HIH loss compensation	124	128
Building and Construction Industry Long Service Payments Scheme	556	529
Provision for Land Remediation and Other Restoration Costs	338	296
Other	480	442

Total Other Provisions	5,840	5,629

Total Employee Benefits and Other Provisions	34,159	29,976

	2008	2007
	$m	$m

Insurance Recoveries Receivable include those accrued by:
Self Insurance Corporation — for reinsurance and other recoveries receivable	181	187
Workers’ Compensation (Dust Diseases) Board — insurance levies accrued	1,018	860
Fair Trading Administration Corporation	1	2

	1,200	1,049

(a)	Refer to separate table in this note for a dissection of the superannuation liability by scheme.

(b)	Employee Benefit Liabilities comprise:

	2008	2007
	$m	$m

Accrued employee benefits reported as payables	545	475
Employee benefit provisions	28,319	24,347

Aggregate Employee Benefit Liabilities	28,864	24,822

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

2007-08 MOVEMENT IN OTHER PROVISIONS

			Amounts	Unused	Unwinding/
	Carrying	Additional	Used	Amounts	Change in	Carrying
	Amount	Provision	During	Reversed	Discount Rate	Amount
	1 July 2007	2007-08	2007-08	2007-08	2007-08	30 June 2008
	$m	$m	$m	$m	$m	$m

Outstanding claims:
— Self Insurance Corporation (excluding worker’s compensation)	2,507	368	(389)	(335)	157	2,308
— for dust diseases	1,516	116	(77)	—	93	1,648
— WorkCover Authority	173	6	(76)	—	(1)	102
— Lifetime Care and Support Scheme	38	246	—	—	—	284
HIH loss compensation	128	18	(56)	31	3	124
Building and Construction Industry
Long Service Payments Scheme	529	40	(47)	—	34	556
Land Remediation and other Restorations	296	119	(59)	(13)	(5)	338
Other	442	266	(197)	(29)	(2)	480

Total Other Provisions	5,629	1,179	(901)	(346)	279	5,840

2006-07 MOVEMENT IN OTHER PROVISIONS

			Amounts	Unused	Unwinding/
	Carrying	Additional	Used	Amounts	Change in	Carrying
	Amount	Provision	During	Reversed	Discount Rate	Amount
	1 July 2006	2006-07	2006-07	2006-07	2006-07	30 June 2007
	$m	$m	$m	$m	$m	$m

Outstanding claims:
— Self Insurance Corporation (excluding worker’s compensation)	2,545	365	(284)	(274)	155	2,507
— for dust diseases	1,551	(63)	(66)	—	94	1,516
— WorkCover Authority	223	(66)	12	(4)	8	173
— Lifetime Care and Support Scheme	—	38	—	—	—	38
HIH loss compensation	177	—	(54)	14	(9)	128
Building and Construction Industry
Long Service Payments Scheme	513	36	(50)	30	—	529
Land Remediation and other Restorations	293	37	(23)	(14)	3	296
Other	315	227	(104)	—	4	442

Total Other Provisions	5,617	574	(569)	(248)	255	5,629

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

UNFUNDED SUPERANNUATION LIABILITY

The following note provides information about the State’s defined benefits superannuation schemes. All references are to the December 2004 version of AASB 119 Employee Benefits.

It contains information on:

•	the various superannuation schemes

•	major economic assumptions

•	the movement in 2007-08 liabilities and the impact of assumptions

•	composition of the unfunded liabilities by scheme, recognised in the balance sheet, and member numbers

•	the annual movement by scheme in defined benefit obligations

•	the annual movement by scheme in the fair value of fund assets

•	annual superannuation expense

•	actual return on plan assets

•	fund assets (by asset class)

•	funding arrangements for employer contributions. This includes the scheme liabilities as reported by the trustees (using different discount rates), recommended contribution rates, funding method, and economic assumptions

•	nature of asset/liability

•	demographic assumptions.

NSW Public Sector Defined Benefit Superannuation Schemes

State public sector superannuation liability is made up of the assets and liabilities of the following schemes:

•	State Authorities Non Contributory Superannuation Scheme (SANCS)

•	Police Superannuation Scheme (PSS)

•	State Authorities Superannuation Scheme (SASS)

•	State Superannuation Scheme (SSS)

•	Energy Industries Superannuation Schemes (EISS).

•	Judges’ Pension Scheme (JPS), and

•	Parliamentary Contributory Superannuation Scheme (PCSS).

All of the above schemes (except for JPS) are closed to new entrants. The PCSS was closed to new entrants from March 2007.

The SAS Trustee Corporation’s (STC) actuary Mercer Human Resource Consulting calculated the unfunded liabilities of the State Public Sector superannuation schemes for the year ended 30 June 2008 and 30 June 2007 under AASB 119 Employee Benefits and AAS 25 Financial Reporting by Superannuation Plans.

SASS, SSS, PSS and SANCS, the State Super Fund schemes are all defined benefit schemes — at least a component of the final benefit is derived from a multiple of member salary and years of membership. These schemes are closed to new members.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

The Projected Unit Credit (PUC) valuation method was used to determine the present value of the defined benefit obligations and related current service costs. This method sees each period of service as giving rise to an additional unit of benefit entitlement and measures each unit separately to build up the final obligations.

Actuarial gains and losses are recognised immediately in profit and loss in the year in which they occur.

All Fund assets are invested in STC at arm’s length through independent fund managers.

The estimate of accrued benefit liabilities of the Total State Sector is based on calculations carried out by Mercer Human Resource Consulting, the STC’s actuary. Actuarial calculations were based on scheme membership data as at 30 April 2008 (EISS 30 June 2008) projected to 30 June 2008. The fair value of pooled fund assets comprises the actual June 2008 balance. Forecast demographic assumptions are consistent with the 2006 Triennial Valuation of the State Super Fund schemes.

The principal economic assumptions at the reporting dates are as per the following tables.

Major Economic Assumptions	30 June 2008	30 June 2007

State Super Fund Schemes
Discount rate at 30 June	6.55% pa	6.4%
Expected return on assets backing current pension liabilities	8.3%	7.6%
Expected return on assets backing other liabilities	7.3%	7.6%
Expected salary increases	3.5% pa	4.0% pa to 2008 3.5% pa thereafter
Expected rate of CPI increases	2.5% pa	2.5% pa
EISS
Discount rate at 30 June(*)	6.19% pa	5.9% Pa
Expected return on assets backing current pension liabilities	8.3%	7.6%
Expected return on assets backing other liabilities	7.3%	7.6%
Expected salary increases	6.0% pa to 2009 4.0% pa thereafter	6.0% pa to 2009 4.0% pa thereafter
Expected rate of CPI increases	2.5% pa	2.5% pa

*	Tax adjusted

The unfunded superannuation liabilities shown are for employers and employees combined and are the difference between the present value of forecast employees’ accrued benefits at balance date and the estimated net market value of scheme assets to meet them at that date.

An employer does not have to recognise the Future Service Liability, as this is used to determine if there should be an asset ceiling limit (AASB 119, paragraph 58, December 2004). Under AASB 119, any recognised prepaid superannuation asset cannot be more than the total unrecognised past service cost and the present value of any available economic benefits in plan refunds or future plan contribution reductions. If there is no surplus in excess of recovery, an asset ceiling limit is not imposed.

Movement in the 2007-08 Unfunded Liabilities and the Impact of Assumptions

The significant increase in unfunded liabilities over the twelve months to 30 June 2008 is largely explained by the net effect of several factors:

•	lower investment returns than expected. The actual investment performance of the State Super Fund was negative 7.2 per cent (negative 8.6 per cent for EISS) in 2007-08, which is lower than the long term actuarially applied rate.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

•	an increase in the accrued benefits due to an additional year of service being provided by current State Super Fund scheme contributors; and

•	one year less discounting for the present value of total future benefit payments.

•	This was partly offset by:an increase in the State Super Fund liability discount rate from 6.4 per cent to 6.55 per cent (EISS 5.9 per cent to 6.19 per cent).

•	The actuaries apply estimating techniques to value the unfunded superannuation liabilities. In estimating these liabilities, there are many assumptions, as well as market forces that can impact the liability value over the next financial year.

The major potential for volatility arises from:

•	movements in the market prices of plan assets, and

•	the 30 June long-term Commonwealth government bond rate, which is applied to discount the accrued liabilities.

The future liability value can also be impacted, generally to a lesser degree, by revisions to long-term actuarial assumptions including those listed in the adjacent table, as well as changes to mortality and other actuarially applied rates.

Due to the number of variables it is impracticable to provide a meaningful sensitivity analysis on the volatility of the defined benefit superannuation liabilities for changes in assumptions.

2008 Member Numbers and Superannuation Position prepared in accordance with AASB 119

	NSW Public Sector Superannuation Scheme
Member Numbers	SASS	SANCS	SSS	PSS	JPS	PCSS	EISS(a)	Total

Contributors	47,191	70,453	20,690	2,572	138	99	4,269	145,412
Deferred benefits	—	—	3,189	139	—	2	31	3,361
Pensioners	4,234	—	37,590	6,043	189	265	313	48,634
Pensions fully commuted	—	—	15,930	—	—	—	12	15,942

Superannuation Position for AASB 119 Purposes	$m	$m	$m	$m	$m	$m	$m	$m

Accrued Liability(b)	11,613	2,373	27,226	6,888	553	374	1,764	50,791
Fair value of plan assets(b)	(7,855)	(1,082)	(19,008)	(3,459)	—	(254)	(1,700)	(33,358)

	3,758	1,291	8,218	3,429	553	120	64	17,433

Future Service Liability(c)	(1,952)	(834)	(891)	(270)	—	—	(267)	(4,214)
Adjustment for limitation on net asset	29	16	283	—	—	—	—	328

Net (asset)/liability disclosed in balance sheet	3,787	1,307	8,501	3,429	553	120	64	17,761

2007 Member Numbers and Superannuation Position prepared in accordance with AASB 119

	NSW Public Sector Superannuation Scheme
Member Numbers	SASS	SANCS	SSS	PSS	JPS	PCSS	EISS(a)	Total

Contributors	50,430	76,166	22,806	2,930	138	109	4,395	156,974
Deferred benefits	—	—	3,531	176	—	—	30	3,737
Pensioners	4,413	—	36,164	5,877	189	269	299	47,211
Pensions fully commuted	—	—	15,966	—	—	—	12	15,978

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Superannuation Position for AASB 119 Purposes	$m	$m	$m	$m	$m	$m	$m	$m

Accrued Liability(b)	12,069	2,372	26,947	6,788	539	396	1,766	50,877
Fair value of plan assets(b)	(8,418)	(1,013)	(21,793)	(4,099)	—	(303)	(1,881)	(37,507)

	3,651	1,359	5,154	2,689	539	93	(115)	13,370

Future Service Liability(c)	(2,086)	(867)	(1,031)	(330)	—	—	(331)	(4,645)
Adjustment for limitation on net asset	141	52	505	—	—	—	—	698

Net (asset)/liability disclosed in balance sheet	3,792	1,411	5,659	2,689	539	93	(115)	14,068

(a)	For June 2008 the net EISS liability of $64 million comprises $71m of unfunded superannuation provision liabilities less $7 million of prepaid superannuation contribution assets. Prepaid superannuation contributions are reported in Note 16 Other Assets.

(b)	The accrued benefits liability less the net market value of scheme assets represents the defined benefits obligation of the government. For SASS, it includes the accumulation component (i.e. employee accrued benefit liabilities and equivalent employee scheme assets).

(c)	The Future Service Liability (FSL) does not have to be recognised by an employer. It is only used to determine if an asset ceiling limit should be imposed (AASB 119, para 58). Under AASB 119, any prepaid superannuation asset recognised cannot exceed the total of any unrecognised past service cost and the present value of any economic benefits that may be available in the form of refunds from the plan or reductions in future contributions to the plan. Where the “surplus in excess of recovery” is zero, no asset ceiling limit is imposed.

Reconciliation of the present value of the defined benefit obligation for 2007-08

	Accrued						Accrued
	Benefits	Current		Contributions	Actuarial		Benefits
	1 July	Service	Interest	by Fund	(Gains)/	Benefits	30 June
NSW Public Sector Superannuation Scheme	2007	Cost(a)	Cost(a)	Participants	Losses(a)	Paid	2008(b)
	$m	$m	$m	$m	$m	$m	$m

State Super Fund
— State Authorities Superannuation Scheme	12,069	343	747	199	(777)	(968)	11,613
— State Authorities Non-Contributory Superannuation Scheme	2,372	111	146	—	(37)	(219)	2,373
— State Superannuation Scheme	26,947	188	1,667	225	(239)	(1,562)	27,226
— Police Superannuation Scheme	6,788	81	423	14	(27)	(391)	6,888
Parliamentary Contributory Superannuation Scheme	396	9	24	2	(34)	(23)	374
Judges’ Pension Scheme	539	19	32	—	(9)	(28)	553
Energy Industries Superannuation Scheme	1,766	86	112	22	(141)	(81)	1,764
TOTAL	50,877	837	3,151	462	(1,264)	(3,272)	50,791

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Reconciliation of the fair value of fund assets for 2007-08

	Fair Value of	Expected					Fair Value of
	Fund Assets	Return on	Actuarial		Contributions		Fund Assets
	at Beginning	Fund	Gains/	Employer	by Fund	Benefits	at End of
NSW Public Sector Superannuation Scheme	of the Year	Assets	(Losses)(a)	Contributions	Participants	Paid	the Year(b)
	$m	$m	$m	$m	$m	$m	$m

State Super Fund
— State Authorities Superannuation Scheme	8,418	630	(1,209)	785	199	(968)	7,855
— State Authorities Non-Contributory Superannuation Scheme	1,013	85	(165)	368	—	(219)	1,082
— State Superannuation Scheme	21,793	1,579	(2,958)	(69)	225	(1,562)	19,008
— Police Superannuation Scheme	4,099	308	(572)	1	14	(391)	3,459
Parliamentary Contributory Superannuation Scheme	303	23	(51)	—	2	(23)	254
Judges’ Pension Scheme	—	—	—	28	—	(28)	—
Energy Industries Superannuation Scheme	1,881	139	(304)	43	22	(81)	1,700
TOTAL	37,507	2,764	(5,259)	1,156	462	(3,272)	33,358

(a)	The superannuation expense in the operating statement can differ to the totals in the above reconciliation of movements in the superannuation schemes, due to a component of the movements being capitalised into constructed assets.

(b)	The accrued benefits liability and the net market value of scheme assets include the accumulation component (i.e. employee accrued benefit liabilities and equivalent employee scheme assets).

Reconciliation of the present value of the defined benefit obligation for 2006-07

	Accrued						Accrued
	Benefits	Current		Contributions	Actuarial		Benefits
	1 July	Service	Interest	by Fund	(Gains)/	Benefits	30 June
NSW Public Sector Superannuation Scheme	2006	Cost	Cost	Participants	Losses	Paid	2007(a)
	$m	$m	$m	$m	$m	$m	$m

State Super Fund
— State Authorities Superannuation Scheme	11,371	351	618	194	238	(703)	12,069
— State Authorities Non-Contributory Superannuation Scheme	2,337	112	131	—	(45)	(163)	2,372
— State Superannuation Scheme	27,344	207	1,558	226	(1,470)	(918)	26,947
— Police Superannuation Scheme	7,069	93	405	15	(419)	(375)	6,788
Parliamentary Contributory Superannuation Scheme	390	9	22	2	(11)	(16)	396
Judges’ Pension Scheme	581	21	34	—	(74)	(23)	539
Energy Industries Superannuation Scheme	1,608	42	98	22	93	(97)	1,766
TOTAL	50,700	835	2,866	459	(1,688)	(2,295)	50,877

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Reconciliation of the fair value of fund assets for 2006-07

	Fair Value of	Expected					Fair Value of
	Fund Assets	Return on	Actuarial		Contributions		Fund Assets
	at Beginning	Fund	Gains/	Employer	by Fund	Benefits	at End of the
NSW Public Sector Superannuation Scheme	of the Year	Assets	(Losses)	Contributions	Participants	Paid	Year(a)
	$m	$m	$m	$m	$m	$m	$m

State Super Fund
— State Authorities Superannuation Scheme	7,835	806	190	96	194	(703)	8,418
— State Authorities Non-Contributory Superannuation Scheme	1,027	71	65	13	—	(163)	1,013
— State Superannuation Scheme	15,953	1,111	1,248	4,173	226	(918)	21,793
— Police Superannuation Scheme	919	54	410	3,076	15	(375)	4,099
Parliamentary Contributory Superannuation Scheme	276	20	21	—	2	(16)	303
Judges’ Pension Scheme	—	—	—	23	—	(23)	—
Energy Industries Superannuation Scheme	1,653	123	131	49	22	(97)	1,881
TOTAL	27,663	2,185	2,065	7,430	459	(2,295)	37,507

(a)	The accrued benefits liability and the net market value of scheme assets include the accumulation component (i.e. employee accrued benefit liabilities and equivalent employee scheme assets).

	2007-08	2006-07
	$m	$m

Defined benefits expense recognised in the operating statement as:
Employee superannuation expense
Current service cost	826	820
Interest on obligation	3,113	2,825
Expected return on plan assets	(2,764)	(2,185)

Defined benefits expense	1,175	1,460
(Gains)/Losses
Net actuarial losses/(gains) recognised in year	3,923	(3,774)
Change in surplus in excess of recovery available from scheme	(277)	272

Defined benefits superannuation gains/losses	3,646	(3,502)

Amount recognised in the operating statement	4,821	(2,042)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	2007-08	2006-07
	$m	$m

Actual return on plan assets
State Super Fund
— State Authorities Superannuation Scheme	(548)	1,044
— State Authorities Non Contributory Superannuation Scheme	(72)	138
— State Superannuation Scheme	(1,366)	2,300
— Police Superannuation Scheme	(264)	417
Judges’ Pension Scheme	—	—
Parliamentary Contributory Superannuation Scheme	(28)	46
Energy Industries Superannuation Scheme	(175)	239

	(2,453)	4,184

Fund Assets

	Pooled Fund	EISS
	2008	2008

The percentage invested in each asset class at 30 June:
Australian equities	31.6%	37.6%
Overseas equities	25.4%	34.0%
Australian fixed interest securities	7.4%	10.7%
Overseas fixed interest securities	7.5%	6.3%
Property	11.0%	3.2%
Cash	6.1%	6.0%
Other	11.0%	2.2%

Funding arrangements for employer contributions

Arrangements for employer contributions for Funding — calculated in accordance with AAS 25

The following is a summary of the 30 June financial position of the fund calculated in accordance with AAS 25 Financial Reporting by Superannuation Plans.

		Net Market	Net
	Accrued	Value of	(Surplus)/
	Benefits	Fund Assets	Deficit
	2008	2008	2008
	$m	$m	$m

NSW Public Sector Superannuation Scheme
State Super Fund
— State Authorities Superannuation Scheme	11,567	7,855	3,712
— State Authorities Non Contributory Superannuation Scheme	2,383	1,082	1,301
— State Superannuation Scheme	24,942	19,008	5,934
— Police Superannuation Scheme	6,038	3,459	2,579
Judges’ Pension Scheme	448	—	448
Parliamentary Contributory Superannuation Scheme	356	254	102
Energy Industries Superannuation Scheme	1,659	1,700	(41)

	47,393	33,358	14,035

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

		Net Market	Net
	Accrued	Value of	(Surplus)/
	Benefits	Fund Assets	Deficit
	2007	2007	2007
	$m	$m	$m

NSW Public Sector Superannuation Scheme
State Super Fund
— State Authorities Superannuation Scheme	11,928	8,418	3,510
— State Authorities Non Contributory Superannuation Scheme	2,350	1,013	1,337
— State Superannuation Scheme	24,207	21,793	2,414
— Police Superannuation Scheme	5,807	4,099	1,708
Judges’ Pension Scheme	425	—	425
Parliamentary Contributory Superannuation Scheme	344	303	41
Energy Industries Superannuation Scheme	1,651	1,881	(230)

	46,712	37,507	9,205

The primary difference between the net deficit above (per AAS 25) and the net deficit calculated in accordance with AASB 119 (and brought to account in the Total State Sector Accounts balance sheet) is that the accrued benefits discount rate is based on the more volatile 30 June long term Commonwealth government bond rate for the AASB 119 calculation, whereas the AAS 25 calculation uses a less volatile long term earnings rate.

Recommended contribution rates for the State

State Super Fund
— State Authorities Superannuation Scheme	Multiple of member contributions
— State Authorities Non Contributory Superannuation Scheme	% of member salary
— State Superannuation Scheme	Multiple of member contributions
— Police Superannuation Scheme	Multiple of member contributions
Judges’ Pension Scheme	% of member salary
Parliamentary Contributory Superannuation Scheme	Multiple of member contributions
Energy Industries Superannuation Scheme
— Division B	Multiple of member contributions
— Division C	% of member salary
— Division D	Multiple of member contributions

Funding Method

The method used to determine the employer contribution recommendations at last actuarial review was the Aggregate Funding method. The method adopted affects the timing of the costs to the employer. Under the Aggregate Funding method, the employer contributions rate is determined so that sufficient assets will be available to meet benefit payments to existing members, taking into account the current value of assets and future contributions.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Economic Assumptions

The economic assumptions adopted for the last actuarial review were:

	2008	2007

State Super Fund
Weighted-Average Assumption
Expected rate of return on assets backing current pension liabilities	7.7% pa	7.7% pa
Expected rate of return on assets backing other liabilities	7.0% pa	7.0% pa
Expected salary increase rate	4.0% pa	4.0% pa
Expected rate of CPI increase	2.5% pa	2.5% pa
Energy Industries Superannuation Scheme
Weighted-Average Assumption
Expected rate of return on Fund Assets	7.0% pa	7.0% pa
Expected salary increase rate	6.0% pa until June 2009, 4.0% pa thereafter	6.0% pa until June 2009, 4.0% pa thereafter
Expected rate of CPI increase	2.5% pa	2.5% pa

Nature of asset/liability

If a surplus exists in the employer’s interest in the Fund, the employer may be able to take advantage of it in the form of a reduction in the required contribution rate, depending on the approval of the Fund’s trustee, based on advice of the Fund’s actuary. Where a deficiency exists, the employer is responsible for any differences between the employer’s share of fund assets and the defined benefit obligation.

Demographic Assumptions — June 2008

The demographic assumptions at 30 June 2008 are those used in the 2006 triennial actuarial valuation. A selection of the most financial significant assumptions is shown below.

SASS Contributors

Number of members expected in any one year, out of 10,000 members at the age shown, to leave the fund as a result of:

									Additional
									Promotional
		Total &							Salary
		Permanent	Retirement		Resignation		Redundancy		Increase Rate
Age Nearest Birthday	Death	Disability	Part 1	Part 3	Part 1	Part 3	Part 1	Part 3%

Males
30	4	8	—	—	280	395	150	—	2.90
40	6	10	—	—	150	285	150	—	1.80
50	11	30	—	—	112	172	150	—	0.00
60	30	—	1,400	950	—	—	150	—	0.00
Females
30	2	2	—	—	372	700	150	—	2.90
40	3	6	—	—	175	320	150	—	1.80
50	7	28	—	—	144	270	150	—	0.00
60	18	—	1,500	1,500	—	—	150	—	0.00

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note:	The SASS Act 1987 divides employers into Part 1 (Crown and other employers), Part 2 (Local Government) and Part 3 (Hospitals and other health related bodies).

SSS Contributors

Number of members expected in any one year, out of 10,000 members at the age shown, to leave the fund as a result of:

						Additional
						Promotional
						Salary
		I II-Health	Retirement	Cash Resignation	Preservation	Increase
Age Nearest Birthday	Death	Retirement	(R60 for Females)	(R60 for Females)	(R60 for Females)	Rate %

Males
30	4	42	—	178	95	2.90
40	6	54	—	80	140	1.80
50	11	144	—	20	50	0.00
60	30	—	6,500	—	—	0.00
Females
30	2	6	—	204	124	2.90
40	3	21	—	72	105	1.80
50	7	103	—	30	90	0.00
60	18	—	6,300	—	—	0.00

Note:  R60 refers to females who elected to retire at age 60 rather than 55

SSS Commutation — the proportion of SSS members assumed to commute their pension to a lump sum in one year

	Proportion of Pension Commuted
Age	Retirement	Breakdown

Later of commencement or age 55	0.15	0.20

	Widow	Widower

55	0.2500	0.2500
65	0.5380	0.5800
75	0.4825	0.5160
85	0.3928	0.3728

SSS Pensioner Mortality — assumed mortality rates (in 2006 — 07) for SSS pensioners

	Retirement
	Pensioners and		Invalidity
	Spouses and Widows		Pensioners
Age	Males	Females	Males	Females

55	0.0025	0.0014	0.0081	0.0066
65	0.0070	0.0055	0.0112	0.0125
75	0.0194	0.0157	0.0505	0.0314
85	0.0945	0.0634	0.1134	0.1268

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

SSS Pensioner Mortality Improvements — per annum assumed rates of mortality improvement for SSS pensioners

	Improvement Rates
	(for Years Post 2006)
Age	Males	Females

55	0.0152	0.0113
65	0.0101	0.0065
75	0.0087	0.0068
85	0.0052	0.0080

Demographic Assumptions — June 2007

The demographic assumptions at 30 June 2007 are those used in the 2006 triennial actuarial valuation. A selection of the most financial significant assumptions is shown below.

SASS Contributors

Number of members expected in any one year, out of 10,000 members at the age shown, to leave the fund as a result of:

									Additional
									Promotional
		Total &							Salary
		Permanent	Retirement		Resignation		Redundancy		Increase
Age Nearest Birthday	Death	Disability	Part 1	Part 3	Part 1	Part 3	Part 1	Part 3	Rate %

Males
30	4	8	—	—	280	395	150	—	2.90
40	6	10	—	—	150	285	150	—	1.80
50	11	30	—	—	112	172	150	—	0.00
60	30	—	1,400	950	—	—	150	—	0.00
Females
30	2	2	—	—	372	700	150	—	2.90
40	3	6	—	—	175	320	150	—	1.80
50	7	28	—	—	144	270	150	—	0.00
60	18	—	1,500	1,500	—	—	150	—	0.00

Note:	The SASS Act 1987 divides employers into Part 1 (Crown and other employers), Part 2 (Local Government) and Part 3 (Hospitals and other health related bodies).

SSS Contributors

Number of members expected in any one year, out of 10,000 members at the age shown, to leave the fund as a result of:

						Additional
						Promotional
						Salary
		I II-Health	Retirement	Cash Resignation	Preservation	Increase
Age Nearest Birthday	Death	Retirement	(R60 for Females)	(R60 for Females)	(R60 for Females)	Rate %

Males
30	4	42	—	178	95	2.90
40	6	54	—	80	140	1.80
50	11	144	—	20	50	0.00
60	30	—	6,500	—	—	0.00
Females
30	2	6	—	204	124	2.90
40	3	21	—	72	105	1.80
50	7	103	—	30	90	0.00
60	18	—	6,300	—	—	0.00

Note:  R60 refers to females who elected to retire at age 60 rather than 55

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

SSS Commutation — the proportion of SSS members assumed to commute their pension to a lump sum in one year

	Proportion of Pension Commuted
Age	Retirement	Breakdown

Later of commencement or age 55	0.15	0.20

	Widow	Widower

55	0.2500	0.2500
65	0.5380	0.5800
75	0.4825	0.5160
85	0.3928	0.3728

SSS Pensioner Mortality — assumed mortality rates (in 2006-07) for SSS pensioners

			Invalidity
	Retirement Pensioners and Spouses and Widows		Pensioners
Age	Males	Females	Males	Females

55	0.0025	0.0014	0.0081	0.0066
65	0.0070	0.0055	0.0112	0.0125
75	0.0194	0.0157	0.0505	0.0314
85	0.0945	0.0634	0.1134	0.1268

SSS Pensioner Mortality Improvements — per annum assumed rates of mortality improvement for SSS pensioners

	Improvement Rates
	(for Years Post 2006)
Age	Males	Females

55	0.0152	0.0113
65	0.0101	0.0065
75	0.0087	0.0068
85	0.0052	0.0080

21.	OTHER LIABILITIES

	2008	2007
	$m	$m

Current	618	555
Non-current	2,957	2,911

	3,575	3,466
Other Liabilities comprise:
Aboriginal Land Council claims granted(a)	1,010	1,009
Deferred rental revenue on long term leases of property	792	759
Deferred revenue on the private provision of infrastructure(b)	343	355
Other deferred revenue	611	510
The Sydney Harbour Tunnel Agreement obligations(c)	337	354
Other	482	479

	3,575	3,466

(a)	The State has provided for the liability of claims that have been granted to local Aboriginal Land Councils under the Aboriginal Land Rights Act 1983.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

(b)	The RTA under various Private Sector Provided Infrastructure transactions received payments following the letting of the Lane Cove Tunnel, Cross City Tunnel and Westlink M7 Motorway contracts, as reimbursement of development costs. These up-front payments are amortised over the term of the arrangement rather than recognised as revenue up-front.

(c)	The liability in respect of the Sydney Harbour Tunnel (SHT) has been recognised at the Net Present Value (NPV) of the Ensured Revenue Stream (ERS) Agreement. This has been calculated at $313 million (2007 $329 million) being the principal outstanding as at 30 year inflation linked bonds issued by the Sydney Harbour Tunnel Company (SHTC) to the private sector, and a tunnel related tax liability $25 million (2007 $26 million). Under the ERS agreement the NSW Government has agreed to make payments net of tolls collected from the SHT, to enable the SHTC to meet financial obligations arising from repayment of principal and interest on funds borrowed for the design, construction and the operation and maintenance of the SHT.

22.	CHANGES IN EQUITY

					Amounts
					Recognised
					in Equity
					Relating to
					Assets Held
	Accumulated Funds		Reserves(a)		for Sale		Total Equity
	2008	2007	2008	2007	2008	2007	2008	2007
	$m	$m	$m	$m	$m	$m	$m	$m

Opening Balance	71,827	65,184	63,823	61,924	30	79	135,680	127,187
Adjustments for Changes in Accounting Policy and Correction of Errors(b)	—	(20)	—	(43)	—	—	—	(63)

Restated Opening Balance	71,827	65,164	63,823	61,881	30	79	135,680	127,124
Surplus/(deficit) for the year	(1,849)	6,076	—	—	—	—	(1,849)	6,076
Income and Expenses Recognised Directly in Equity
Property, plant and equipment
— Net increment/(decrement) on revaluation(c)	—	—	11,416	4,382	—	—	11,416	4,382
Hedging Contracts
— Net unrealised gains/(losses)(d)	—	—	1,923	(1,972)	—	—	1,923	(1,972)
Fair value adjustments to the available for sale reserve	—	—	(46)	45	—	—	(46)	45
Movements in NSW’s share of equity investments taken directly to equity	—	—	24	25	—	—	24	25
Transfers within Equity
Revaluation reserves transferred to accumulated funds on disposal	1,064	587	(1,044)	(527)	(20)	(60)	—	—
For assets reclassified as held for sale	—	—	(14)	(11)	14	11	—	—

Closing Balance	71,042	71,827	76,082	63,823	24	30	147,148	135,680

(a)	Reserves comprise an asset revaluation reserve $75,904 million (2007 $65,546 million), equity investment revaluation reserve $304 million (2007 $280 million) available for sale reserve $2 million (2007 $45 million), and a hedging reserve negative $128 million (2007 negative $2,048 million).

(b)	Refer to Note 1 ‘Changes in Accounting Policies, the Correction of Errors and the Revision to Estimates’ for further details.

(c)	Revaluation increments relate to both property, plant and equipment, and to other assets. The 2007-08 net increments include $4,703 million for roads infrastructure and properties, $3,333 million for rail infrastructure and trains, and $1,076 million for power station assets.

In 2006-07 the net increments on revaluation are across numerous areas of the public sector. Some major revaluation increments include RTA roads and infrastructure ($1,090 million), Crown lands ($519 million), forestry land ($314 million), electricity infrastructure ($971 million), water infrastructure ($430 million) and

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

public housing ($271 million), which have been partly offset by decrements in the value of schools and colleges ($554 million).

(d)	The state manages exposures to fluctuations in electricity market prices through the use of various types of electricity derivative contracts in accordance with approved policies. Overall the hedge objective is to reduce variability in cash flows caused by electricity wholesale prices and volume risks. The gain or loss from remeasuring the hedge instruments is deferred in equity in the hedge accounting reserve, to the extent that the hedge is effective, and reclassified into profit and loss when the hedge electricity revenue is recognised. The ineffective portion is recognised in profit and loss immediately. During June 2007, very cold weather and high demand resulted in price spikes to the spot price for electricity. This led to significant remeasurements for electricity derivative asset/liabilities and the hedging reserve during 2006-07, which reversed during 2007-08 as the spot prices returned to more normal levels.

CORRECTIONS OF PRIOR PERIOD ERRORS

•	The following tables report the 2006-07 financial statements restated on a line item basis in this report, comparing them from those published in the audited 2006-07 Total State Sector Accounts. The ‘difference’ column relates to corrections of errors that have been adjusted to the 2006-07 comparatives.

•	The 2006-07 operating surplus has increased by $147 million to $6,076 million, from the $5,929 million surplus published in the 2006-07 Total State Sector Accounts.

•	Information on the significant corrections is footnoted below.

•	In addition, there were numerous small adjustments to the 2006-07 comparatives, and the 1 July 2006 opening equity as a result of small agency adjustments post audit of the 2006-07 Total State Sector Accounts. In aggregate these small adjustments did not materially impact the 2006-07 prior year operating result. However, the 2006-07 result has been revised to reflect that the transactions or events occurred in the prior year.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

OPERATING STATEMENT

			2006-07
	Previously		Comparative
	Reported		Figure
	Figure for		Reported in
	2006-07	Difference	2007-08
		$m	$m

REVENUES
State Revenues
Taxation	17,277	(8)	17,269
Commonwealth Grants	17,736	16	17,752
Fines, Regulatory Fees and Other	1,192	4	1,196

Total State Revenues	36,205	12	36,217

Operating Revenues
Sale of Goods and Services(a)	12,758	2,155	14,913
Investments	1,694	44	1,738
Grants and Contributions(b)	1,132	181	1,313
Other	851	(24)	827

Total Operating Revenues	16,435	2,356	18,791

Total Revenues	52,640	2,368	55,008

EXPENSES EXCLUDING LOSSES
Employee Benefits
— Superannuation	2,745	(17)	2,728
— Other	22,047	(3)	22,044
Other Operating(a)(c)	12,687	2,070	14,757
Depreciation and Amortisation	4,465	(1)	4,464
Grants and Subsidies	5,716	(9)	5,707
Finance Costs(c)	2,344	30	2,374

Total Expenses Excluding Losses	50,004	2,070	52,074

SURPLUS BEFORE OTHER NET INCOME	2,636	298	2,934

OTHER NET INCOME
Net Gain/(Loss) from Disposals	(6)	6	—
Other Net Gains/(Losses)(d)	3,207	(107)	3,100
Share of Earnings from Equity Investments	92	(50)	42

Total Other Net Income	3,293	(151)	3,142

SURPLUS/(DEFICIT) FOR THE YEAR	5,929	147	6,076

(a)	Expenses associated with the cost of goods sold, and lottery prizes have been reclassified from a negative revenue to an expense, consistent with the Accounting Standards. This has resulted in the grossing up of both ‘revenues from sale of goods and service’, and ‘other operating expenses’ by $2,136 million in the 2006-07 comparative operating statement.

(b)	Includes a $189 million grant revenue for the value of that portion of the Tugun Bypass Tunnel constructed in 2006-07 by the Queensland Government and transferred as work-in-progress to New South Wales. The work-in-progress asset was omitted from the 2006-07 Total State Sector Accounts.

(c)	Includes a $69 million write back in actuarially assessed claims expenses to other operating expenses for the Building and Construction Industry Long Service Leave liabilities, and recognition of related finance costs of $30 million.

(d)	Includes a $106 million increase in the value of forestry stock losses.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

BALANCE SHEET

			June 2007
	Previously		Comparative
	Reported		Figure
	Figure for		Reported in
	June 2007	Difference	2007-08
		$m	$m

Current Assets
Cash and Cash Equivalent Assets	4,292	28	4,320
Receivables	5,611	(133)	5,478
Financial Assets at Fair Value	4,509	25	4,534
Inventories	652	26	678
Other	269	19	288
Non-current Assets Classified as Held for Sale	308	87	395

Total Current Assets	15,641	52	15,693

Non-Current Assets
Receivables	1,459	68	1,527
Financial Assets at Fair Value	7,948	(142)	7,806
Investments Accounted for Using the Equity Method	1,520	(1)	1,519
Inventories	433	—	433
Property, Plant and Equipment
Land and Buildings	86,820	75	86,895
Plant and Equipment	10,518	12	10,530
Infrastructure Systems(a)	81,915	374	82,289
Investment Properties	1,474	(74)	1,400
Forestry Stock and Other Biological Assets	1,515	(106)	1,409
Intangibles	1,573	(2)	1,571
Other	1,378	(125)	1,253

Total Non-Current Assets	196,553	79	196,632

TOTAL ASSETS	212,194	131	212,325

Current Liabilities
Payables(b)	6,148	283	6,431
Borrowings at Amortised Cost	6,914	26	6,940
Derivatives at Fair Value	2,765	46	2,811
Provisions(c)	9,526	382	9,908
Other(b)	967	(412)	555

Total Current Liabilities	26,320	325	26,645

Non-Current Liabilities
Borrowings at Amortised Cost	25,845	48	25,893
Derivatives at Fair Value	1,160	(32)	1,128
Provisions(c)	20,479	(411)	20,068
Other	2,944	(33)	2,911

Total Non-Current Liabilities	50,428	(428)	50,000

TOTAL LIABILITIES	76,748	(103)	76,645

NET ASSETS	135,446	234	135,680

Equity
Accumulated Funds	71,862	(35)	71,827
Reserves(a)	63,540	283	63,823
Amounts Recognised Directly in Equity Relating to Assets Held for Sale	44	(14)	30

TOTAL EQUITY	135,446	234	135,680

(a)	The balance sheet’s June 2007 reserves have increased by $283 million. This includes corrections to 2006-07 property plant and equipment, primarily for further water asset valuation increments.

(b)	$334 million of electricity liabilities at 30 June 2007 have been reclassified from ‘other liabilities’ to ‘payables’ to reflect the nature of contractual obligation as a payable.

(c)	$282 million of provisions for Building and Construction Industry Long Service Leave claims have been reclassified from non-current to current provisions.

•	Within the notes to the balance sheet for ‘other financial assets at fair value’ and ‘derivative liabilities’, the June 2007 dissections into amounts ‘held for trading’ and amounts ‘effectively hedged’ have been reclassified to reflect that the majority of the electricity derivatives were effectively hedged at June 2007.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

STATEMENT OF RECOGNISED INCOME AND EXPENSE

			2006-07
	Previously		Comparative
	Reported		Figure
	Figure for		Reported in
	2006-07	Difference	2007-08
		$m	$m

Income and Expenses Recognised Directly in Equity
Net Revaluation Increment in Property, Plant and Equipment Asset Revaluation Reserve(a)	4,233	149	4,382
Net unrealised gain/(loss) in the Hedging Reserve	(1,971)	(1)	(1,972)
Fair Value Adjustments to the Available for Sale Reserve	45	—	45
Movements in NSW’s share of equity investments taken directly to equity	25	—	25
	(2)	2	—

Total Income and Expenses Recognised Directly in Equity	2,330	150	2,480

Surplus/(Deficit) for the Year	5,929	147	6,076

Total Income, and Expenses for the Year (Recognised in the Operating Statement and in Equity)	8,259	297	8,556

(a)	The net revaluations increments include corrections to 2006-07 for further water asset valuation increments.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

CASH FLOW STATEMENT

			2006-07
	Previously		Comparative
	Reported		Figure
	Figure for		Reported in
	2006-07	Difference	2007-08
		$m	$m

CASH FLOWS FROM OPERATING ACTIVITIES
Receipts
Taxation	16,710	—	16,710
Commonwealth Grants	17,661	—	17,661
Sale of Goods and Services(a)	13,387	777	14,164
Interest	485	—	485
Fines, Fees, Grants and Other	6,575	—	6,575

Total Receipts	54,818	777	55,595

Payments
Employee Related	(23,510)	—	(23,510)
Special Superannuation Contribution	(7,175)	—	(7,175)
Grants and Subsidies	(5,544)	—	(5,544)
Finance Costs	(101)	—	(101)
Other(a)	(17,843)	(777)	(18,620)

Total Payments	(54,173)	(777)	(54,950)

NET CASH FLOWS FROM OPERATING ACTIVITIES	645	—	645

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from Sale of Property, Plant and Equipment	979	—	979
Proceeds from Sale of Investments	8,518	—	8,518
Advance Repayments Received	47	—	47
Purchase of Property, Plant and Equipment	(9,117)	—	(9,117)
Purchase of Investments	(755)	—	(755)
Advances Made	(39)	—	(39)
Other	(257)	28	(229)

NET CASH FLOWS FROM INVESTING ACTIVITIES	(624)	28	(596)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Borrowings and Advances	26	—	26
Repayments of Borrowings and Advances	(298)	—	(298)

NET CASH FLOWS FROM FINANCING ACTIVITIES	(272)	—	(272)

NET CASH FLOW OF FINANCIAL INSTITUTIONS	186	—	186

NET INCREASE/(DECREASE) IN CASH HELD	(65)	28	(37)

Opening Cash and Cash Equivalents	4,180	—	4,180
Reclassification of Cash Equivalents	54	—	54

CLOSING CASH BALANCE	4,169	28	4,197

(a)	$777 million of 2006-07 lottery prize related payments have been grossed up in the cash flow statement against the lines ‘sale of goods and services’ and ‘other operating payments’ to reflect that the payment should not be netted off the gross lottery receipts.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

23.	CASH FLOW INFORMATION

	2007-08	2006-07
	$m	$m

RECONCILIATION OF OPERATING RESULT TO NET CASH FLOWS FROM OPERATING ACTIVITIES EXCLUDING FINANCIAL INSTITUTIONS
Surplus/(Deficit) for the year	(1,849)	6,076
Adjust for:
— Surplus of financial institutions	(407)	(75)
— Operating cash flow of financial institutions eliminated on consolidation	1,782	1,669
Non-cash items added back:
— Depreciation and amortisation	4,718	4,465
— Other	(130)	(1,329)
Change in operating assets and liabilities
— Defined Benefits superannuation schemes	4,359	(2,042)
— Special superannuation contribution	—	(7,175)
— Other	(437)	(944)

Net cash flows from operating activities	8,036	645

RECONCILIATION OF CLOSING CASH AND CASH EQUIVALENT BALANCES:

Cash and cash equivalent assets recognised in the Balance Sheet are reconciled at the end of the financial year to the Cash Flow Statement as follows:

	June 2008	June 2007
	$m	$m

Cash and deposits at call	4,913	4,320
Bank overdraft	(271)	(123)

	4,642	4,197

RESTRICTED CASH ASSETS

Public sector agency cash balances at 30 June 2008 include $1,454 million of cash (2007 $1,180 million), which is dedicated for a specific purpose. It includes restricted cash of $650 million (2007 $591 million) under the control of the public health system, $37 million of education program contributions (2007 $40 million), $125 million for water and savings funds (2007 $148 million), and $132 million (2007 $148 million) for land remediation works related to contaminations associated with a former steel works site in Newcastle and the former Snowy Hydro site.

In respect to the Crown, $187 million (2007 $175 million) of cash held in Special Deposit Accounts can only be used in accordance with the legislation that established the Account.

In the Total State Sector Accounts, agency restricted cash balances within the Treasury Banking System are offset against the Crown’s cash overdraft for cash management purposes.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

DISPOSAL OF ENTITIES

During 2007-08 there were no material entity disposals to report.

During 2006-07 the Government received $85 million in cash for the disposal of a business unit controlled by Country Energy. This subsidiary Emmlink, held a joint venture interest in the operation of a transmission interconnection system between NSW and QLD.

ACQUISITION OF ENTITIES

During 2007-08 and 2006-07 there were no major acquisitions of entities.

NON-CASH FINANCING AND INVESTING ACTIVITIES

During 2007-08:

•	A total of $124 million (2007 $122 million) was recognised for an emerging interest in private sector provided infrastructure.

This included $85 million recognised for roads (2007 $88 million) and $22 million for Olympic Park infrastructure (2007 $22 million).

•	The Roads and Traffic Authority received assets contributed by the Queensland Government for the Tugun Bypass Tunnel to the value of $144 million (2007 $190 million).

•	Other assets acquired free of cost amounted to $319 million (2007 $309 million).

They include subdivider/developer contributions of water assets of $91 million (2007 $123 million) and electricity assets of $139 million (2007 $109 million).

It is impracticable to report on the numerous other assets donated to NSW public sector agencies particularly dedicated for health, education and cultural purposes. They are generally reported in individual agency financial statements.

•	The cash flow statement also excludes assets acquired under finance leases with a value of $251 million (2007 $151 million). These include leases for new buses and the Mater Hospital at Newcastle.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

NET CASH FLOWS OF FINANCIAL INSTITUTIONS

		(a) Net of		(a) Net of
	Gross	Elimination	Gross	Elimination
	2007-08	2007-08	2006-07	2006-07
	$m	$m	$m	$m

CASH INFLOWS (OUTFLOWS) FROM OPERATING ACTIVITIES
Receipts
Finance	2,411	593	1,948	231
Other	351	345	116	105

Total Receipts	2,762	938	2,064	336

Payments
Employee Related	(13)	(12)	(13)	(12)
Finance	(2,328)	(2,295)	(1,561)	(1,519)
Other	(27)	(19)	(30)	(14)

Total Payments	(2,368)	(2,326)	(1,604)	(1,545)

NET CASH FLOW FROM OPERATING ACTIVITIES	394	(1,388)	460	(1,209)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property, Plant & Equipment	(2)	(2)	(5)	(5)
Purchase of Investments & Loans Made to Authorities	(9,145)	(2,024)	(7,193)	(1,613)
Proceeds from Sale of Investments	7	7	7	7
Loans to Authorities Repaid & Other Investing	4,260	(3)	3,955	(3)

Net Cash Flows From Investing Activities	(4,880)	(2,022)	(3,236)	(1,614)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Borrowings	35,171	35,171	20,128	20,128
Repayments of Borrowings	(30,474)	(30,466)	(17,125)	(17,118)
Other	(34)	—	(12)	(1)

NET CASH FROM FINANCING ACTIVITIES	4,663	4,705	2,991	3,009

NET CASH FLOWS FROM FINANCIAL INSTITUTIONS	177	1,295	215	186

(a)	The cash flows from financial institutions have been reported separately within the Consolidated Cash Flow Statement net of eliminations with other consolidated entities.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

24.	TRUSTS UNDER MANAGEMENT

	2008	2007
	$m	$m

Trusts under management are held on behalf of beneficiaries and are not controlled by the State. Therefore, these trusts are not included in the Total State Sector assets.
Trusts under management mainly comprise various forms of estates under management, unclaimed monies and Supreme Court trust funds held in statutory accounts by the:
WorkCover Authority	1,587	1,413
Office of the Public Trustee(a)	1,289	1,279
Protective Commissioner(a)	1,254	1,439
NSW Treasury Corporation (fiduciary investments)	767	899
Rental Bond Board	744	693
Department of Commerce	105	75
Department of State and Regional Development	104	86
Attorney General’s Department	93	39
Workers’ Compensation (Dust Diseases) Board	77	77
Department of Health	56	37
Others	80	107

	6,156	6,144

(a)	The trust balances exclude certain property assets administered by the Protective Commissioner and the Public Trustee as they cannot be reliably measured.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

25.	EXPENDITURE COMMITMENTS

The following represents expenditure contracted for at balance date, but not recognised in the financial statements.

	2008	2007
	$m	$m

Capital Expenditure
Sydney Water Corporation	2,505	2,098
Roads and Traffic Authority	1,818	923
Department of Health	1,406	1,191
Sydney Ports Corporation	539	20
TransGrid	531	291
WSN Environmental Solutions	382	310
NSW Police	316	181
Delta Electricity	295	482
State Transit Authority	265	288
Energy Australia	226	154
Integral Energy	224	150
Department of Education and Training	216	100
Transport Infrastructure Development Corporation	198	381
Rail Corporation New South Wales	157	235
Eraring Energy	136	12
Rail Infrastructure Corporation	127	63
Macquarie Generation	66	78
Sydney Catchment Authority	56	35
Sydney Cricket and Sports Ground Trust	56	97
Country Energy	37	44
Hunter Water Corporation	35	35
NSW Land and Housing Corporation	25	26
Crown Finance Entity	15	29
Public Transport Ticketing Corporation	—	92
Other agencies	125	162

	9,756	7,477

	2008	2007
	$m	$m

Capital Expenditure Commitments:(a)
not later than one year	4,816	3,836
later than one year and not later than five years	3,850	2,683
later than five years	1,090	958

	9,756	7,477

Future minimum lease payments under non-cancellable operating leases:(b)
not later than one year	673	670
later than one year and not later than five years	1,225	1,370
later than five years	452	634

	2,350	2,674

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	2008	2007
	$m	$m

Other Expenditure Commitments:(c)
not later than one year	4,132	3,654
later than one year and not later than five years	4,115	4,845
later than five years	4,772	3,392

	13,019	11,891

(a)	Capital commitments exclude $368 million estimated for a Public Private Partnership for the redevelopment of Bonnyrigg Housing Estate and the provision of tenancy, management and maintenance services, as redevelopment is only expected to be completed in stages, commencing in 2009. Capital commitments also exclude other finance leases and purchase agreements entered into, but for which control of the assets will only transfer in future years upon project completion such as for rail rolling stock, the Newcastle Mater (Mental) Hospital, and the Long Bay Forensic and Prison Hospitals.

(b)	Total future minimum sub-lease payments expected to be received under non-cancellable sub-leases is approximately $20 million (2007 $62 million).

(c)	Includes $42 million (2007 $20 million) for school maintenance contracted by the Department of Education and Training. Other expenditure commitments exclude contracts entered into, but which have not commenced operations such as grants associated with the Newcastle Mater (General) Hospital.

The above expenditure commitments are inclusive of Goods and Services Tax (GST). GST Input Tax Credits are expected to be recoverable from the Australian Taxation Office.

GST input tax credits included in the above commitments:
Capital Expenditure	882	647
Future minimum lease payments under non-cancellable operating leases	198	234
Other Expenditure	876	1,074

Major Service Agreements for Filtered Water by Sydney Water Corporation
not later than one year	121	114
later than one year and not later than five years	490	474
later than five years-Net Present Value(d)	410	423

(d)	The cash flow amounts beyond five years are expressed in terms of net present value as these contracts extend over twenty five years. The discount rate used is 11.28% per annum nominal before tax, comprising 7% per annum real before tax and an estimated average cost escalation rate of 4% per annum.

Operating Lease Commitments — Receivables
Future operating lease rentals not provided for in the financial statements and receivable:
not later than one year	205	167
later than one year and not later than five years	633	538
later than five years	2,452	1,991

	3,290	2,696

The above expenditure commitments receivable are inclusive of Goods and Services Tax of $273 million (2007 $216 million) expected to be payable to the Australian Taxation Office.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

26.	CONTINGENCIES

CONTINGENT LIABILITIES

	2008	2007
	$m	$m

Contingent Liabilities have been disclosed according to type. Note 26(A) reports quantifiable contingent liabilities, Note 26(B) guarantees, and Note 26(C) other contingent liabilities that cannot be quantified.

(A) QUANTIFIABLE CONTINGENT LIABILITIES comprise:
NSW Treasury Corporation
(stock lending facility-bonds on loan)	592	1,456
(less securities held)	—	(360)
Attorney General’s Department
(Victims Compensation and other claims)	136	96
Sydney Water Corporation (claims in respect of compensation and litigation)	96	98
Roads and Traffic Authority (contractual claims and litigation)	100	56
Eraring Energy
(contractual claims)	—	11
Other agencies	41	27

TOTAL	965	1,384

(B) GUARANTEES provided to facilitate the provision of certain services and the construction of several infrastructure assets may give rise to contingent liabilities.

The major guarantees are:

State guarantees given to various organisations under statute. They mainly relate to certain co-operative housing societies $59 million (2007 $69 million).

Issued securities, borrowings and derivative liabilities of the NSW Treasury Corporation with a market value of $37 billion (2007 $32 billion) have been guaranteed by the NSW Government under the Public Authorities (Financial Arrangements) Act 1987.

Under the Government Insurance Office (Privatisation) Act 1991, the State guarantees GIO liabilities for general, life and reinsurance policies that it issued until 15 July 1992.

Actuarial assessment of the GIO liabilities is:

	31 December	31 December
	2007	2006
	$m	$m

General insurance	153	204
Life insurance	69	72
Inward reinsurance	33	38

	255	314

The guarantee on these policies continues under the State Government Deed issued for GIO’s privatisation and subsequent purchase by AMP Limited.

The guarantees have been valued by Ernst & Young at $12 million. This amount is immaterial to the Crown Entity and has not been included on the balance sheet.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

On 28 June 2002 the Commonwealth’s Snowy Mountain Hydro – electric Authority and the electricity trading company, Snowy Hydro Trading Proprietary Limited were formed into a new public company, Snowy Hydro Limited (SHL). This is owned by NSW, Victoria, and the Commonwealth.

NSW owns 58 per cent share in the company and it has entered into guarantees, indemnities and deeds as part of the agreements leading to the corporatisation of the Snowy Scheme.

It is not possible to estimate the amount of exposure at this time for the following five situations.

Each of the initial five SHL directors have a Deed of Indemnity against claim costs from liabilities transferred from the former Authority and for putting corporatisation agreements in place. The duration of the risk is for any claim lodged before June 2007, which has now passed. There are currently no known claims. Directors must maintain risk insurance cover and SHL has a back to back indemnity indemnifying the governments for any legally allowable claim costs incurred. These directors are no longer on the board.

If any change to the Snowy Water licence has an adverse financial impact for SHL, the company will receive that corresponding amount in compensation. NSW may recover 42 per cent of this compensation if Victoria and the Commonwealth agree to water licence changes. No major amendments to the Snowy Licence are currently proposed. The licence expires in 2077 or when ended.

If an instruction from the Water Ministerial Corporation to SHL causes spills or a Jindabyne Dam release causes downstream damage, the State will compensate SHL for the proportion of claims it incurs. NSW will pay 58 per cent of the cost if the Commonwealth and Victoria also agreed with the instruction. No claims currently exist. The risk of exposure should be very low for several years after corporatisation while sufficient water savings are found and allocated to the Snowy River. This indemnity lasts while the licence is in place.

If legislation requires SHL to modify its structures or lower dam levels to reduce the impact of cold-water releases, NSW will provide 58 per cent of the amount necessary to maintain financial covenants and credit rating for up to 2009. Applicable legislation is the Water Management Act 2000.

The Environmental Protection Authority has never asked for a dam structure to be modified for this reason in NSW.

Any likelihood of this is further lessened by NSW’s cold-water strategy where SHL does not have to modify dams or dam levels to reduce cold-water pollution until 2009.

Under a Tax Compensation Deed, NSW can receive 58 per cent of the income tax SHL pays under a tax sharing agreement with the Commonwealth. If accumulated dividend imputation credits within the company have not been fully distributed to a shareholder government before the sale of more than 5 per cent of its shares, the government selling its shares must repay the Commonwealth the value of the undistributed dividend imputation credits it was entitled to receive.

The deed expires either with the end of the licence in 2077 or when government shareholders sell their shares.

The NSW Treasury Corporation has issued unconditional payment undertakings on behalf of some New South Wales government authorities participating in the wholesale electricity market to pay to the system administrators any amount up to an aggregate maximum agreed with individual participants.

The Corporation has also issued undertakings on behalf of other NSW government authorities in respect of those authorities’ performance under contracts with third parties.

Amounts paid under these undertakings are recoverable from the NSW government authority participants.

This financial accommodation is government guaranteed.

At year-end the agreed aggregate amounts totalled $1,327 million (2007 $1,587 million).

Pacific Power, through its subsidiary Pacific Power (Subsidiary No. 1) Pty Ltd was part of a consortium to construct the Tarong North and Callide C power stations. The engineering procurement and construction contracts

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

required the parent company of each consortium member to provide a guarantee. When Pacific Power was dissolved, the Treasurer issued a guarantee to replace the previous guarantee issued by Pacific Power and some other Pacific Power guarantees were transferred to the Treasurer.

The parties to the consortium are liable for their particular commitments under the contracts. The other parties are also liable if one party is unable to pay.

Both power stations have been completed.

A Final Certificate for Pacific Power (Subsidiary No. 1) Pty Ltd has been issued for the Tarong North power station. An Interim Final Certificate for Callide C has been in place since 2006 and some outstanding matters have now been settled.

A Final Certificate is anticipated during 2008-09. In respect of possible liabilities arising from the default of another consortium member, the other parties in the consortium are very large well established businesses, and the chance of them being unable to pay for their own possible liabilities are considered to be remote.

To enable major projects to be undertaken the State has guaranteed the performance of the obligations of various statutory authorities under contracts with private sector parties. The current guarantees outstanding are for the following projects:

Macarthur Water Filtration Plant

Illawarra and Woronora Water Treatment Plants

Prospect Water Filtration Plant and Treatment Works

Eastern Creek Alternative Waste Treatment Plant

Visy Mill: Tumut Timber Supply Agreement

Olympic Stadium

Olympic Multi-Use Arena

Mater Hospital

Long Bay Prison and Forensic Hospital

Suburban Rolling Stock

Bonnyrigg Communities Public Housing

These guarantees are considered unlikely to ever be exercised.

The Roads and Traffic Authority (RTA) has certain obligations under contracts with private sector parties with the performance of these obligations guaranteed by the State. The current guarantees outstanding are for the:

Sydney Harbour Tunnel

M2 Motorway

Eastern Distributor

Cross City Tunnel

Western Sydney Orbital, and

Lane Cove Tunnel.

There is no reason to believe that these guarantees are ever to be exercised.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Following a Modification Approval from the Minister for Planning, the RTA made changes to certain traffic arrangements in the Sydney CBD that had been implemented for the Cross City Tunnel project. Some of the changes may entitle Cross City Motorway Pty Ltd to claim compensation from the RTA.

No claim has yet been made and the potential quantum is not known.

The State has guaranteed that five agencies involved in public private partnerships will meet their obligations to pay for finance leases and services provided. These are long term agreements involving significant sums. It is very unlikely that the agencies would cease to pay the finance lease contracts on assets or meet payments for services they require for their operations. The credit risk for these activities is $4.3 billion (2007: $4.3 billion).

The State’s motor vehicles are financed under an external funded leasing arrangement (Tranche 3); and another leasing arrangement (Tranche 4) managed by StateFleet and funded by NSW Treasury Corporation.

The leasing arrangements are funded on a floating rate basis with users paying a fixed rate. The liability for the exposure between the fixed and floating rates is borne by the Crown Entity. The Crown Entity has an effective floating rate principal exposure of $557 million as at 30 June 2008 (2007 $574 million).

In July 2004, in a matter involving the Sydney Harbour Foreshore Authority (SHFA), the Land and Environment Court handed down a preliminary judgement awarding Walker Corporation Pty Ltd $60m for its compensation claim in relation to Ballast Point.

Since December 2004, the SHFA and Walker Corporation have jointly held a security investment of $41 million with the Commonwealth Bank. In May 2005, the SHFA appealed the Land and Environment Court’s decision.

Since then the case has appeared before the Court of Appeal and Land and Environment Court on several occasions.

In May 2007, the High Court granted Walker Corporation special leave to appeal two Court of Appeal decisions. The matter was heard in the High Court on 6 November 2007. On 27 February 2008, the High Court ruled in favour of the SHFA and awarded costs.

The matter has now been remitted to the Land and Environment Court with land valuation to be redetermined. In the event the Walker Corporation wins its appeal, the deposit will be lost by the SHFA.

Landcom has given bank guarantees to various councils/government agencies that certain infrastructure works will be carried out including electrical infrastructure works and construction of a community centre. To date there are seven bank guarantees outstanding totalling $7 million.

Through the New South Wales Structured Finance Activities, the State entered into several cross border leases in respect of electricity and rolling stock assets. There are two categories of contingent liabilities with respect to these transactions:

(i) The first type of contingency arises by virtue of the NSW Government indemnity provided for each transaction. The exposure relates to the change of law risk and administration risk in relation to the covenants given under the lease transactions; and

(ii) The second type of contingency is where the Crown Entity has a third party risk in terms of monies being placed on deposit with a counter-party. The counterparty contingent liability is estimated to be $283 million (2007 $443 million). The amount of the counter-party contingent liability reflects the term nature of the deposits and the valuation of the Australian dollar against the US dollar, Canadian dollar and Japanese yen. NSW Treasury Corporation regularly monitors this risk.

During the 2007-08 financial year there have been no significant changes in the credit standing of the deposit counterparties which range from BBB+ to AAA.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

One of the leases over rail stock involves certain swap transactions for which the Crown Entity has provided an indemnity. An additional potential exposure arises under the swaps. However the overall lease transactions are structured such that there is a zero net position under the swaps.

(C) OTHER CONTINGENT LIABILITIES exist, for example from pending litigation, which cannot be quantified. Included in these are:

The State has a contingent liability under the Native Title Act 1993 (Commonwealth) and the Native Title (New South Wales) Act 1994. The extent of the liability cannot be quantified.

The liability arises as follows:

(i) Liability of the State to pay compensation to native title holders in respect to past acts and intermediate period acts (i.e. acts undertaken between October 1975 and December 1996 which were invalid because of native title) which were validated by operation of the Native Title Act 1993 and the Native Title (New South Wales) Act 1994.

(ii) Liability of the State to pay compensation to native title holders arising from the undertaking of future acts (i.e. acts which affect native title undertaken after 1 January 1994 and for which the Native Title Act 1993 provides that compensation is payable) by the State and its instrumentalities.

[The State has an indemnity under Section 104 of the Native Title (New South Wales) Act in respect to compensation arising from a compulsory acquisition of native title by an authority which is not the Crown in the right of the State.]

The assets of the State in the form of Crown land and water may be reduced in value in the event that native title is determined to exist in all or any of these assets. The extent of the reduction in value cannot be quantified.

The assets of the State in the form of unallocated and reserved Crown land may be reduced in value by operation of the Aboriginal Land Rights Act 1983 (NSW). Under that legislation a land council can apply for the grant of the freehold of claimable Crown land (as defined in Section 36 (1) of the Act) and the claim must be granted. Applications have been made over various areas of land and water in New South Wales, which might ultimately result in land being transferred for no consideration.

These applications have not been finalised and it is therefore not possible to estimate the financial impact or result of the claims.

Based on the definition of control in Australian Accounting Standard AASB 127, Affiliated Health Organisations listed in the Third Schedule of the Health Services Act 1997 are only recognised in the Department of Health’s Consolidated Financial Statements to the extent of cash payments made.

However, it is accepted that a contingent liability exists which may be realised in the event of cessation of health service activities by any affiliated health organisation.

In this event the determination of assets and liabilities would be dependent on any contractual relationship that may exist or be formulated between the administering bodies of the organisation and the Department of Health.

Some government authorities have claims for compensation for land acquired under the Land Acquisition (Just Terms Compensation) Act 1991. The estimated cost will be determined by the Land and Environment Court in due course.

Landcom has entered into several development projects that include possible contingent liabilities. In the event of realisation, Landcom would be entitled to receive property to the estimated value of the liability.

Road repairs on Landcom constructed roads are guaranteed in the Narellan release area for a twenty year period commencing October 1988. The cost is currently estimated as $4 million subject to final negotiations.

Macquarie International Health Clinic Pty Ltd, lessee of certain property controlled by Sydney South West Area Health Service (SSWAHS) has made a claim against SSWAHS. The claim is in relation to Supreme Court

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

proceedings in respect of recision of an agreement and lease regarding a proposed private hospital on the Royal Prince Alfred Hospital Campus which was constructed and operated by the lessee. Litigation is ensuing with a claim by the lessee for compensation in respect to rentals unpaid to date together with damages which have not been quantified.

As a condition of the sale of Pacific Power International Pty Ltd the State has an obligation to compensate the trustee of the electricity industry superannuation fund if certain conditions exist at a certain time. The time will be the earlier of:

Connell Wagner (the purchaser) ceasing to be an employer in the fund; or

the last benefit is paid; or

the relevant assets are exhausted.

If the liability arises there would only be one payment. The payment would be the lower of:

the actual shortfall between fund assets and fund liabilities; and

the potential shortfall, if anticipated investment returns of 4.5 per cent a year (excluding CPI) had not been realised.

Based on currently forecast investment returns, the expected liability is nil (2007: nil).

A claim for compensation is being pursued via arbitration against TransGrid, for alleged reduction in the value of a coal mine due to the construction of a transmission tower. At this stage, it is not possible for management to form an opinion about the likely outcome of the matter.

In 2003, the Public Transport Ticketing Corporation (PTTC) entered into a Project Agreement with Integrated Transit Solutions Limited (ITSL) for ITSL to design, build and install an integrated ticketing smart-card based system (the Project Agreement).

On 23 January 2008, the Public Transport and Ticketing Corporation terminated the Project Agreement with Integrated Transport Solutions Limited on the basis of an alleged failure to meet the requirements of the Project Agreement. Consequently PTTC lodged a claim against ITSL and ITSL has responded by lodging a counter claim against PTTC for breach of contract. PTTC has disclaimed responsibility of the claim and is defending the action.

It is not practical to estimate the potential effect of the counter claim as the legal case is still in preliminary stages.

CONTINGENT ASSETS

Contingent assets exist in respect of guarantees received and from pending litigation. These include:

•	As a result of the collapse of HIH Insurance Limited the State took over liabilities of approximately $650 million. This was in respect of building warranty and third party motor insurance. An actuary estimated the discounted present value of the outstanding liability to be $125 million as at 30 June 2008 (2007 $130 million).

The liquidators of HIH Insurance Limited have recently stated that they intend to distribute “more than 50 per cent” depending upon the scheme company. In 2007-08, the State received payments totalling $79 million (2006-07 $95 million).

•	The Ministry of Transport holds guarantees of $70 million from Pacific National as security for contractual performance in its grain business for completion of mandatory works specified in the Works Deed (Grain).

•	The State holds various performance bonds totalling $24 million relating to the provision of bus services under the Metropolitan and Outer Metropolitan Bus Service Contracts.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

•	The State holds a guarantee of $25 million to ensure supply of the Attorney-General Department’s Justicelink contract.

•	The State has initiated legal proceedings to recover damages of $16 million associated with an electricity contractor. At this stage it is not possible to form an opinion on the likely outcome of the proceedings.

•	On 23 January 2008, the Public Transport and Ticketing Corporation (PTTC) terminated the Project Agreement with Integrated Ticketing Solution Limited (ITSL) on the basis of non performance of the contract. Consequently PTTC lodged a claim against ITSL. If this claim is successful PTTC may be rewarded damages as well as reimbursement of legal costs relating to the dispute. It is not practical to estimate the potential effect of this claim as the legal case is still in its preliminary stages.

27.	EVENTS AFTER THE BALANCE SHEET DATE

The disclosures below relate to events that are indicative of conditions that arose after the reporting date:

•	Since 30 June 2008 the value of domestic and international share markets has deteriorated, interest rates have fallen, and the value of the Australian Dollar has fallen significantly compared to the United States Dollar. Since late September 2008 there has been significant daily volatility in financial markets. The mark to market losses of defined benefit superannuation fund assets, if sustained, will materially increase the amount of superannuation liabilities. At 21 October 2008, these losses are estimated to be around $2.4 billion. However, with current levels of volatility, estimates of such losses are potentially misleading and could be reversed during the remainder of the financial year.

Falls in the long term Commonwealth bond rates since June 2008, which are used to discount superannuation liabilities, will, if sustained also increase the amount of defined benefit superannuation liabilities, as calculated for reporting in the Total State Sector Accounts in accordance with AASB 119. It is not possible to readily estimate the impact post balance date, as bond rates are changing daily by significant amounts, and the estimated impact on superannuation liabilities requires a further actuarial estimation.

Further, whereas, the liabilities reported under AASB 119 might increase, they would not have changed significantly since balance date, if calculated in accordance with AAS 25 (The Standard by which Superannuation Funds report). AAS 25 adopts a funding model to discount the liabilities. The discount rate applied under AAS 25 uses long term earnings rates, and is not volatile compared to the volatile government bond rates that are applied under AASB 119 for the Total State Sector Accounts. Treasury believes that AAS 25 remains an appropriate basis for funding as it provides a better indication of the unfunded liabilities and therefore the amount of employer funding required over the long-term to meet future member benefit obligations.

•	On 28 July 2008, Sydney Water Corporation’s subsidiary company Sydney Desalination Plant Pty Limited entered into an Electricity Supply Agreement with BBP Energy Markets Pty Limited, a subsidiary of Babcock & Brown Power Limited and a Renewable Energy Certificate Supply Agreement and Project Deed with Renewable Power Ventures, a subsidiary of Babcock & Brown Wind Partners. The Agreements are for the supply of renewable energy to the desalination plant at Kurnell over a period of 20 years.

Under the new Agreements, the Capital Wind Farm at Bungendore near Queanbeyan, which is already under construction, will supply enough renewable energy into the electricity supply system to meet all of the Kurnell plant’s needs. The desalination plant will then draw its energy from the existing electricity supply system.

The Sydney Water Corporation’s subsidiary will buy renewable energy at firm prices adjusted annually by CPI, and will buy a minimum of 180,000 Renewable Energy Certificates (RECs) per year to facilitate the construction of the Wind Farm. Additional RECs will be purchased whenever the plant is operating in order to match the plant’s total energy use.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

The RECs demonstrate that the desalination plant is powered by an accredited, renewable energy source and they will be surrendered to the Renewable Energy Regulator as unequivocal evidence that the desalination plant is 100 per cent powered by renewable energy. When the desalination plant is in standby mode, the Wind Farm will continue to operate and the power will be sold to other customers.

•	The Prime Minister released a Green Paper on the Carbon Pollution Reduction Scheme in July 2008. It canvasses options and preferred approaches on issues, such as which industry sectors will be covered and how emission caps will be set. It also includes ways to address the impacts on Australian households, emissions-intensive trade-exposed industries and other strongly affected sectors.

The final form of an emissions trading scheme is yet to be announced but may have an impact on electricity generators and suppliers.

As the design of the Carbon Pollution Reduction Scheme has not been finalised, and in particular, the transitional measures that may accompany the Scheme, there is uncertainty about the potential impact on the operations of electricity generators and suppliers and their cost of compliance.

•	The Commonwealth Government announced during the 2007-08 financial year a new water management plan, known as “Water for the Future” (previously “National Plan for Water”). Whilst legislation has not yet passed in relation to this plan and the details are not yet determined, there is a clear undertaking that the plan will involve a significant buy-back of water licences to increase river flows for environmental and sustainability purposes.

When this occurs the State Water Corporation’s customer base will alter significantly. At this stage, the extent of the impact on revenue is not considered significant as State and Federal agencies have committed to paying delivery costs of regulated water supply.

•	In July 2008, as part of the current national water reforms the Commonwealth and relevant Murray Darling Basin State Governments agreed to abolish the Murray Darling Basin Commission (MDBC) and establish the Murray Darling Basin Authority to commence operations in 2008-09. As a result of the changing arrangements the State is likely to amend its accounting treatment and replace its equity investment in the Murray Darling Basin Commission with a share in jointly controlled assets. Pending confirmation of the MDBC’s accounts at the date of transfer it is not possible to accurately estimate the financial impact of this changing treatment on the net assets and operating result of the Total State Sector Accounts.

•	In December 2007, the New South Wales Government announced that it would accept the key recommendations of the Owen Inquiry into Electricity Supply in New South Wales.

On 29 August 2008, the Government announced its revised electricity strategy, which removes the need for the public sector to fund the cost of maintaining the competitiveness of the retail businesses.

NSW Treasury and the project advisors are currently preparing the details of the revised electricity strategy for the Government’s consideration.

28.	COMPLIANCE WITH APPROPRIATIONS

Details of compliance with parliamentary appropriations are contained in the annual financial reports of Budget dependent agencies. The “Summary of Compliance with Financial Directives” in each agency’s annual financial report includes a summary of recurrent and capital appropriations disclosing separately the original and revised amounts appropriated, and relevant expenditure for the reporting period.

29.	FINANCIAL INSTRUMENTS

The principal financial instruments of the New South Wales Public Sector (hereafter referred to as the ‘State’) are outlined below. These financial instruments arise directly from the State’s operations or are required to finance

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

the State’s operations. The State does not enter into or trade financial instruments, including derivative financial instruments, for speculative purposes.

The State’s main risks arising from financial instruments are outlined below, together with the State’s objectives, policies and processes for measuring and managing risk. Further quantitative and qualitative disclosures are included throughout this financial report.

The NSW Treasury, acting for the Treasurer, has overall responsibility for the establishment and oversight of risk management guidelines for the New South Wales public sector. This includes establishing Treasury Management policy to strengthen the framework for managing risks associated with public sector agencies’ treasury functions, including borrowings, investments, derivatives, debt and investment management.

As part of this framework, NSW Treasury administers the Public Authorities (Financial Arrangements) Act 1987 which is the sole source of legal power for government authorities to enter into financial arrangements. Under this Act, the Treasurer is given responsibility of exercising a central supervisory role in respect of the investment and liability management activities of authorities to ensure that the NSW Public Sector’s financial risks and exposures are properly and prudently managed.

This role is affected through the requirement to have the borrowing, investment and joint venture/joint private- public sector financing activities of each authority approved by the Treasurer or Governor.

NSW Treasury Corporation (TCorp) is the State’s central borrowing and investing authority. TCorp holds a level of investments for liquidity management purposes, and, as the State’s central investing authority it administers the management of the majority of the State’s investments. TCorp, acting as the State’s central borrowing authority, issues bonds to the public. Bondholders include local and overseas individuals and financial institutions.

The State also holds a small component of investments and borrowings which have not been made through TCorp, but were made directly by individual State agencies, under the authority of the Public Authorities (Financial Arrangements) Act 1987.

Management of individual public sector agencies review and agree policies for managing their organisation’s risks. Risk management policies are established to identify and analyse the risks faced by the State, to set risk limits and controls and to monitor risks. Compliance with policies is reviewed by public sector agency audit committees, and or internal auditors on a continuous basis. NSW Treasury monitors agency risks from a financial perspective.

This note commences with a summary of the major financial instruments, their classification and carrying amounts.

It is followed by information on the valuation of financial instruments

The note then reports on the main risks as they affect the State’s financial instruments classified into

•	Credit Risk, which affects financial assets

•	Liquidity Risk, which affects financial liabilities, and

•	Market Risk, which affects financial assets and liabilities because of changes in market prices.

A reference to ‘financial instruments’ in this note excludes prepayments and statutory receivables/payables as accounting standard AASB 7 excludes them from the definition of financial instruments.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

The State’s financial instruments are classified as follows:

FINANCIAL INSTRUMENT CATEGORIES

		Total Carrying	Total Carrying
		Amount	Amount
Category	Note	2008	2007
		$m	$m

Financial Assets
Cash and cash equivalents	6	4,913	4,320
Receivables(a) Loans and receivables (at amortised cost)	7	4,217	4,428
Financial assets at fair value
At fair value through profit and loss — classified at held for trading	8	607	909
Designated and effective hedging instruments	8	106	28
Designated at fair value through profit and loss	8	11,933	11,403
Financial Liabilities
Payables(b) Financial liabilities measured at amortised cost		5,963	6,291
Borrowings(c) Financial liabilities measured at amortised cost	18	37,814	32,833
Derivatives At fair value through profit and loss — classified at held for trading	19	676	1,051
Designated and effective hedging instruments	19	648	2,888

(a)	Excludes statutory receivables and prepayments (i.e. not within the scope of AASB 7)

(b)	Excludes statutory payables and deferred revenue (i.e. not within the scope of AASB 7)

(c)	Borrowings comprise bank overdraft, loans from the Commonwealth, other domestic and foreign borrowings and finance leases

VALUATION OF FINANCIAL INSTRUMENTS

Financial assets are generally recognised at fair value, with the exception of receivables, which are measured at cost. The value of the Hour-Glass Investments is based on the State’s share of the value of the underlying assets of the facility, based on the market value. All of the Hour-Glass facilities are valued using ‘redemption’ pricing. Financial liabilities are generally recognised at amortised cost with the exception of derivatives, which are reported at fair value.

Except where specified below, the amortised cost of financial instruments recognised in the balance sheet approximates the fair value, because of the short-term nature of many of the financial instruments.

Further information on the recognition and measurement of financial instruments by category is reported in Note 1 ‘Statement of Significant Accounting Policies’.

The following table details the financial instruments where the fair value differs from the carrying amount.

FINANCIAL INSTRUMENTS WITH DIFFERENT CARRYING AMOUNTS AND FAIR VALUES.

	Total Carrying	Aggregate	Total Carrying	Aggregate
	Amount	Fair Value(a)	Amount	Fair Value(a)
	2008	2008	2007	2007
	$m	$m	$m	$m

Financial Liabilities
Domestic and foreign borrowings	35,986	34,753	31,295	30,328

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

(a)	The net fair value of financial assets and liabilities, with the exception of borrowings, is reflected by their carrying amounts in the Balance Sheet. The net fair value of borrowings is based on market value derived by NSW Treasury Corporation using market interest rates current at reporting date.

In 2008-09 the State will prepare its financial report in accordance with accounting standard AASB 1049 and the carrying amount of marketable borrowings will be restated to fair value, consistent with Government Finance Statistics principles. This may lead to greater volatility in future results, due to the recognition of market value increments on borrowings through profit or loss.

CREDIT RISK OF FINANCIAL ASSETS

Credit risk arises when there is the possibility of the State’s debtors defaulting on their contractual obligations, resulting in a financial loss to the State. The maximum exposure to credit risk is generally represented by the carrying amount of the financial assets (net of any allowance for impairment).

Credit risk arises from the financial assets of the State, including cash, receivables, and deposits.

The State controls the borrowing and investing powers of its authorities through the Public Authorities (Financial) Arrangement Act. The provision for the Treasurer to schedule authorities under this Act restricts the ability and amount that public authorities can borrow and invest, and directs most authorities to finance only through NSW Treasury Corporation (TCorp). TCorp manages credit risk associated with its financial assets through the selection of counterparties, establishment of minimum credit rating standards, and monitoring of credit utilisation against limits. Agencies with approved investing powers outside of TCorp are restricted to invest in classes of instruments (with varied credit ratings) as scheduled under the Public Authorities (Financial) Arrangement Act.

The State holds various security deposits to the value of $422 million (2007 $483 million). The deposits are generally non interest bearing and are held as security against current or future receivables for the provision of electricity, water and other services.

The State obtains other collateral in relation to securities sold under repurchase agreements and may obtain collateral in relation to securities loaned under its stock lending facility if required by TCorp Board policy. The terms and conditions of the repurchase agreements are governed by standard industry agreements, reflecting current Australian market practice. In the event of default, the State is immediately entitled to offset the cash collateral against the amounts owed by the defaulting counterparty. Cash collateral received for repurchase agreements outstanding at the balance date totalled $186 million (2007 nil).

Credit risk exists for the various classes of financial assets. These comprise financial assets at fair value, cash, and receivables.

Financial Assets at Fair Value

Financial Assets at fair value include fiduciary investments administered by NSW Treasury Corporation (TCorp’s Hour-Glass facilities and managed assets portfolio), securities and placements held by NSW Treasury Corporation, and a small component are other investments held directly by public sector agencies.

The investments within the Hour-Glass facilities are unit holdings in a managed investment pool, and as such, do not give rise to direct credit risk. While their carrying amount is reported within the financial assets at fair value in the table of Credit risk, they generate nil (direct) sensitivity to interest rate credit risk. As the Hour-Glass facilities unit price is sensitive to market price risk, they have been included in the sensitivity analysis under the separate section headed ‘Market Risk’. [Credit risk within the Hour-Glass facilities is managed through TCorp, as trustee contracting with a spread of managers and requiring in their mandates a series of controls over the concentration and credit quality of assets.]

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Managed asset portfolios

NSW Treasury Corporation (TCorp) manages credit risk and interest rate risk exposures applicable to specific fixed-interest investments of the State in accordance with an asset portfolio mandate agreed between the two parties. For this service TCorp receives a fee based on the dollar value of the portfolio, and in some cases a fixed component. The various risks are managed by TCorp within limits stipulated in the portfolio mandate.

Securities and Placements

These comprise bank bills and certificates of deposit, commercial paper, and government and semi-government bonds held by TCorp, mainly to cover the liquidity requirements of the State’s borrowings.

Categorisation of Credit Risk

Fixed-interest holdings are categorised for credit risk by the Standard & Poors (S&P) or Moody’s credit rating applicable to the underlying securities. The amount of securities held must not exceed the limit for the relevant S&P or Moody’s equivalent category. Limits also apply to the amounts that may be held with individual counterparties. To be eligible for investment, counterparties must satisfy minimum credit rating criteria. Monitoring processes ensure that credit rating information is up-to-date and portfolio holdings are maintained within the approved credit limits.

Credit risk applicable to investments is detailed in the tables below.

CONCENTRATION OF CREDIT RISK

							Other
2008	AAA	AA+	AA	AA−	A+	A	Ratings(b)	Total

Credit Rating(a)
Financial Assets at Carrying Amount
Managed Asset Portfolio	2,059	151	177	37	39	19	44	2,526
Securities and Placements	1,446	299	2,679	347	815	—	138	5,724
Derivative Financial Instruments	37	—	80	9	7	—	580	713
Other Financial Assets at Fair Value	—	—	224	—	308	—	522	1,054

	3,542	450	3,160	393	1,169	19	1,284	10,017

Other Off Balance Sheet Adjustments(c)
Stock Lending	—	—	349	243	—	—	—	592
Additional Potential Exposure to Derivatives	28	6	61	42	—	—	—	137
Additional Potential Exposure to Financial Instruments	42	3	34	5	11	—	2	97

	3,612	459	3,604	683	1,180	19	1,286	10,843

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

							Other
2007	AAA	AA+	AA	AA−	A+	A	Ratings(b)	Total

Credit Rating(a)
Financial Assets at Carrying Amount
Managed Asset Portfolio	2,229	132	946	155	39	8	—	3,509
Securities and Placements	1,287	—	1,473	46	1,032	10	95	3,943
Derivative Financial Instruments	24	3	23	13	—	—	874	937
Other Financial Assets at Fair Value	—	—	334	—	296	—	643	1,273

	3,540	135	2,776	214	1,367	18	1,612	9,662

Other Off Balance Sheet Adjustments(c)
Stock Lending	—	186	860	409	—	—	—	1,455
Additional Potential Exposure to Derivatives	14	15	38	8	—	—	3	78
Additional Potential Exposure to Financial Instruments	44	—	17	0	11	—	1	73

	3,598	336	3,691	631	1,378	18	1,616	11,268

(a)	Amounts are assigned to the credit ratings categories based on information provided by individual agencies who use rankings assigned by Standard and Poors (S&P) or Moody’s Investor Services. “AAA”, “AA+”, “AA”, “AA-”, “A+”, “A” displayed in the column headings are ratings categories by S&P that are comparable with “Aaa”, “Aa1”,“Aa2”, “Aa3”, “A1”,“A2” ratings given by Moody’s.

(b)	Short term ratings of A-2 or better, when the counterparty has no long term rating or the long term rating is A or lower. In addition, it includes an amount of $1.1 billion (2007 $1.5 billion) comprising various investments that have no specific rating.

(c)	These items are off balance sheet additional credit exposures.

The State has on loan to the fixed interest market, under T Corp’s stock lending facility, Corporation bonds with a total market value of $592 million (2007: $1,455 million). In the unlikely event of default by the borrower of bonds, the State would obtain ownership of any security pledges held as collateral against stock it has lent. There were no security pledges required to be held as collateral at 30 June 2008 (2007: $360 million).

The other off balance sheet disclosures represent the market value convention for the calculation of credit exposure for derivative financial instruments. This convention is to add to the market value an amount of potential exposure as determined by reference to the length of time to maturity and face value.

Cash

Cash comprises cash on hand, cash invested in the TCorp Hour-Glass Facility, and cash and deposits held at financial institutions. Interest is earned on daily bank balances at published rates. The TCorp Hour-Glass cash facility is discussed in the section headed ‘Market Risk’ as it is affected by market price risk. The credit ratings of the ‘other financial institutions’ holding the non Hour-Glass cash is mainly graded A+ short term and AA long term.

Receivables

Debtors exist for the settlement of services that the State provides across the broad spectrum of its public services. In addition, the State has issued low interest or interest free loans for policy purposes, which are known as advances. Advances receivable include amounts provided for assistance to farmers and for certain transport infrastructure.

Each State agency is responsible for the management and collection of its debtors.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

All trade debtors are recognised as amounts receivable at balance date. Sales are made on terms appropriate to the sector providing the public service. Collectability of trade debtors is reviewed on an ongoing basis. Established procedures are followed to recover outstanding amounts, including letters of demand. Debts which are known to be uncollectible are written off. An allowance for impairment is raised when there is objective evidence that the State will not be able to collect all amounts due. This evidence includes past experience, and current and expected changes in economic conditions and debtor credit ratings.

The annual movement in the allowance for impairment is summarised below.

MOVEMENT IN ALLOWANCE FOR IMPAIRMENT

	2007-08	2006-07
	$m	$m

Opening balance at 1 July	170	168
Amounts written off during the year	(59)	(59)
Amounts recovered during the year	(3)	(2)
Increase/(decrease) in allowance recognised in profit or loss	53	63

Closing balance at 30 June	161	170

The analysis excludes statutory receivables. Therefore, the total will not reconcile to the receivables total in the balance sheet.

The State provides services to a broad spectrum of the New South Wales economy, for example for water, electricity and public housing. Debtors include individual households and commercial business with various credit ratings.

The State is not materially exposed to concentrations of credit risk to a single trade debtor or group of debtors in respect of financial instruments. However, footnote (b) of Note 7 to this financial report discloses information on exposure to a single debtor in respect of statutory receivables, which are not reported within this financial instruments note as AASB 7 excludes them from its definition of financial instruments.

Based on past experience, debtors that are not past due (2008: $3.8 billion; 2007: $3.9 billion) represent 86.8% of the total trade debtors. Information has not been collated for the State on the quantum of debtors which are currently not past due or impaired whose terms have been renegotiated.

The overwhelming majority of amounts past due or impaired relate to the sale of goods and services. Therefore, the following analysis has been prepared for all receivables past due or impaired, and has not been dissected by component receivable.

FINANCIAL INSTRUMENTS PAST DUE OR IMPAIRED

	Past Due But	Considered
	not Impaired	Impaired
	$m	$m

June 2008
Less than three months overdue	267	32
Between three months and six months overdue	83	20
Greater than six months overdue	105	74
June 2007
Less than three months overdue	385	33
Between three months and six months overdue	166	12
Greater than six months overdue	42	100

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Each column in the table reports ‘gross receivables’. The receivables considered impaired can comprise of amounts that are fully or partially impaired.

The ageing analysis excludes statutory receivables, as these are not within the scope of AASB 7 and excludes receivables that are not past due and not impaired. Therefore, the total will not reconcile to the receivables total in the balance sheet.

LIQUIDITY RISK OF LIABILITIES

Liquidity risk is the risk that the State will be unable to meet its payment obligations when they fall due. The State, through its agencies, continuously manages risk through monitoring future cash flows and maturities planning to ensure adequate holding of high quality liquid assets. The objective is to maintain a balance between continuity of funding and flexibility through the use of overdrafts, borrowings and other advances.

During the current and prior years, there were no defaults or breaches on borrowings payable. Footnote (c) in the following table lists the State’s major financial guarantees. In addition, note 26 to this report outlines contingent liabilities in respect of guarantees made to facilitate the provision of certain services, the construction of several infrastructure assets, and guarantees associated with the previous disposal of certain assets. The State’s exposure to liquidity risk is deemed insignificant based on prior periods’ data and current assessment of risk.

Liabilities are recognised for amounts due to be paid in the future for goods or services received, whether or not invoiced. If trade terms are not specified, payment is generally made no later than the end of the month following the month in which an invoice or a statement is received.

In the 2006-07 Total State Sector Accounts, the interest rate risk exposures table presented financial assets and liabilities that agreed to the balance sheet carrying amounts. The 2007-08 Total State Sectors Accounts are prepared in accordance with the new standard AASB 7 Financial Instrument: Disclosures. The Standard requires presentation of exposures prepared using contractual undiscounted cash flows. This comprises loan commitments which include both borrowings at face value and future interest commitments. Therefore, the following table should not be compared with the information published in previous years’ reports. The table below summarises the maturity profile of the State’s financial liabilities, together with the interest rate exposure.

MATURITY ANALYSIS AND INTEREST RATE EXPOSURE OF FINANCIAL LIABILITIES(a)

		Floating	Fixed Interest/Contract Maturity:			Non-
		Interest	1 Year or	1 to 5	Over 5	Interest	Nominal
		Rate	Less	Years	Years	Bearing	Amount
	Notes	2008	2008	2008	2008	2008	2008
		$m	$m	$m	$m	$m	$m

Financial Liabilities
Payables		—	—	—	—	5,963	5,963
Bank overdraft	18	271	—	—	—	—	271
Domestic and foreign borrowings	18	—	7,096	22,419	18,917	—	48,432
Liability to the Commonwealth Government	18	—	8	2	1,392	—	1,402
Finance leases	18	—	101	400	913	—	1,414
Derivative Liabilities(b)	19	—	2,732	802	286	89	3,909
Financial Guarantees(c)		—	—	—	—	—	26

Total Financial Liabilities		271	9,937	23,623	21,508	6,052	61,417

(a)	The amounts disclosed are the contractual undiscounted cash flows of each class of financial liabilities and therefore, will not reconcile to the balance sheet which is based on fair value or amortised cost. The balances presented here include gross finance lease obligations, contractual amounts to be exchanged in a derivative

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

financial instrument for which gross cash flows are exchanged, and gross loan commitments, i.e. borrowings at face value plus future interest commitments. For information on financial guarantees refer to the above narrative on liquidity risk and Note 26 Contingent Liabilities.

(b)	The contract maturity analysis and liquidity risk of derivative liabilities is the best approximation derived from reasonable estimates that were calculated from information sourced from major NSW entities. These balances include estimated interest payments and exclude the impact of offsetting arrangements. These derivative financial instruments are not held for speculative or trading purposes, they are used to hedge exposure to changes in interest rates, foreign exchange rates and commodity prices.

(c)	The State has a number of financial guarantees outstanding at 30 June 2008 with an estimated total value of $26 million. The estimated value was calculated by Ernst & Young based on the remote possibility of any of these guarantees ever being exercised. These guarantees are as follows:

Structured Finance Activities: The State has guaranteed certain payment and performance obligations under cross border leases. The State has a third-party risk for money on deposit with a counterparty. TCorp regularly monitors the risk on behalf of the State. The counterparties have credit standings of from BBB+ to AAA. The credit risk for these activities is $0.3 billion (2007: $0.4 billion).

NEMMCO Guarantees: The State provides a guarantee over electricity related settlement payments made by electricity agencies to the National Electricity Marketing Management Company (NEMMCO) and power generators. Settlement payments are normally four weeks in arrears. The stability and financial integrity of the NEM is underpinned by the by the regulatory framework set out in the National Electricity Code and supported by established risk management procedures administered by NEMMCO including strategies for the management of credit risk. The credit risk for these activities is $1.3 billion (2007: $1.6 billion).

GIO Guarantees: The State provided a guarantee over GIO obligations for insurance policies entered into before its sale in 1992. The State’s guarantee can only be called upon if the existing owners are unable to make payment. This is regarded as extremely unlikely. The credit risk for these guarantees is $0.3 billion (2007: $0.3 billion).

Public Private Partnership Guarantees: The State has guaranteed that five agencies involved in public private partnerships will meet their obligations to pay for finance leases and services provided. These are long term agreements involving significant sums. It is very unlikely that the agencies would cease to pay the finance lease contracts on assets or meet payments for services they require for their operations. The credit risk for these activities is $4.3 billion (2007: $4.3 billion).

		Floating	Fixed Interest Rate Maturing in:			Non-
		Interest	1 Year or	1 to 5	Over 5	Interest	Nominal
		Rate	Less	Years	Years	Bearing	Amount
	Notes	2007	2007	2007	2007	2007	2007
		$m	$m	$m	$m	$m	$m

Financial Liabilities
Payables		—	—	—	—	6,291	6,291
Bank overdraft	18	123	—	—	—	—	123
Domestic and foreign borrowings	18	—	10,232	18,124	12,079	—	40,435
Liability to the Commonwealth Government	18	—	8	—	1,441	—	1,449
Finance leases	18	—	112	350	808	—	1,270
Derivative liabilities(b)	19	—	3,973	1,029	49	754	5,805
Financial Guarantees(c)		—	—	—	—	—	(c	)

Total Financial Liabilities		123	14,325	19,503	14,377	7,045	55,373

(a)	The amounts disclosed are the contractual undiscounted cash flows of each class of financial liabilities and therefore, will not reconcile to the balance sheet which is based on fair value or amortised cost. The balances

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

presented here include gross finance lease obligations, contractual amounts to be exchanged in a derivative financial instrument for which gross cash flows are exchanged, and gross loan commitments, i.e. borrowings at face value plus future interest commitments. For information on financial guarantees refer to the above narrative on liquidity risk and Note 26 Contingent Liabilities.

(b)	The contract maturity analysis and liquidity risk of derivative liabilities is the best approximation derived from reasonable estimates that were calculated from information sourced from major NSW entities. These balances include estimated interest payments and exclude the impact of offsetting arrangements.

(c)	Refer to Note (c) in the 2008 table on the previous page for information on financial guarantees.

MARKET RISK

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. The State’s exposures to market risk are primarily through

•	interest rate risk on the State’s borrowings and investments,

•	price risks associated with the movement in the unit price of the Hour-Glass Investment Facilities,

•	electricity and other price risks that affect specific revenue and expenses, and

•	foreign exchange risk that could affect borrowings and the value of overseas purchases.

For interest rate risk and Hour-Glass price risk the effect on profit and equity due to a reasonably possible change in risk variable is outlined in the information below. A reasonably possible change in risk variable has been determined after taking into account the economic environment in which the State operates and the time frame for the assessment (i.e. until the end of the next annual reporting period). The sensitivity analysis is based on risk exposures in existence at the balance sheet date. The analysis is performed on the same basis for 2007. The analysis assumes that all other variables remain constant.

Interest Rate Risk

Exposure to interest rate risk arises primarily through the State’s interest bearing assets and liabilities. This risk is minimised by undertaking mainly fixed rate borrowings and entering fixed interest deposits, primarily through NSW Treasury Corporation (TCorp).

TCorp manages the debt portfolio of the Crown, the Roads and Traffic Authority and a majority of the State’s commercial entities. A small number of other commercial entities engage private sector financial institutions to manage, or advise on the management of their debt portfolios, or manage their own portfolios.

The Treasury’s Debt Management Policy requires that entities with significant debt portfolios manage the portfolio against a benchmark portfolio. This benchmark portfolio reflects the risk and return preferences of the individual entities. The debt manager must ensure that the average maturity of the actual debt portfolio is within an agreed range of the benchmark portfolio. In order to achieve this, TCorp uses derivatives, primarily interest rate futures, to manage the duration and maturity profile of the managed asset portfolio within specified tolerance limits.

The State’s exposure to interest rate risk is set out in the table below. The Interest Rate Risk Table reports the estimated sensitivity of a one per cent movement in interest rates to the operating result of the State. The value of the State’s ‘available-for-sale’ investments that are directly adjusted to equity is negligible.

Therefore, for the financial instruments in the table, a change in interest rates would affect the operating result, and not be adjusted directly to equity.

A reasonably possible change of +/- 1% is used, consistent with current trends in interest rates. The basis will be reviewed annually and amended where there is a structural change in the level of interest rate volatility.

[The Hour-Glass Cash and Investment facilities are managed funds, and are affected by market price risk and not by interest risk. A separate sensitivity analysis is provided in the ‘Market Risk’ disclosures of this note.]

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

INTEREST RATE RISK — SENSITIVITY ANALYSIS

		(1)%		1%
	Carrying	Surplus/		Surplus/
	Amount	(Deficit)(a)	Equity(b)	(Deficit)(a)	Equity(b)
	$m	$m	$m	$m	$m

2008
Financial Assets
Cash and cash equivalents(c)	4,913	(24)	—	24	—
Receivables	4,217	—	—	—	—
Financial assets at fair value
Held or administered by T Corp(d)	10,879	114	—	(114)	—
Other Financial Assets(e)	1,054	(5)	—	5	—
Derivative assets	713	(7)	—	7	—
Financial Liabilities
Bank overdraft	271	3	—	(3)	—
Payables	5,963	—	—	—	—
Borrowings — issued by T Corp(f)	35,780	14	—	(14)	—
Borrowings — other(e)	1,763	2	—	(2)	—
Derivative Liabilities(g)	1,324	—	—	—	—
2007
Financial Assets
Cash and cash equivalents(c)	4,320	(20)	—	20	—
Receivables	4,428	—	—	—	—
Financial assets at fair value
Held or administered by T Corp(d)	10,130	84	—	(84)	—
Other Financial Assets(e)	1,273	(7)	—	7	—
Derivative assets	937	(9)	—	9	—
Financial Liabilities
Bank overdraft	123	1	—	(1)	—
Payables	6,291	—	—	—	—
Borrowings — issued by T Corp(f)	30,915	15	—	(15)	—
Borrowings — other(e)	1,793	4	—	(4)	—
Derivative Liabilities(g)	3,939	—	—	—	—

(a)	A decrease (increase) of one percentage point in interest rates on variable financial instruments at reporting date would have increased (decreased) the surplus or deficit by the amounts shown. This analysis assumes that fixed rate instruments held at 30 June will be reinvested upon maturity in fixed (and not floating) rate instruments, and all other variables remain constant. Where the carrying amount is impacted, this amount is multiplied by +/- 1%.

(b)	Financial instruments are not considered available for sale or held for sale items as they are not held for speculative purposes. Financial assets at fair value are classified as held for trading, or, designated and effective hedging instruments. Financial liabilities measured at amortised cost are classified as held for trading, or, designated and effective hedging instruments.

Therefore, the potential impact of interest rate fluctuations for these financial instruments will be taken directly to the profit or loss and not directly to equity.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

(c)	Excludes interest rate sensitivity of the cash and cash equivalents that are held in the T Corp Hour-Glass portfolio. The cash and cash equivalents of the Hour-Glass portfolio are subject to the overall risks of that facility and are reported in a separate table.

(d)	These balances comprise short term securities and placements held with T Corp at fixed interest rates and Hour-Glass investments managed by T Corp. The risks associated with the Hour-Glass are reported separately under the ‘Market Risk’ section of this note.

(e)	This balance represents items that are subject to floating or fixed interest rates that are not held with T Corp. Where the underlying financial instrument has a fixed interest rate, it is considered that there will be no impact from interest rate changes until such time as the instrument matures and the terms and conditions of its lodgement are renegotiated. Therefore, for these financial instruments, a change in interest rate would not affect profit or loss, or equity reported at 30 June.

(f)	Borrowings issued by T Corp include variable and fixed rate instruments. The overall risks associated with these T Corp administered holdings of financial liabilities are disclosed in the narrative on ‘Market Risk’.

(g)	Derivative liabilities are considered non-interest bearing due to their nature. Therefore, changes in interest rates at reporting date would not affect profit or loss.

The above table has been prepared using the assumption that only floating rate instruments directly affect the operating result, due to a change in interest rate.

The table shows that interest rate risk at 30 June 2008 would not significantly and directly affect the operating result in an immediate sense, as the majority of financial instruments were at a fixed interest rate. However, interest rate changes could affect operating results to a greater extent as time progresses, and existing fixed rate instruments also mature or are rolled over into replacement instruments (fixed or floating rate), which can be affected by future changes to interest rates.

PRICE RISK

The State’s main exposures to price risk result from changes in market prices of its Hour-Glass managed fund facilities, and through changes in the spot price for electricity purchases and sales, within the National Electricity Market

The State has no significant direct equity marketable investments. So, aside from Hour-Glass managed funds, there are no other significant financial instruments that are affected by changes in share prices. However, refer to note 20 Provisions for information on superannuation liabilities which can be affected by changes in share and other prices, but do not meet the definition of ‘financial instruments’ for the purposes of this Note, and so are excluded from the following analysis.

NSW Treasury Corporation (TCorp) Hour-Glass Facilities

The State holds units in the following Hour-Glass investment trusts, which are held for strategic rather than trading purposes. The facilities comprise a series of managed funds which are subject to volatility in their unit prices.

Each facility comprises a different underlying type of investment, with associated risks and investment horizons.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

HOUR-GLASS FACILITIES

			2008	2007
			$m	$m

Facility	Investment Sectors	Investment Horizon
Cash	Cash, money market instruments	Up to 1.5 years (pre-June 2008 — Up to 2 years)	2,469	2,275
Strategic cash	Cash, money market and other interest rate instruments	1.5 years to 3 years	49	—
Bond Market (closed June 2008)	Cash, money market instruments, Australian bonds	2 years to 4 years	—	66
Medium Term growth	Cash, money market instruments, Australian and International bonds, listed property, Australian and international shares	3 years to 7 years (pre-June 2008 — 4 years to 7 years)	201	383
Long Term growth	Cash, money market instruments, Australian and international bonds, listed property, Australian and international shares	7 years and over	859	1,048
Treasury Managed Fund (Hour Glass facility)	Cash, money market instruments, International bonds, listed property, Australian and international shares	Long Term	2,473	2,563

The State’s Hour Glass Facilities			6,051	6,335

The unit price of each facility is equal to the total fair value of the net assets held by the facility divided by the number of units on issue for that facility. Unit prices are calculated and published daily.

TCorp is trustee for each of the above facilities and is required to act in the best interest of the unitholders and to administer the trusts in accordance with the trust deeds. As trustee, TCorp has appointed external managers to manage the performance and risks of each facility in accordance with a mandate agreed by the parties. However, TCorp acts as manager for part of the Cash Facility and for the Strategic Cash Facility. A significant portion of the administration of the facilities is outsourced to an external custodian.

Investment in the Hour-Glass facilities limits the State’s exposure to risk, as it allows diversification across a pool of funds with different investment horizons and a mix of investments.

The following table provides sensitivity analysis information for each of the Hour-Glass facilities, using historically based volatility information collected over a ten year period, quoted at two standard deviations (i.e. 95% probability).

The TCorp Hour-Glass Investment facilities are designated at fair value through profit or loss and therefore any change in unit price impacts directly on profit (rather than equity). A reasonably possible change is based on the percentage change in unit price (as advised by TCorp) multiplied by the redemption value as at 30 June each year for each facility.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

PRICE RISK SENSITIVITY ANALYSIS OF THE HOUR-GLASS INVESTMENT FACILITIES

	Change in
Facility	Unit Price	2008	2007
		$m	$m

Cash	+/−1.0%	25	23
Strategic Cash(a)	+/−2.0%	1	—
Bond Market(a)	+/−5.0%	—	3
Medium Term Growth	+/−7.5%	15	29
Long Term Growth	+/−15.0%	129	157
Treasury Managed Fund Facility	+/−17.5%	433	449

(a)	The Bond Market Facility was replaced by the Strategic Cash Facility in June 2008.

The table above shows that the State’s dollar exposure to Hour-Glass unit price risk can be significant, particularly for its holdings in the Long-Term and Treasury Managed Fund Facilities. Both of these facilities are underpinned by heavier weightings in share and property growth assets. It should be expected that while there can short term volatility in annual returns, they will return higher long term returns than the Cash or Strategic Cash facilities. In particular, the Treasury Managed Fund investments are held beyond the short term to reflect the payment horizon for insurance claims, which can extend beyond a few years.

Electricity Price Risk

The State is exposed to electricity price and revenue risk through purchases and sales within the National Electricity Market (NEM). State owned generators and retail suppliers sell and purchase electricity through the NEM to meet customer load requirements. Price risk arises from the sale and purchase of electricity at variable pool prices through the NEM. It is the responsibility of the boards of the state owned generators and retail suppliers to use a combination of risk management tools such as swaps, options and futures contracts transacted with market participants and energy trading operators to hedge the customer load and control exposure to NEM pool prices.

Trading is performed under board approved mandates which permit active portfolio management within regularly monitored risk limits. The limits consider measurements of ‘cashflow at risk’ and ‘earnings at risk’, accompanied by volumetrics position analysis. As the energy purchases and sales are managed on a daily basis by the six individual boards that represent these State owned participants, and each participant operates on its own forward price curve estimate, information has not been collated, which enables an estimate of the overall impact of price volatility on the net position of the State. However, information will be published on the impact of price volatility as it affects each of the State’s retail generators and retail suppliers in notes to their individual financial reports.

FOREIGN EXCHANGE RISK

The State, through its consolidated entities has policies and procedures in place, and utilises foreign exchange derivatives to ensure that it has no material exposure to changes in foreign exchange rates.

Borrowings

In order to achieve the most cost effective funding of the State’s debt, NSW Treasury Corporation conducts a number of debt issues in foreign currencies in foreign capital markets.

Foreign exchange risk, arising from offshore borrowings undertaken in foreign currencies to fund Australian dollar assets, is covered by entering into Australian cross-currency swaps.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Managed asset portfolios

During the year some investments in the managed fixed asset facility may be denominated in currencies other than Australian Dollars. TCorp is required to effectively hedge that currency exposure as and when it arises. It fully hedges all foreign currency exposure for international fixed interest and listed property unit trust investments and foreign currency denominated bond investments. As at 30 June 2008, the State had no transactional or structural currency exposures associated with these portfolios. (2007 $nil)

Other Purchase and Sale Commitments

In addition, a number of entities in the NSW Public Sector enter into forward foreign exchange contracts to hedge certain purchase and sale commitments entered into in the normal course of business.

These contracts cover the purchase of capital equipment and supplies for state electricity. water, transport and waste authorities.

The following table list the value of these forward foreign exchange contracts as denominated in their foreign currency.

PURCHASE AND SALE COMMITMENT CONTRACTS DENOMINATED IN THEIR FOREIGN CURRENCY

	2008	2007
	In Foreign	In Foreign
Buy Currency	Currency	Currency
	Millions	Millions

Swiss Franc	121	124
Euro	59	151
Korean Won	57,245	—
United States Dollar	39	70
Singapore Dollars	19	—
Japanese Yen	861	383
United Kingdom Pounds	1	—

The foreign currency risk is not considered material in terms of a possible impact on profit or loss and total equity and, as such, a sensitivity analysis has not been completed. The total exposure in Australian dollars is estimated at $343 million (2007 $444 million).

30.	DISCONTINUING OPERATIONS

There were no material discontinuing operations to report for 2007-08 and 2006-07.

31.	DISAGGREGATED FINANCIAL STATEMENTS

Assets, liabilities, revenues and expenses that are reliably attributable to each broad sector of activities of the Government are set out below. The broad sectors have been determined in accordance with the Government Finance Statistics Standards of the Australian Bureau of Statistics.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

For the purpose of this disclosure, effects of transactions and balances between sectors have not been eliminated, but those between entities within each sector have been eliminated.

Pursuant to National Competition Policy, the Government has implemented a National Tax Equivalents Regime (NTER) for Public Trading Enterprises and some General Government agencies.

Tax effect accounting principles have therefore been adopted by all agencies, which are part of the National Tax Equivalents Regime. On consolidation, all NTER related income tax entries are eliminated for the Total State Sector Accounts.

The 2006-07 comparative year columns in the following tables have been restated for any corrections of errors and changes in accounting policies, for consistency with the 2007-08 presentation.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

THE NSW TOTAL STATE SECTOR ACCOUNTS DISAGGREGATED

STATEMENT OF REVENUE AND EXPENSES FOR THE YEAR ENDED
30 JUNE 2008

	General Government		Public Trading Enterprises		Public Financial Enterprises		Eliminations		Total State Sector
	2007-08	2006-07	2007-08	2006-07	2007-08	2006-07	2007-08	2006-07	2007-08	2006-07
	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m

REVENUES
State Revenues
Taxation	18,548	17,697	—	—	—	—	(756)	(428)	17,792	17,269
Commonwealth Grants	19,520	17,752	9	—	—	—	—	—	19,529	17,752
Financial Distribution	2,020	1,953	—	—	—	—	(2,020)	(1,953)	—	—
Fines, Regulatory Fees and Other	1,365	1,195	—	—	—	—	—	1	1,365	1,196

Total State Revenues	41,453	38,597	9	—	—	—	(2,776)	(2,380)	38,686	36,217

Operating Revenues
Sale of Goods and Services	3,614	3,307	13,208	11,996	323	156	(752)	(546)	16,393	14,913
Investments	(151)	1,335	246	285	2,415	1,878	(1,890)	(1,760)	620	1,738
Grants and Contributions	1,114	1,021	3,962	4,647	6	9	(3,664)	(4,364)	1,418	1,313
Other	442	463	408	383	—	—	(21)	(19)	829	827

Total Operating Revenues	5,019	6,126	17,824	17,311	2,744	2,043	(6,327)	(6,689)	19,260	18,791

EXPENSES EXCLUDING LOSSES
Employee Benefits
— Superannuation	2,374	2,573	212	154	1	1	—	—	2,587	2,728
— Other	20,365	18,773	3,750	3,476	13	12	(240)	(217)	23,888	22,044
Other Operating	9,508	8,795	7,046	6,203	253	46	(792)	(287)	16,015	14,757
Depreciation and Amortisation	2,466	2,308	2,249	2,155	3	1	—	—	4,718	4,464
Grants and Subsidies	10,415	10,268	196	195	—	—	(4,056)	(4,756)	6,555	5,707
Finance Costs	1,319	1,289	1,203	1,082	2,000	1,837	(1,997)	(1,834)	2,525	2,374

Total Expenses	46,447	44,006	14,656	13,265	2,270	1,897	(7,085)	(7,094)	56,288	52,074

OTHER NET INCOME
Net Gain/(Loss) on Disposals	52	22	68	(22)	—	—	(9)	—	111	—
Other Net Gains/(Losses)	(3,266)	3,179	(343)	(31)	(67)	(71)	9	23	(3,667)	3,100
Share of Earnings from Equity Investments	48	9	1	33	—	—	—	—	49	42

SURPLUS/(DEFICIT) FOR THE YEAR	(3,141)	3,927	2,903	4,026	407	75	(2,018)	(1,952)	(1,849)	6,076

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

THE NSW TOTAL STATE SECTOR ACCOUNTS DISAGGREGATED

BALANCE SHEET
AS AT 30 JUNE

	General Government		Public Trading Enterprises		Public Financial Enterprises		Eliminations		Total State Sector
	2008	2007	2008	2007	2008	2007	2008	2007	2008	2007
	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m

Current Assets
Cash and Cash Equivalent Assets	2,299	2,438	2,063	1,675	697	387	(146)	(180)	4,913	4,320
Receivables	4,488	4,294	2,053	2,976	853	830	(2,330)	(2,622)	5,064	5,478
Financial Assets at Fair Value	741	910	588	965	10,084	11,024	(5,813)	(8,365)	5,600	4,534
Investments Accounted for Using the Equity Method	—	—	—	—	—	—	—	—	—	—
Inventories	145	152	597	526	—	—	—	—	742	678
Other	10	—	214	288	—	—	—	—	224	288
Non-Current Assets Held for Sale	144	208	49	187	—	—	—	—	193	395

Total Current Assets	7,827	8,002	5,564	6,617	11,634	12,241	(8,289)	(11,167)	16,736	15,693

Non-Current Assets
Receivables	7,869	7,962	797	1,881	—	20	(7,015)	(8,336)	1,651	1,527
Financial Assets at Fair Value	5,336	6,258	233	276	26,590	20,883	(25,113)	(19,611)	7,046	7,806
Investments Accounted for Using the Equity Method	1,622	1,519	—	—	—	—	—	—	1,622	1,519
Inventories	21	22	360	411	—	—	—	—	381	433
Property, Plant and Equipment
Land and Buildings	48,249	46,422	42,606	40,468	4	5	—	—	90,859	86,895
Plant and Equipment	6,910	6,701	4,013	3,827	3	2	—	—	10,926	10,530
Infrastructure Systems	44,445	38,476	50,345	43,813	—	—	—	—	94,790	82,289
Investment Properties	298	312	1,248	1,088	—	—	—	—	1,546	1,400
Forestry Stock and Other Biological Assets	7	6	1,512	1,403	—	—	—	—	1,519	1,409
Intangibles	696	545	1,071	1,024	3	2	—	—	1,770	1,571
Other	1,319	1,194	45	67	—	—	(37)	(8)	1,327	1,253

Total Non-Current Assets	116,772	109,417	102,230	94,258	26,600	20,912	(32,165)	(27,955)	213,437	196,632

TOTAL ASSETS	124,599	117,419	107,794	100,875	38,234	33,153	(40,454)	(39,122)	230,173	212,325

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	General Government		Public Trading Enterprises		Public Financial Enterprises		Eliminations		Total State Sector
	2008	2007	2008	2007	2008	2007	2008	2007	2008	2007
	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m

Current Liabilities
Payables	3,222	3,103	2,835	3,373	741	1,015	(645)	(1,060)	6,153	6,431
Borrowings at Amortised Cost	2,270	3,826	2,539	2,464	4,316	7,050	(4,911)	(6,400)	4,214	6,940
Derivatives at Fair Value	—	—	332	2,073	607	738	(46)	—	893	2,811
Provisions	8,519	8,116	3,525	3,247	53	53	(1,629)	(1,508)	10,468	9,908
Other	380	328	284	258	1	1	(47)	(32)	618	555
Liabilities Directly Associated with Assets Held for Sale	—	—	—	—	—	—	—	—	—	—

Total Current Liabilities	14,391	15,373	9,515	11,415	5,718	8,857	(7,278)	(9,000)	22,346	26,645

Non-Current Liabilities
Borrowings at Amortised Cost	11,746	9,772	16,818	14,267	31,804	24,248	(26,768)	(22,394)	33,600	25,893
Derivatives at Fair Value	—	—	146	910	294	229	(9)	(11)	431	1,128
Provisions	22,797	19,720	6,361	6,251	274	50	(5,741)	(5,953)	23,691	20,068
Other	2,807	3,930	808	745	—	—	(658)	(1,764)	2,957	2,911

Total Non-Current Liabilities	37,350	33,422	24,133	22,173	32,372	24,527	(33,176)	(30,122)	60,679	50,000

TOTAL LIABILITIES	51,741	48,795	33,648	33,588	38,090	33,384	(40,454)	(39,122)	83,025	76,645

NET ASSETS	72,858	68,624	74,146	67,287	144	(231)	—	—	147,148	135,680

Equity
Reserves	42,360	35,797	33,722	28,026	—	—	—	—	76,082	63,823
Accumulated Funds	30,489	32,813	40,409	39,245	144	(231)	—	—	71,042	71,827
Amounts Recognised Directly in Equity Relating to Assets Held for Sale	9	14	15	16	—	—	—	—	24	30

TOTAL EQUITY	72,858	68,624	74,146	67,287	144	(231)	—	—	147,148	135,680

32  DETAILS OF CONSOLIDATED ENTITIES

The Total State Sector comprises the following entities and the entities that they control. Unless stated otherwise (below) the government has a full ownership interest in the controlled entities. Data was not consolidated for a number of small entities controlled by the state government (identified below with an asterisk) as they are not considered material for whole-of-government purposes. For completeness, they have been listed below as part of the government reporting entity.

Only two controlled entities have reporting dates dissimilar to the 30 June Total State Sector Accounts reporting date. The reporting dates for the Sydney Cricket and Sports Ground Trust (28 February) and the Parramatta Stadium Trust (31 December) are different as they are aligned to the sporting year associated with their primary activities. It is considered impracticable and not material to the results and financial position of the Total State Sector Accounts to attempt to align the two Trusts’ reporting periods to 30 June. Accordingly the annual financial results of these two trusts for their previous year (ending February and December respectively) have been consolidated into the 30 June based Total State Sector Accounts.

General Government Sector Agencies	Aboriginal Housing Office ANZAC Memorial Building Trustees(*)
Art Gallery of NSW Foundation(*)
Art Gallery of New South Wales

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Attorney General’s Department
Audit Office of New South Wales
Australian Museum

Board of Vocational Education and Training(*)
Building and Construction Industry Long Service Leave Payments Corporation
Building Insurers Guarantee Corporation(*)

Cancer Institute NSW
Casino Control Authority
Catchment Management Authorities (all CMAs)
CB Alexander Foundation(*)
Centennial Park and Moore Park Trust
Chipping Norton Lakes Authority(*)
Community Relations Commission
Consolidated Fund
Crown Entity
Crown Leaseholds Entity
Crown Property Portfolio

Dams Safety Committee(*)
Department of Aboriginal Affairs
Department of Ageing, Disability and Home Care
Department of the Arts, Sport and Recreation
Department of Commerce
Department of Community Services
Department of Corrective Services
Department of Education and Training
Department of Environment and Climate Change
Department of Health
Department of Juvenile Justice
Department of Lands
Department of Local Government
Department of Planning
Department of Premier and Cabinet
Department of Primary Industries
Department of Rural Fire Service
Department of State and Regional Development
Department of Water and Energy

Election Funding Authority of New South Wales(*)
Electricity Tariff Equalisation Ministerial Corporation
Environmental Protection Authority(*)
Environmental Trust

Farrer Memorial Research Scholarship Fund(*)
Festival Development Corporation(*)

Game Council of New South Wales(*)
Greyhound and Harness Racing Regulatory Authority(*)
Growth Centres Commission

Health Care Complaints Commission
Health Foundation of NSW(*)
Historic Houses Trust of New South Wales
Home Care Service of New South Wales
Home Purchase Assistance Fund
Hunter Development Corporation

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Independent Commission Against Corruption
Independent Pricing and Regulatory Tribunal
Independent Transport Safety and Reliability Regulator
Institute of Sport (NSW)(*)
Institute of Teachers(*)
Internal Audit Bureau(*)

Judicial Commission of New South Wales

Lake Illawarra Authority(*)
Land and Property Information New South Wales
Legal Aid Commission of New South Wales
Lord Howe Island Board(*)
Liability Management Ministerial Corporation
Luna Park Reserve Trust

Marine Parks Authority(*)
Mines Subsidence Board(*)
Minister Administering Environmental Planning and Assessment Act (incorporating Sydney Region Development Fund and Land Development Contribution Fund)
Ministry for Police
Ministry of Transport
Motor Accidents Authority
Museum of Applied Arts and Sciences

Natural Resources Commission
New South Wales Adult Migrant Education Service(*)
New South Wales Businesslink
New South Wales Crime Commission
New South Wales Electoral Commission
New South Wales Film and Television Office
New South Wales Fire Brigades
New South Wales Food Authority
New South Wales Self Insurance Corporation
New South Wales Maritime Authority
New South Wales Medical Board(*)
New South Wales Police

Office for Children
Office of Protective Commissioner and Public Guardian(*)
Office of the Board of Studies
Office of the Director of Public Prosecutions
Office of the Motor Accidents Authority
Office of the WorkCover Authority
Office of Transport Safety Investigations
Ombudsman’s Office

Parramatta Park Trust(*)
Police Integrity Commission
Psychiatry Institute of NSW(*)
Public Trust Office — Administration

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Redfern — Waterloo Authority
Rental Bond Board
Roads and Traffic Authority
Royal Botanic Gardens and Domain Trust
Rural Assistance Authority

Sporting Injuries Committee(*)
State Council of Rural Lands Protection Boards(*)
State Emergency Service
State Library of New South Wales
State Property Authority
State Records Authority
State Sports Centre Trust
Superannuation Administration Corporation
Sydney Olympic Park Authority

Technical Education Trust Fund(*)
The Legislature
The Sequicentenary of Responsible Government Trust(*)
Treasury

Upper Parramatta River Catchment Trust(*)

Vocational Education and Training Accreditation Board(*)

Western Sydney Parklands Trust
Wild Dog Destruction Board(*)
WorkCover Authority
Workers Compensation (Dust Diseases) Board
World Youth Day Co-ordination Authority

Public Trading Enterprises	City West Housing Pty Ltd Cobar Water Board(*)
Country Energy
Crown Entity — Trading Activities

Delta Electricity
Department of Housing — Land and Housing Corporation

EnergyAustralia
Eraring Energy
Events New South Wales Pty Ltd

Forests New South Wales

Hunter Water Corporation

Integral Energy

Jenolan Caves Reserves Trust(*)

Landcom

Macquarie Generation

Newcastle International Sports Centre Trust(*)
Newcastle Port Corporation
Newcastle Showground and Exhibition Trust(*)
New South Wales Lotteries Corporation

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Parramatta Stadium Trust
Port Kembla Port Corporation
Public Transport Ticketing Corporation

Rail Corporation New South Wales
Rail Infrastructure Corporation
Residual Business Management Corporation

State Rail Residual Holding Authority
State Transit Authority
State Water
Sydney Catchment Authority
Sydney Cricket Ground and Sports Ground Trust
Sydney Ferries
Sydney Harbour Foreshore Authority
Sydney Opera House
Sydney Ports Corporation
Sydney Water Corporation
Sydney 2009 World Masters Games Organising Committee

Teacher Housing Authority
Transport Infrastructure Development Corporation
TransGrid

Waste Recycling and Processing Corporation (WSN Environmental Solutions)
Wentworth Park Sporting Complex Trust(*)
Wollongong Sports Ground Trust
Zoological Parks Board

Public Financial Enterprises	Fair Trading Administration Corporation

FANMAC Trusts (a)

Lifetime Care and Support Authority

New South Wales Treasury Corporation

(*) Data was not consolidated for a number of small entities controlled by the state government as they are not considered material for whole-of-government purposes. For completeness, they have been listed above as part of the government reporting entity.

(a) The bonds issued by FANMAC Trusts are 100% held by Home Purchase Assistance Fund.

End of Audited Financial Report